                                                                      Exhibit 2

                              ACQUISITION AGREEMENT

                                      among

                          GLENAYRE TECHNOLOGIES, INC.,

                              WAI ACQUISITION CORP.

                                       and

                              WIRELESS ACCESS, INC.




                           Dated as of October 1, 1997











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                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS AND CERTAIN RULES OF CONSTRUCTION.....................1
         1.1      DEFINITIONS................................................1
         1.2      CERTAIN RULES OF CONSTRUCTION..............................7

ARTICLE 2  THE MERGER........................................................7
         2.1      THE MERGER.................................................7
         2.2      THE CLOSING................................................7
         2.3      EFFECTIVE TIME.............................................8

ARTICLE 3 ARTICLES OF INCORPORATION AND BYLAWS AND OFFICERS
                  AND DIRECTORS OF THE SURVIVING CORPORATION.................8
         3.1      ARTICLES OF INCORPORATION..................................8
         3.2      BYLAWS.....................................................8
         3.3      DIRECTORS..................................................8
         3.4      OFFICERS...................................................8

ARTICLE 4  CONVERSION OF WIRELESS CAPITAL STOCK; WIRELESS
                 WARRANTS; WIRELESS STOCK OPTIONS; OTHER MATTERS.............8
         4.1      CONVERSION OF WIRELESS CAPITAL STOCK.......................9
         4.2      WIRELESS WARRANTS.........................................10
         4.3      EXCHANGE OF CERTIFICATES AND OTHER AGREEMENTS.............10
         4.4      WIRELESS STOCK OPTIONS....................................11
         4.5      WITHHOLDING RIGHTS........................................12
         4.6      DISSENTING SHARES.........................................12
         4.7      TRANSACTION EXPENSES......................................13
         4.8      ESCROW....................................................13
         4.9      APPLICATION OF ESCROW TO A LOSS...........................14
         4.10     SHAREHOLDER REPRESENTATIVE................................16

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF WIRELESS.......................20
         5.1      ORGANIZATION AND QUALIFICATION............................20
         5.2      ARTICLES OF INCORPORATION; BYLAWS; MINUTE BOOKS...........20
         5.3      CAPITALIZATION............................................20
         5.4      AUTHORITY RELATIVE TO THIS AGREEMENT......................21
         5.5      NO CONFLICT; REQUIRED FILINGS AND CONSENTS................21
         5.6      OTHER INTERESTS...........................................22
         5.7      FINANCIAL STATEMENTS......................................22
         5.8      SUBSEQUENT EVENTS.........................................22
         5.9      TAX MATTERS...............................................23
         5.10     EMPLOYEES AND FRINGE BENEFIT PLANS........................24
         5.11     TITLE TO ASSETS...........................................26
         5.12     CONDITION OF TANGIBLE ASSETS..............................28
         5.13     LEASES....................................................31

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         5.14     ARMS-LENGTH TRANSACTIONS..................................31
         5.15     LAWFULLY OPERATING........................................31
         5.16     NO LITIGATION.............................................31
         5.17     LABOR MATTERS.............................................31
         5.18     BROKERS...................................................32
         5.19     BANK ACCOUNTS.............................................32
         5.20     INSURANCE.................................................32
         5.21     WARRANTY AND PRODUCT LIABILITY MATTERS....................32
         5.22     WARRANTY, REPURCHASE AND OTHER SERVICE OBLIGATIONS........32
         5.23     CUSTOMERS AND SUPPLIERS...................................33
         5.24     GUARANTEES................................................33
         5.25     DEVELOPMENT OF ACCESSMATE AND ACCESSLINK II...............33
         5.26     FULL DISCLOSURE...........................................33

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF GLENAYRE AND
                  MERGER SUB................................................33
         6.1      ORGANIZATION AND QUALIFICATION............................33
         6.2      CERTIFICATE OF INCORPORATION AND BYLAWS...................34
         6.3      CAPITALIZATION............................................34
         6.4      AUTHORITY RELATIVE TO THIS AGREEMENT......................34
         6.5      NO CONFLICT; REQUIRED FILINGS AND CONSENTS................34
         6.6      SEC REPORTS...............................................35
         6.7      ABSENCE OF CERTAIN CHANGES OR EVENTS......................35
         6.8      BROKERS...................................................35

ARTICLE 7  COVENANTS........................................................36
         7.1      COVENANTS OF GLENAYRE AND WIRELESS........................36
         7.2      COVENANTS OF WIRELESS.....................................36
         7.3      COVENANT OF GLENAYRE AND MERGER SUB.......................40
         7.4      INDEMNIFICATION OF WIRELESS OFFICERS AND DIRECTORS........40
         7.6      CERTAIN BENEFIT PLANS.....................................41
         7.7      RELOCATION................................................41

ARTICLE 8  CONDITIONS.......................................................41
         8.1      CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT
                  THE MERGER................................................41
         8.2      CONDITIONS TO OBLIGATION OF WIRELESS TO
                  EFFECT THE MERGER.........................................42
         8.3      CONDITIONS TO OBLIGATION OF GLENAYRE
                 AND MERGER SUB TO EFFECT THE MERGER........................43

ARTICLE 9  INDEMNIFICATION..................................................44
         9.1      INDEMNIFICATION...........................................44
         9.2      NOTICE....................................................45
         9.3      DEFINITION OF LOSS OR LOSSES..............................45
         9.4      LOSS FROM DELAYED DEVELOPMENT OF ACCESSMATE
                  AND ACCESSLINK II.........................................45

ARTICLE 10  TERMINATION.....................................................46
         10.1     TERMINATION BY MUTUAL CONSENT.............................46
         10.2     TERMINATION BY EITHER GLENAYRE OR WIRELESS................46
         10.3     TERMINATION BY WIRELESS...................................46
         10.4     TERMINATION BY GLENAYRE...................................46
         10.5     EFFECT OF TERMINATION AND ABANDONMENT.....................47
         10.6     EXTENSION; WAIVER.........................................47

ARTICLE 11  GENERAL PROVISIONS..............................................47
         11.1     EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES...........48
         11.2     NOTICES...................................................48
         11.3     ASSIGNMENT; BINDING EFFECT; BENEFIT.......................49
         11.4     ENTIRE AGREEMENT; AMENDMENT TO NDA........................49
         11.5     AMENDMENT.................................................49
         11.6     GOVERNING LAW.............................................50
         11.7     COUNTERPARTS..............................................50
         11.8     WAIVERS...................................................50
         11.9     SEVERABILITY..............................................50

                                   ATTACHMENT



Attachment A                   Shareholder Representative Fee Schedule




                                    EXHIBITS



Exhibit A              Agreement of Merger
Exhibit B              Transmittal Letter
Exhibit C              Warrant Termination Agreement
Exhibit D              Escrow Agreement
Exhibit E              Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.
Exhibit F              Opinion of Wilson Sonsini Goodrich & Rosati
Exhibit G              Employment Agreement
Exhibit H              Forms of Noncompetition Agreement

                             ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (this "Agreement") is executed as of October 1, 1997, by and among GLENAYRE TECHNOLOGIES, INC., a Delaware corporation ("Glenayre"), WAI ACQUISITION CORP., a newly formed California corporation and wholly-owned subsidiary of Glenayre ("Merger Sub"), and WIRELESS ACCESS, INC., a California corporation ("Wireless").

                              STATEMENT OF PURPOSE

         The Boards of Directors of Glenayre, Merger Sub and Wireless each have determined that a business combination pursuant to which Merger Sub will merge with and into Wireless and Wireless will become a wholly-owned subsidiary of Glenayre is in the best interests of the respective corporations and their shareholders, and accordingly have approved this merger upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                  DEFINITIONS AND CERTAIN RULES OF CONSTRUCTION


         1.1 DEFINITIONS. In addition to any other terms defined elsewhere in this Agreement, including any Exhibit hereto (unless such Exhibit provides for a different definition), as used herein, the following terms shall have the following meanings:

         "Agreement of Merger" means the Agreement of Merger substantially in the form of Exhibit A hereto.

         "August 31, 1997 Balance Sheet" is defined in Section 5.11(c).

         "Blue Sky Laws" means state securities Laws or "blue sky" Laws.

         "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of North Carolina.

         "CGCL" means the California General Corporation Law, as amended.

         "Closing" means the consummation of the Merger.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Disclosure Schedules" means the Disclosure Schedules dated the date of this Agreement and delivered contemporaneously herewith.

         "Dissenter Payment" is defined in Section 4.6(a).

         "Dissenting Shares" is defined in Section 4.6(a).

         "Effective Time" is defined in Section 2.3.

         "Employment Agreement" means the Employment Agreement substantially in the form of Exhibit G hereto to be executed by Greg L. Reyes.

         "Encumbrances" means all liens, encumbrances, mortgages, pledges, security interests, conditional sales agreements, charges, options to purchase, rights of first refusal, reservations, restrictions or other encumbrances or defects in title.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow" is defined in Section 4.8.

         "Escrow Agent" means First Union National Bank, a national banking association organized and existing under the laws of the United States of America and having its principal offices in Charlotte, North Carolina, or its successor, as "Escrow Agent" under the Escrow Agreement.

         "Escrow Agreement" means the Escrow Agreement substantially in the form of Exhibit D hereto.

         "Escrow Funds" is defined in Section 4.8.

         "Escrow Percentage" means that percentage determined by dividing $12 million by the total amount of the Shareholder Cash Consideration.

         "Escrow Portion" means (i) with respect to an Outstanding Share of Wireless Capital Stock (other than Series F Preferred Stock and Series G Preferred Stock), an amount equal to the Escrow Percentage of the Stock Price Per Share, (ii) with respect to an Outstanding Share of Series F Preferred Stock, an amount equal to the Escrow Percentage of the Series F Stock Price Per Share and (iii) with respect to an Outstanding Share of Series G Preferred Stock, an amount equal to the Escrow Percentage of the Series G Stock Price Per Share.

         "Escrow Returns" is defined in Section 4.8.

         "Excess Wireless Transaction Expenses" is defined in Section 4.7.

         "Excess Expense Share" is defined in Section 4.7.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exclusivity Period" is defined in Section 7.2(c).

         "Expiration Date" means that date that is 18 months after the Effective Time.

         "GAAP" means generally accepted accounting principles in the United States of America as set forth in pronouncements of the Financial Accounting Standards Board and the American Institute of Certified Public Accountants, as such principles are from time to time supplemented and amended.

         "Glenayre Common Stock" is defined in Section 6.3.

         "Glenayre Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, results of operations or financial condition of Glenayre and its subsidiaries, taken as a whole, excluding any changes or effects caused by changes in general economic conditions or changes generally affecting Glenayre's and its subsidiaries' industry.

         "Governmental Authority" means any foreign, federal, state or local government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "Indemnity Claim" is defined in Section 9.2.

         "Law" or "Laws" means any and all statutes, laws, ordinances, proclamations, regulations, published requirements, orders, decrees and rules of any Governmental Authority, including those covering environmental, Tax, energy, safety, health, transportation, bribery, recordkeeping, zoning, discrimination, antitrust and wage and hour matters, in each case as amended and in effect from time to time.

         "Leased Property" is defined in Section 5.11(a).

         "Loss" or "Losses" is defined in Section 9.3.

         "Merger" means the merger of Merger Sub with and into Wireless.

         "Motorola Licenses" means, collectively, the following license agreements: (i) Acknowledge Paging Protocol Essential Properties Cross License Agreement, effective as of May 9, 1995, between Motorola, Inc. and Wireless, as amended on September 20, 1995 (pertaining to ReFLEX(TM) 25), (ii) Acknowledge Paging Protocol Essential Properties Cross License

Agreement, effective as of August 10, 1994, between Motorola, Inc. and Wireless, as amended on September 20, 1995 (pertaining to ReFLEX(TM) 50), (iii) Voice Paging Protocol Essential Properties Cross License Agreement, effective as of June 19, 1996, between Motorola, Inc. and Wireless (pertaining to InFLEXion(TM) Voice) and (iv) Patent License Agreement, effective as of June 19, 1996, between Motorola, Inc. and Wireless (pertaining to pre-stored messages), in each case as amended or supplemented from time to time.

         "NASDAQ Stock Market" means the electronic securities market operated by The NASDAQ Stock Market, Inc., a wholly owned subsidiary of the National Association of Securities Dealers, Inc.

         "NDA" is defined in Section 11.4.

         "Noncompetition Agreements" means Noncompetition Agreements substantially in the form of Exhibit H hereto to be executed by the individuals listed on Schedule 8.3(h) of the Disclosure Schedules.

         "Notice of Claim" is defined in Section 9.2.

         "Option Exchange Ratio" means the Stock Price Per Share divided by $15.04.

         "Option Shares" means, with respect to any Wireless Stock Option, the shares of Wireless Common Stock covered by such Wireless Stock Option immediately prior to the Effective Time.

         "ordinary course of business" means the ordinary course of Wireless' business.

         "Outstanding Share" means (1) with respect to a share of Wireless Common Stock, each issued and outstanding share of Wireless Common Stock and (2) with respect to a share of Wireless Preferred Stock, the share or shares of Wireless Common Stock into which a share of such Wireless Preferred Stock is convertible.

         "Person" means an individual, corporation, partnership, limited liability company, trust, association or other entity, including any Governmental Authority.

         "Principal Shareholders" means, collectively, the following Wireless
Shareholders: Kleiner Perkins Caufield & Byers V; Tim A. Williams; The Tim A. Williams and Kimberly P. Williams 1996 Trust; Gregorio Reyes, Trustee of the Gregory Louis Reyes, Jr. 1996 Trust UTA dtd 4/30/96; Gregory Louis Reyes and Penny Ann Reyes, Trustees of the Reyes Family Trust UDT dtd 4/30/96; Gregorio Reyes, Trustee of the Rebecca Mary Reyes 1997 Trust UTA dated August 15, 1997; Gegorio & Vanessa Reyes UDT 4/22/83; and any other Wireless Shareholder having beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of Wireless Capital Stock representing 10% or more of the voting power or other economic interests of Wireless.

         "Proportionate Percentage" means, with respect to a Wireless Shareholder, the percentage determined by dividing (i) such Wireless Shareholder's total Outstanding Shares of Wireless

Capital Stock multiplied by the applicable Escrow Portion by (ii) the total amount of Escrow.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Preferred Stock" means that series of Wireless Preferred Stock denominated "Series A Preferred Stock."

         "Series B Preferred Stock" means that series of Wireless Preferred Stock denominated "Series B Preferred Stock."

         "Series C Preferred Stock" means that series of Wireless Preferred Stock denominated "Series C Preferred Stock."

         "Series D Preferred Stock" means that series of Wireless Preferred Stock denominated "Series D Preferred Stock."

         "Series E Preferred Stock" means that series of Wireless Preferred Stock denominated "Series E Preferred Stock."

         "Series F Preferred Stock" means that series of Wireless Preferred Stock denominated "Series F Preferred Stock."

         "Series F Stock Price Per Share" means $4.50, subject to adjustment as provided in Section 4.1(a).

         "Series G Preferred Stock" means that series of Wireless Preferred Stock denominated "Series G Preferred Stock."

         "Series G Stock Price Per Share" means $5.50, subject to adjustment as provided in Section 4.1(a).

         "Shareholder Cash Consideration" means the sum of (i) the Stock Price Per Share multiplied by the total number of Outstanding Shares of Wireless Capital Stock (other than Series F Preferred Stock and Series G Preferred Stock) immediately prior to the Effective Time, (ii) the Series F Stock Price Per Share multiplied by the total number of Outstanding Shares of the Series F Preferred Stock immediately prior to the Effective Time and (iii) the Series G Stock Price Per Share multiplied by the total number of Outstanding Shares of the Series G Preferred Stock immediately prior to the Effective Time.

         "Shareholder Representative" means William C. Nieto (or his successor) as agent and attorney-in-fact for the Wireless Shareholders pursuant to Section
4.10 and the Escrow Agreement.

         "Stock Price Per Share" means $3.78, subject to adjustment as provided in Section 4.1.

         "Surviving Corporation" is defined in Section 2.1.

         "Tax" or "Taxes" means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "Trading Day" means any day on which the Glenayre Common Stock is traded on the NASDAQ Stock Market.

         "Transactions" means the transactions contemplated by this Agreement.

         "Transmittal Letter" means the Transmittal Letter substantially in the form of Exhibit B hereto to be executed by each of the Wireless Shareholders entitled to receive any portion of the Shareholder Cash Consideration.

         "Warrant Price Per Share" means, with respect to any Warrant Shares, an amount equal to the Stock Price Per Share, less the exercise price per share for such Warrant Shares as provided in the Wireless Warrant for such Warrant Shares, provided that the "Warrant Price Per Share" shall not be less than one cent ($.01).

         "Warrant Shares" means, with respect to any Wireless Warrant, the shares of Wireless Common Stock covered by such Wireless Warrant immediately prior to the Effective Time.

         "Warrant Termination Agreement" means an agreement, substantially in the form of Exhibit C hereto, pursuant to which a Wireless Warrantholder agrees to the Warrant Termination Amount for its Wireless Warrants and terminates its Wireless Warrants.

         "Warrant Termination Amount" means, with respect to any Wireless Warrant, an amount equal to the product of (x) the number of Warrant Shares covered by such Wireless Warrant and (y) the Warrant Price Per Share for such Warrant Shares.

          "Wireless Capital Stock" means, collectively, Wireless Common Stock and Wireless Preferred Stock.

         "Wireless Common Stock" means the Common Stock of Wireless.

         "Wireless Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, results of operations or financial condition of Wireless, excluding any changes or effects caused by changes in general economic conditions or changes generally affecting Wireless' industry.

          "Wireless Optionholders" means, collectively, the holders of all Wireless Stock Options.

         "Wireless Preferred Stock" means the Preferred Stock of Wireless.

         "Wireless Shareholders" means, collectively, the holders of shares of Wireless Common Stock or Wireless Preferred Stock.

         "Wireless Stock Option Plans" means, collectively, the Wireless 1992 Stock Option Plan, the Wireless 1996 Stock Option Plan and the Wireless 1996 Executive Incentive Stock Option Plan.

         "Wireless Stock Option" means any option granted by Wireless pursuant to any of the Wireless Stock Option Plans.

          "Wireless Warrantholders" means, collectively, the holders of the Wireless Warrants.

         "Wireless Warrants" means any warrant or other right or option (other than a Wireless Stock Option) issued by Wireless to acquire any of the Wireless Capital Stock, as described on Schedule 5.3(b) of the Disclosure Schedules.

        1.2 CERTAIN RULES OF CONSTRUCTION. The captions in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement. All references in this Agreement to Articles or Sections are references to the Articles or Sections in this Agreement, unless some other reference is clearly indicated. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP as in effect on the date hereof. In this Agreement, unless the context otherwise requires, (1) words describing the singular number shall include the plural and vice versa, (2) words denoting any gender shall include all genders and (3) references to "including" shall mean "including without limitation."

                                    ARTICLE 2

                                   THE MERGER


            2.1 THE MERGER.Subject to the terms and conditions set forth in this Agreement, and in accordance with the CGCL, at the Effective Time, Merger Sub shall be merged with and into Wireless and the separate corporate existence of Merger Sub shall thereupon cease. Wireless shall be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and all the property, rights, privileges, powers and franchises of Wireless and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of Wireless and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, and Wireless shall be a wholly-owned subsidiary of Glenayre. In connection with the Merger, each of Glenayre, Merger Sub and Wireless shall adopt the Agreement of Merger.

            2.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the Closing shall be held (1) at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at 9:00 a.m., local time, as promptly as practicable (and in any event within two Business Days) following the day on which all of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or (2) at such other time, date or place as Glenayre and Wireless may agree. The Closing Date shall be the same as the date of the Effective Time.

            2.3 EFFECTIVE TIME. If all of the conditions to the Merger set forth in Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 10, the parties hereto shall cause the Agreement of Merger to be properly executed and filed, together with appropriate officers' certificates, in accordance with Section 1103 of the CGCL on the Closing Date. The Merger shall become effective at the time the Agreement of Merger is filed with the Secretary of State of California or at such later time as Wireless, Glenayre and Merger Sub shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                                    ARTICLE 3
                      ARTICLES OF INCORPORATION AND BYLAWS
             AND OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

            3.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Wireless in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, as amended pursuant to the Agreement of Merger, until further amended in accordance with applicable Law.

            3.2 BYLAWS. The Bylaws of Wireless in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable Law.

            3.3 DIRECTORS. The directors of the Surviving Corporation immediately after the Effective Time shall be the following Persons:

                                    Gary B. Smith (Chairman)
                                    Greg L. Reyes
                                    Stan Ciepcielinski
                                    Eugene C. Pridgen

            3.4 OFFICERS. The officers of the Surviving Corporation immediately after the Effective Time shall be the following Persons:

         Chairman of the Board                              Gary B. Smith
         President and Chief Executive Officer              Greg L. Reyes
         Vice President - Finance                           Daniel Atler

         Vice President - Manufacturing                     Lawrence Taillie
         Secretary                                          Eugene C. Pridgen
         Treasurer                                          Stan Ciepcielinski
         Assistant Secretary                                Billy C. Layton

                                    ARTICLE 4

            CONVERSION OF WIRELESS CAPITAL STOCK; WIRELESS WARRANTS;
                    WIRELESS STOCK OPTIONS;OTHER MATTERS

         4.1  CONVERSION OF WIRELESS CAPITAL STOCK.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of Glenayre, Merger Sub, Wireless or the holders of any Wireless Capital Stock:

                           (1) each Outstanding Share of Wireless Capital Stock (other than the Series F Preferred Stock and the Series G Preferred Stock) immediately prior to the Effective Time (other than any Dissenting Shares, if applicable) shall be converted into the right to receive a cash amount equal to the Stock Price Per Share;

                           (2) each Outstanding Share of the Series F Preferred Stock immediately prior to the Effective Time (other than any Dissenting Shares, if applicable) shall be converted into the right to receive a cash amount equal to the Series F Stock Price Per Share;

                           (3) each Outstanding Share of the Series G Preferred Stock immediately prior to the Effective Time (other than any Dissenting Shares, if applicable) shall be converted into the right to receive a cash amount equal to the Series G Stock Price Per Share.

Notwithstanding anything herein to the contrary, if between the date of this Agreement and the Effective Time, the Outstanding Shares of Wireless Capital Stock shall have been changed into a different number of shares or a different combination of shares by virtue of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Stock Price Per Share, the Series F Stock Price Per Share and the Series G Stock Price Per Share shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. Notwithstanding anything herein to the contrary, the amount of Shareholder Cash Consideration which each Wireless Shareholder shall be paid shall be reduced by such Wireless Shareholder's Excess Expense Share. At the Effective Time, all shares of Wireless Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive (subject to the provisions of this Article 4 with respect to the applicable Escrow Portion and Excess Expense Share), upon the surrender of such certificate in accordance with Section 4.3 (or in case of a lost, stolen or destroyed

Wireless stock certificate, compliance with the provisions of Section 4.3(c)), a cash amount, rounded up to the nearest cent, equal to the Stock Price Per Share, the Series F Stock Price Per Share or the Series G Stock Price Per Share (as applicable) for each Outstanding Share of Wireless Capital Stock evidenced by such certificate. The holders of such certificates evidencing such shares of Wireless Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by Law.

         (b) At the Effective Time, by virtue of the Merger and without any action on the part of Glenayre, Merger Sub or Wireless, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Wireless Common Stock. From and after the Effective Time, Glenayre, as holder of all of the outstanding shares of capital stock of Merger Sub, shall (1) have the right to receive Wireless Common Stock as provided in this Section 4.1(b) upon its surrender of the certificate or certificates representing all shares of the capital stock of Merger Sub and (2) thereupon cease to have any rights with respect to such shares of the capital stock of Merger Sub and its rights shall be solely in respect of the Wireless Common Stock into which such shares of capital stock of Merger Sub have been so converted. Until surrender, each outstanding certificate which prior to the Effective Time represented capital stock of Merger Sub shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Wireless Common Stock into which the shares of capital stock of Merger Sub have been so converted.

        4.2  WIRELESS WARRANTS.


         (a) At the later of the Effective Time and receipt by Glenayre of a Warrant Termination Agreement, duly executed by a Wireless Warrantholder, (i) Glenayre shall deliver to such Wireless Warrantholder against receipt of the original Warrant Certificate representing the Wireless Warrant held by such Wireless Warrantholder a check in the amount of the Warrant Termination Amount with respect to such Wireless Warrant and payable to such Wireless Warrantholder and (ii) all rights of the Wireless Warrantholder to acquire the capital stock of Wireless pursuant to such Wireless Warrant shall cease and be of no further force and effect and the Wireless Warrantholder shall have a right only to the Warrant Termination Amount upon surrender of the original Warrant Certificate representing such Warrant.

         (b) For each outstanding Wireless Warrant, Schedules 4.2 and 5.3(b) of the Disclosure Schedules sets forth (1) the Wireless Warrantholder owning such Wireless Warrant, (2) the number of Warrant Shares and the exercise price with respect thereto and (3) the Warrant Termination Amount.

        4.3  EXCHANGE OF CERTIFICATES AND OTHER AGREEMENTS.


         (a) At the Effective Time, Glenayre shall pay to the Escrow Agent as the Escrow Funds cash in the aggregate amount of $12,000,000.

         (b) Promptly after the Effective Time, Glenayre shall, after receipt of:

                  (1) a certificate for Wireless Capital Stock (other than Series F Preferred Stock and Series G Preferred Stock) held by a Wireless Shareholder (or compliance with Section 4.3(c), if applicable) and the Transmittal Letter executed by such Wireless Shareholder, (A) determine the amount, rounded up to the nearest cent, equal to the Escrow Portion and the Excess Expense Share (if any) with respect to the shares of Wireless Capital Stock evidenced by such certificate and
         (B) pay to such Wireless Shareholder cash in an amount, rounded up to the nearest cent, equal to the difference between (i) the Stock Price Per Share with respect to such shares and (ii) the Escrow Portion and the Excess Expense Share (if any) with respect to such shares.

                  (2) a certificate for Series F Preferred Stock held by a Wireless Shareholder (or compliance with Section 4.3(c), if applicable) and the Transmittal Letter executed by such Wireless Shareholder, (A) determine the amount, rounded up to the nearest cent, equal to the Escrow Portion and the Excess Expense Share (if any) with respect to the shares of Series F Preferred Stock evidenced by such certificate and (B) pay to such Wireless Shareholder cash in an amount, rounded up to the nearest cent, equal to the difference between (i) the Series F Stock Price Per Share with respect to such shares and (ii) the Escrow Portion and the Excess Expense Share (if any) with respect to such shares.

                  (3) a certificate for Series G Preferred Stock held by a Wireless Shareholder (or compliance with Section 4.3(c), if applicable) and the Transmittal Letter executed by such Wireless Shareholder, (A) determine the amount, rounded up to the nearest cent, equal to the Escrow Portion and the Excess Expense Share (if any) with respect to the shares of Series G Preferred Stock evidenced by such certificate and (B) pay to such Wireless Shareholder cash in an amount, rounded up to the nearest cent, equal to the difference between (i) the Series G Stock Price Per Share with respect to such shares and (ii) the Escrow Portion and the Excess Expense Share (if any) with respect to such shares.

The Wireless Capital Stock certificates so surrendered shall immediately be canceled. Until surrendered as contemplated by this Section 4.3(b) (or compliance with Section 4.3(c), if applicable), each certificate representing shares of Wireless Capital Stock shall be deemed at any time after the Effective Time to evidence only the right to receive (subject to the provisions of this Article 4 with respect to the applicable Escrow Portion and Excess Expense Share) upon such surrender (or compliance with Section 4.3(c), if applicable) and upon delivery to Glenayre of the Transmittal Letter executed by such Wireless Shareholder a cash amount equal to the Stock Price Per Share, Series F Stock Price Per Share or Series G Stock Price Per Share (as applicable) for each Outstanding Share of Wireless Capital Stock evidenced by such certificate.

         (c) In the event that a stock certificate representing shares of Wireless Capital Stock is alleged by the holder thereof to have been lost, stolen or destroyed, Glenayre shall nevertheless deliver to such Wireless Shareholder and the Escrow Agent the cash amounts specified in Section

4.3, provided that Glenayre may require such holder to give Glenayre a bond (or other adequate security) sufficient to indemnify it and the Surviving Corporation against any claim that may be made against it or the Surviving Corporation (including any expense or liability) on account of the alleged loss, theft or destruction of such stock certificate or the payment of such cash amount in exchange therefor.

         4.4  WIRELESS STOCK OPTIONS.


         (a) At the Effective Time, Wireless' obligations with respect to each then outstanding Wireless Stock Option (whether vested or unvested), as amended in the manner described in this Section, shall be assumed by Glenayre. The Wireless Stock Options so assumed by Glenayre shall not expire and shall continue to have, and be subject to, the same terms and conditions as set forth in the applicable Wireless Stock Option Plan and/or any agreements pursuant to which such Wireless Stock Options were granted as in effect immediately prior to the Effective Time, except that (1) each Wireless Stock Option shall be exercisable for that number of whole shares of Glenayre Common Stock equal to the number of Option Shares covered by such Wireless Stock Option immediately prior to the Effective Time, multiplied by the Option Exchange Ratio and rounded down to the nearest whole number of shares of Glenayre Common Stock and (2) the price at which each such Wireless Stock Option is exercisable shall be divided by the Option Exchange Ratio (rounded up to the nearest cent).

         (b) Glenayre shall reserve for issuance the aggregate number of shares of Glenayre Common Stock that will become issuable upon the exercise of all Wireless Stock Options outstanding at the Effective Time.

         (c) For each outstanding Wireless Stock Option, Schedule 4.4(c) of the Disclosure Schedules sets forth (1) the name, address and social security number or Federal I. D. number, as the case may be, of the Wireless Optionholder owning such Wireless Stock Option and (2) the number of Option Shares covered by such Wireless Stock Option and the exercise price therefor.

        4.5 WITHHOLDING RIGHTS.Glenayre and Wireless shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Wireless Capital Stock or Wireless Warrants such amounts as Glenayre or Wireless is required to deduct and withhold with respect to the making of such payment under the Code or any provision of any other Tax Law. To the extent that amounts are so withheld by Glenayre or Wireless such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holder in respect of which such deduction and withholding was made by Glenayre or Wireless.

        4.6  DISSENTING SHARES.


         (a) If provided for under the CGCL, notwithstanding any other provision of this Agreement to the contrary, shares of Wireless Capital Stock that are outstanding immediately prior to the Effective Time and which are held by Wireless Shareholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing payment for such shares in accordance with Sections 1300 et seq. of the CGCL (a

"Dissenter Payment") and who shall not have withdrawn such demand or have been deemed or otherwise have forfeited the right to a Dissenter Payment (such shares of Wireless Capital Stock being referred to as "Dissenting Shares") shall not be converted into or represent the right to receive any portion of the Shareholder Cash Consideration, but instead shall be converted into and represent the right to receive from the Surviving Corporation payment of such Wireless Shareholders' Dissenter Payment as provided in Sections 1300 et seq. of the CGCL. Such Wireless Shareholders shall be entitled to receive their Dissenter Payments in accordance with the provisions of the CGCL, except that all Dissenting Shares held by Wireless Shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to payment for such shares of Wireless Capital Stock under the CGCL shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive, without any interest thereon, a cash amount (subject to the provisions of this Article 4 with respect to the applicable Escrow Portion and Excess Expense Share) equal to the number of Dissenting Shares multiplied by the Stock Price Per Share, the Series F Stock Price Per Share or the Series G Stock Price Per Share, as applicable, upon surrender, in the manner provided in Section 4.3, of the certificate or certificates that formerly evidenced such shares of Wireless Capital Stock (or compliance with Section 4.3(c), if applicable) and the delivery of the executed Transmittal Letter. All Dissenter Payments shall be paid by Wireless.

         (b) Wireless shall give Glenayre (1) prompt notice of any demands for payment received by Wireless pursuant to Sections 1300 et seq. of the CGCL, withdrawals of such demands and any other instruments served pursuant to the CGCL and received by Wireless and (2) the opportunity to direct all negotiations and proceedings with respect to demands for payment under the CGCL. Wireless shall not, except with the prior written consent of Glenayre, make any payment with respect to any demands for payment of, or offer to settle, or settle, any such demands.

        4.7 TRANSACTION EXPENSES.Glenayre shall bear the expenses of any counsel, accountants or other consultants or advisors engaged by Glenayre or Merger Sub in connection with the due diligence conducted by Glenayre or otherwise incurred by them in connection with the Transactions. In the event the Merger is not consummated, Wireless shall bear the expenses of any counsel, accountants or other consultants or advisers engaged by Wireless in connection with the due diligence conducted by Glenayre or otherwise incurred by Wireless in connection with the Transactions. In the event the Merger is consummated, Wireless shall incur no more than $500,000 of Wireless Transaction Expenses. Notwithstanding the foregoing or anything in this Agreement to the contrary, if Wireless incurs more than $500,000 of Wireless Transaction Expenses, the amount in excess of $500,000 shall be paid out of the Shareholder Cash Consideration ("Excess Wireless Transaction Expenses"), each Wireless Shareholder to bear a share of such Excess Wireless Transaction Expenses which is proportionate to the Shareholder Cash Consideration which such Wireless Shareholder is entitled to receive ("Excess Expense Share"). As used herein, "Wireless Transaction Expenses" means the total amount of expenses incurred by Wireless in connection with the Merger and the Transactions for the following: fees and expenses of all attorneys, accountants, investment bankers, brokers, financial advisers or other consultants or advisers of Wireless incurred in connection with negotiating, drafting and preparing this Agreement and any other agreements or documents contemplated hereby, expenses of the employees or advisers of Wireless attending the Closing, the expenses of the due diligence conducted by Wireless hereunder, and the expenses relating to the Wireless Shareholders' meeting to approve the Merger (or the furnishing of consents to the Wireless Shareholders). A final statement of all Wireless Transaction Expenses shall be provided to Glenayre no later than one Business Day before the Closing.

        4.8 ESCROW. On the Closing Date, Glenayre, the Shareholder Representative and the Escrow Agent shall enter into the Escrow Agreement. The cash payment of $12,000,000 to be paid by Glenayre to the Escrow Agent pursuant to Section 4.3(a) shall be referred to herein as the "Escrow Funds." All interest, dividends or other income earned on the investment and re-investment of the Escrow Funds and while held by the Escrow Agent shall be referred to herein as the "Escrow Returns." The Escrow Funds and the Escrow Returns are collectively referred to herein as the "Escrow." The Escrow shall be applied to indemnify, defend and hold harmless Glenayre and Wireless against Losses in accordance with the terms and conditions of this Agreement. The Escrow Agent shall hold, invest and distribute the Escrow according to the provisions of this
Article 4 and the Escrow Agreement. In the event that there is any inconsistency between the provisions of this Article 4 and the Escrow Agreement, the Escrow Agreement shall control.

         (a) Term of Escrow. Except as provided in Section 4.8(c), the Escrow shall not be released by the Escrow Agent until the Expiration Date.

         (b) Investment of Escrow Funds and Escrow Returns. The Escrow shall, as nearly as may be practicable, be continuously invested and reinvested by the Escrow Agent as provided in the Escrow Agreement.

         (c)      Distribution of the Escrow.

                  (1) The Escrow Agent shall apply the Escrow to any Loss, and distribute Escrow to Glenayre, in accordance with Section 4.9 and the Escrow Agreement.

                  (2) Not later than the Expiration Date, Glenayre shall deliver to the Escrow Agent and the Shareholder Representative written notice stating the name of each Wireless Shareholder, if any, who has not complied with the delivery requirements of Section 4.3 in order to receive any cash to which he, she or it may otherwise be entitled as a result of the Merger (the "Nonsubmitting Shareholder"). If Glenayre does not so deliver such notice by the Expiration Date, no Wireless Shareholder shall be deemed to be a Nonsubmitting Shareholder. Not later than 10 Business Days after the Expiration Date, the Escrow Agent shall deliver to each Wireless Shareholder (other than a Nonsubmitting Shareholder) his, her or its Proportionate Percentage of the Escrow then held by the Escrow Agent and to Glenayre the Proportionate Percentage of the Escrow then held by the Escrow Agent with respect to each Nonsubmitting Shareholder to be held in trust by Glenayre for such Nonsubmitting Shareholder, less the Escrow for which a Notice of Claim was received by the Escrow Agent prior to the Expiration Date. Any retained Escrow shall, upon final determination or settlement of the Loss being determined or contested, be applied thereto in accordance with Section 4.8 of this Agreement and any balance delivered to the Wireless Shareholders (other than Nonsubmitting Shareholders) and to Glenayre, with respect to Nonsubmitting Shareholders, in accordance with such Wireless Shareholders' respective Proportionate Percentages.

        4.9  APPLICATION OF ESCROW TO A LOSS.


         (a) At any time prior to the Expiration Date, Glenayre may give the Escrow Agent and the Shareholder Representative a Notice of Claim pursuant to
Section 9.2, together with notice that Glenayre intends to apply all or a part of the Escrow to the payment of the Loss specified in such Notice of Claim. In the event that a Loss has not been liquidated or determined, Glenayre may, at any time prior to the Expiration Date, give the Escrow Agent and the Shareholder Representative a Notice of Claim in which Glenayre describes the general nature of the Indemnity Claim and makes a good faith estimate of the Loss.

         (b) If the Shareholder Representative does not give written notice to Glenayre and the Escrow Agent within 30 days after the receipt of such Notice of Claim that he protests the proposed application of the Escrow to the Loss as specified in such Notice of Claim, then the Escrow shall be applied to such Loss as set forth in such Notice of Claim.

         (c) If the Shareholder Representative does give written notice to Glenayre and the Escrow Agent within 30 days after the receipt of such Notice of Claim that he protests the proposed application of the Escrow to the Loss as specified in such Notice of Claim, then the proposed application shall be referred by Glenayre to, and settled by, binding arbitration in accordance with the then applicable Rules of Commercial Arbitration of the American Arbitration Association. The arbitration panel or arbitrator (as applicable) shall be selected as provided in Section 4.9(d). The arbitration panel or arbitrator (as applicable) shall determine the amount, if any, of such proposed application which is proper. The venue of the arbitral proceedings shall be in Santa Clara County, California. In reaching a decision, the arbitration panel or arbitrator (as applicable) shall apply the principles of law that a North Carolina court, in applying North Carolina law, would use in the event of litigation on the same issues. The decision rendered by the arbitration panel or arbitrator (as applicable) shall be final and binding on Glenayre, the Wireless Shareholders and the Escrow Agent. Judgment on the award rendered by the arbitration panel or arbitrator (as applicable) may be entered in any court having jurisdiction thereof. All attorneys' fees, fees for expert witnesses and all other costs incurred by the Wireless Shareholders, the Shareholder Representative and the Escrow Agent in connection with the Indemnity Claim which is the subject of the arbitration and any fees charged by the arbitrators or the American Arbitration Association shall be paid out of the Escrow.

         (d) In the event that the Shareholders Representative protests the proposed application of the Escrow to a Loss as provided in Section 4.9(c) and Glenayre and the Shareholders Representative cannot resolve such disagreement within the 30-day period specified in Section 4.9(c), then promptly thereafter Glenayre shall name an individual to serve as an arbitrator on the arbitration panel to determine the Indemnity Claim and shall give the Shareholder Representative notice thereof; within 10 days after such notice, the Shareholder Representative shall name a second individual to serve as an arbitrator on such arbitration panel; and the two individuals so named shall agree upon and name a third individual to serve as an arbitrator on such arbitration panel. In the event that the Shareholder Representative does not name a second individual to serve on the arbitration panel within such 10-day period, then the arbitrator named by Glenayre shall serve as the sole arbitrator. In the event that the two individuals named by Glenayre and the Shareholder Representative, respectively, cannot agree on a third member within 10 days, then the selection of a third individual to serve on the arbitration panel shall be made by the American Arbitration Association or, if the American Arbitration Association fails to choose an arbitrator within 15 days after request by Glenayre or the Shareholders Representative, by the Presiding Judge of Santa Clara County, California.

         (e) Each Wireless Shareholder shall be liable for its Proportionate Percentage of any Loss indemnifiable under Section 9.1, provided that, but subject to the last sentence of Section 9.1, no Wireless Shareholder shall be liable for any Loss otherwise indemnifiable hereunder in excess of its Proportionate Percentage of the Escrow.

         (f) The approval of this Agreement and the Agreement of Merger by the Wireless Shareholders as provided in the CGCL will constitute (1) the approval of all provisions of this Agreement and the Agreement of Merger, including the indemnification obligations of the Wireless Shareholders under Article 9, (2) the approval of the Escrow Agreement and all of the arrangements relative thereto, including the placement in escrow of the Escrow described in Section
4.3 and (3) the appointment by all Wireless Shareholders of the Shareholder Representative pursuant to the terms of Section 4.10 and all Wireless Shareholders shall thereby be bound by the terms of this Agreement, the Agreement of Merger and the Escrow Agreement.

        4.10 SHAREHOLDER REPRESENTATIVE.


         (a) Appointment of Shareholder Representative. The approval of this Agreement and the Agreement of Merger by the Wireless Shareholders as provided in the CGCL shall constitute (a) the approval and appointment of William C. Nieto (or his successor) as the Shareholder Representative to act as the agent for the Wireless Shareholders pursuant to the terms hereof and (b) the approval and authorization for all of the arrangements relating thereto, including: (i) Glenayre's payment of the Escrow Funds to the Escrow Agent; (ii) the execution, delivery and performance of the Escrow Agreement by the Shareholder Representative; (iii) the distribution of the Escrow to the Wireless Shareholders; (iv) the Shareholder Representative's performance of his obligations under this Agreement and the Escrow Agreement, or in connection therewith; and (v) the rights of the Shareholder Representative set forth herein and in the Escrow Agreement. No bond shall be required of the Shareholder Representative. The Shareholder Representative undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Escrow Agreement and no implied covenants or obligations shall be read into this Agreement or the Escrow Agreement against the Shareholder Representative.

         (b) Liability and Authority of Shareholder Representative; Successors and Assigns.

                  (i) The Shareholder Representative shall not incur any liability with respect to any action taken or suffered by him or omitted hereunder as Shareholder Representative while acting in good faith, and any act done or suffered or omitted hereunder pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Shareholder Representative may, in all questions arising hereunder or under the Escrow Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Shareholder Representative based on such advice, the Shareholder Representative shall not be liable to anyone. Without limiting the generality of the foregoing, if the Shareholder Representative is required by the terms hereof or the Escrow Agreement to determine the occurrence of any event or contingency, the Shareholder Representative shall, in making such determination, be liable to the Wireless Shareholders only for his proven willful misconduct or gross negligence, as determined in light of all the circumstances, including the time and facilities available to him in the ordinary conduct of his business. In determining the occurrence of any such event or contingency the Shareholder Representative may request from any of the Wireless Shareholders or any other Person such reasonable additional evidence as the Shareholder Representative in his sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including any of the Wireless Shareholders, and the Shareholder Representative shall not be liable to any Wireless Shareholder for any damages resulting from its delay in acting hereunder pending his receipt and examination of additional evidence requested by him. The Shareholder Representative may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Shareholder Representative shall in good faith believe to be genuine, to have been signed or presented by the Person or parties purporting to sign the same and to conform to the provisions of this Agreement or the Escrow Agreement, as the case may be.

                  (ii) The Shareholder Representative is authorized, in his sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow, without determination by the Shareholder Representative of such court's jurisdiction in the matter. If any portion of the Escrow is disbursed to the Shareholder Representative and is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Shareholder Representative is authorized, in his sole discretion, but in good faith, to rely upon and comply with any such order, writ, judgment or decree which he is advised by legal counsel selected by him is binding upon him without the need for appeal or other action; and if the Shareholder Representative complies with any such order, writ, judgment or decree, he shall not be liable to any Wireless Shareholder or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

                  (iii) In no event shall the Shareholder Representative be liable to any Wireless Shareholder for incidental, indirect, special, consequential or punitive damages. The

         Shareholder Representative may consult legal counsel selected by him in the event of any dispute or question as to the construction of any of the provisions hereof or of the Escrow Agreement or of his duties hereunder or thereunder, and shall incur no liability and shall be fully indemnified by the Wireless Shareholders from any liability whatsoever in acting in good faith in accordance with the opinion or instruction of such counsel.

                    (iv) In the event of the death or permanent disability of the Shareholder Representative, or his resignation as the Shareholder Representative, a successor Shareholder Representative shall be elected by a majority vote of the Wireless Shareholders, with each Wireless Shareholder to be given a vote equal to its Proportionate Percentage pursuant to a procedure to be mutually agreed upon among the Wireless Shareholders. The Wireless Shareholders shall cause to be delivered to Glenayre prompt written notice of such election of a successor Shareholder Representative. Pending the election of a successor Shareholder Representative, the Wireless Shareholder holding the largest number of Outstanding Shares of Wireless Capital Stock as of the Effective Time (excluding the former Shareholder Representative) shall act as the interim Shareholder Representative. Each interim and successor Shareholder Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Shareholder Representative, and the term "Shareholder Representative" as used herein shall be deemed to include any interim or successor Shareholder Representative.

                    (v) The Shareholder Representative shall have full power and authority to represent the Wireless Shareholders and their successors and assigns, with respect to all matters arising under this Agreement and the Escrow Agreement, and all action taken by the Shareholder Representative hereunder shall be binding upon the Wireless Shareholders and their successors and assigns, as if expressly confirmed and ratified in writing by each of them. The appointment of the Shareholder Representative under this Agreement shall survive the death, incapacity, dissolution, liquidation or any assignment of rights or assets of any Wireless Shareholder. Without limiting the generality of the foregoing, the Shareholder Representative shall have full power and authority on behalf of the Wireless Shareholders to: (i) interpret all of the terms and provisions of this Agreement and the Escrow Agreement; (ii) to the extent of the Escrow, compromise or settle any claims asserted under this Agreement or in connection with the Transactions; (iii) authorize payments with respect thereto from the Escrow, on behalf of the Wireless Shareholders; (iv) execute, deliver and perform the Escrow Agreement; and (v) authorize the Escrow Agent to distribute the Escrow to the Wireless Shareholders.

         (c) Shareholder Representative Expenses. Each Wireless Shareholder shall be liable for its Proportionate Percentage of any expenses (including reasonable attorneys' fees) paid or incurred by the Shareholder Representative in connection with the performance of his obligations as Shareholder Representative. The Shareholder Representative shall be entitled, but not limited, to reimbursement of any such expenses from the Escrow prior to any distribution thereof to the Wireless Shareholders. Without limiting the generality of the foregoing, each Wireless Shareholder shall be responsible for its Proportionate Percentage of the fees and expenses of the Shareholder Representative as set forth in Attachment A to this Agreement, and, in furtherance thereof, the Shareholder Representative shall receive an amount as a non-refundable retainer for his services hereunder and under the Escrow

Agreement equal to the amount set forth in Attachment A as the "retainer." Such retainer shall be included in the Wireless Transaction Expenses.

         (d) Right of Interpleader. Should the Shareholder Representative be in doubt as to what action to take under this Agreement or the Escrow Agreement, the Shareholder Representative shall have the right, but not the obligation, either to (1) withhold any action, payment or distribution until his doubt is resolved or (2) institute a petition for interpleader in any court of competent jurisdiction to determine his rights and obligations.

         (e) Indemnification by Wireless Shareholders. From and at all times after the date of this Agreement, the Wireless Shareholders, in accordance with their respective Proportionate Percentages shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Shareholder Representative against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including reasonable attorney's fees, costs and expenses) incurred by or asserted against the Shareholder Representative from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any Wireless Shareholder or any other Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the Escrow Agreement by the Shareholder Representative or any transactions contemplated therein, whether or not the Shareholder Representative is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that the Shareholder Representative shall have no right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of the Shareholder Representative. The Shareholder Representative shall, in his sole discretion, have the right to employ counsel (who may be selected by the Shareholder Representative in his sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by the Wireless Shareholders All such fees and expenses payable by the Wireless Shareholders pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Shareholder Representative shall be payable by the Wireless Shareholders in accordance with their respective Proportionate Percentages upon demand by the Shareholder Representative. The obligations of the Wireless Shareholders under this Section shall survive any termination of this Agreement or the Escrow Agreement and the resignation or removal of the Shareholder Representative.

         (f) Rights of Glenayre and Shareholder Representative. The parties agree that nothing in this Section shall impair, limit, modify or affect, as between Glenayre and the Shareholder Representative, on behalf of the Wireless Shareholders, the respective rights and obligations of Glenayre, on the one hand, and the Shareholder Representative, on behalf of the Wireless Shareholders, on the other hand, under this Agreement or under the Escrow Agreement.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF WIRELESS

         Wireless hereby makes the representations and warranties to Glenayre and Merger Sub contained in this Article 5. As used herein, where a statement is made "to the knowledge" of Wireless or a statement is made that Wireless "knows" a particular fact or circumstance, such knowledge shall include the actual knowledge, after reasonable inquiry, of each of the Persons set forth on
Schedule 5 of the Disclosure Schedules.

         5.1 ORGANIZATION AND QUALIFICATION. Wireless is a corporation duly organized, validly existing and in good standing under the Laws of California and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Wireless is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Wireless Material Adverse Effect.

         5.2 ARTICLES OF INCORPORATION; BYLAWS; MINUTE BOOKS. Wireless has provided to Glenayre a complete and correct copy of its Amended and Restated Articles of Incorporation and Bylaws currently in effect. Such Amended and Restated Articles of Incorporation and Bylaws are in full force and effect. Wireless is not in violation of any provisions of its Amended and Restated Articles of Incorporation or Bylaws. The minute books of Wireless (the originals of which have been made available to Glenayre or its attorneys) contain all records of meetings of directors of Wireless and Wireless Shareholders and other corporate actions taken by them. Neither the directors nor the Wireless Shareholders have taken any material corporate action that is not reflected in the minute books of Wireless.

        5.3  CAPITALIZATION.


         (a) As of the date of this Agreement, the authorized capital stock of Wireless consists of (i) 50,000,000 shares of Wireless Common Stock, 5,733,710 shares of which are issued and outstanding, 5,465,657 shares of which are reserved for future issuance pursuant to outstanding Wireless Stock Options (which options were not granted in violation of any preemptive rights), and 454,114 shares of which are reserved for future issuance pursuant to outstanding Wireless Warrants (which warrants were not granted in violation of any preemptive rights), and (ii) 13,805,985 shares of Wireless Preferred Stock. The Wireless Preferred Stock is divided into seven series as follows: (1) 750,000 shares of Series A Preferred Stock, all of which are issued and outstanding and convertible into 1,500,000 shares of Wireless Common Stock, (2) 3,915,333 shares of Series B Preferred Stock, all of which are issued and outstanding and convertible into 3,915,333 shares of Wireless Common Stock, (3) 2,500,000 shares of Series C Preferred Stock, all of which are issued and outstanding and convertible into 2,500,000 shares of Wireless Common Stock, (4) 2,108,951 shares of Series D Preferred Stock, all of which are issued and outstanding and convertible into 2,108,951 shares of Wireless Common Stock, (5) 1,517,258 shares of Series E Preferred Stock, all of which are issued and outstanding and convertible into 1,517,258 shares of Wireless Common Stock, (6) 511,510 shares of Series F Preferred Stock, all of which are issued and outstanding and convertible into 511,510 shares of Wireless Common Stock, and (7) 2,502,933 shares of Series G Preferred Stock, all of which are issued and outstanding and convertible into 2,502,933 shares of Wireless Common Stock. The Wireless Capital Stock has been duly authorized and all issued and outstanding shares of Wireless Capital Stock (i) have been duly and validly issued, (ii) are fully paid and nonassessable and (iii) were not issued in violation of any preemptive rights. The rights, preferences, privileges and restrictions of the shares of Wireless Capital Stock are as stated in the Amended and Restated Articles of Incorporation of Wireless. The names and addresses of all of the record owners of the outstanding shares of Wireless Capital Stock and the certificate numbers for such shares are set forth on Schedule 5.3(a) of the Disclosure Schedules. Each such share of Wireless Capital Stock is represented by a certificate.

         (b) Schedule 5.3(b) of the Disclosure Schedules lists all options, warrants or other rights, agreements, arrangements or commitments of any character of Wireless relating to the issued or unissued capital stock of Wireless to issue or sell any shares of capital stock of, or other equity interests in, Wireless outstanding as of the date of this Agreement. All shares of Wireless Common Stock subject to issuance under the Wireless Stock Options, upon issuance on the terms and conditions specified in the Wireless Stock Option Plans and agreements pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth on
Schedule 5.3(b) of the Disclosure Schedules, there are no outstanding contractual obligations of Wireless to repurchase, redeem or otherwise acquire any shares of Wireless Capital Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All offers and sales of Wireless Capital Stock prior to the date hereof were at all relevant times duly registered under or exempt from the registration requirements of the Securities Act and the applicable Blue Sky Laws.

         5.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Wireless has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Wireless and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Wireless and no other corporate proceedings on the part of Wireless are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, any approval and adoption of this Agreement by the Wireless Shareholders and the filing and recordation of appropriate merger documents as required by the CGCL). This Agreement has been duly and validly executed and delivered by Wireless and, assuming the due authorization, execution and delivery by Glenayre and Merger Sub, constitutes a legal, valid and binding obligation of Wireless enforceable against it in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies.

        5.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.


         (a) Except as set forth on Schedule 5.5 of the Disclosure Schedules, subject to satisfaction of the conditions set forth in Article 8, the execution and delivery of this Agreement by Wireless do not, and the performance of the Transactions by Wireless will not, (1) conflict with or violate the Amended and Restated Articles of Incorporation or Bylaws of Wireless, (2) conflict with or violate any Law applicable to Wireless, its property or its assets, except where such conflict or violation would not have a Wireless Material Adverse Effect, or
(3) result in any breach of or constitute a default (or any event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Wireless pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Wireless is a party or by which it or its property or assets is bound or affected, except where such breach, default, loss, right or Encumbrance would not have a Wireless Material Adverse Effect.

         (b) The execution and delivery of this Agreement by Wireless do not, and the performance of the Transactions by Wireless will not, require any consent or authorization of, or filing with or notification to, any Governmental Authority except for (1) applicable requirements, if any, of the Securities Act or Blue Sky Laws, (2) the pre-merger notification requirements of the HSR Act and (3) filing and recordation of appropriate merger documents as required by the CGCL.

         5.6 OTHER INTERESTS. Except as set forth on Schedule 5.6 of the Disclosure Schedules, Wireless owns no direct or indirect interest (whether absolute or contingent) or investment in any Person.

         5.7 FINANCIAL STATEMENTS. Schedule 5.7 of the Disclosure Schedules contains the audited financial statements of Wireless for the years ended June 30, 1997 and June 30, 1996, respectively, and unaudited interim statement of operations and balance sheet for the two-month period ended August 31, 1997 of Wireless (collectively, the "Financial Statements"). Each of the balance sheets provided to Glenayre (including the related notes and schedules) fairly presents, in all material respects, the financial position of Wireless as of its date and each of the statements of operations and cash flows provided to Glenayre (including any related notes and schedules) fairly presents, in all material respects, the results of operations or cash flows of Wireless for the periods set forth therein (subject, in the case of unaudited statements, to normal quarterly and year-end adjustments which will be consistent with prior quarters' and years' adjustments and which would not be material in amount or effect) in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein (except that the unaudited Financial Statements may not have notes thereto). The Financial Statements have been prepared from the books and records of Wireless which fairly reflect, in all material respects, the transactions and dispositions of the assets of Wireless in accordance with GAAP. As of any date for which a balance sheet is provided, Wireless had no material liabilities, contingent or otherwise, whether due or to become due, known or unknown, as of such date other than as indicated on the balance sheet, or in the notes thereto.

         5.8 SUBSEQUENT EVENTS. Except as set forth on Schedule 5.8 of the Disclosure

Schedules or as otherwise contemplated by this Agreement, since June 30, 1997 and as of the date of this Agreement, there has not been:

         (a)      any Wireless Material Adverse Effect;

         (b) any sale, grant, dividend or other disposition, transfer or Encumbrance of any material asset or material interest owned or possessed by Wireless, other than those occurring in the ordinary course of business consistent with past practices and prior periods;

         (c) any expenditure or commitment by Wireless for the acquisition of assets of any kind, in the aggregate in excess of $50,000 (excluding any single expenditure or commitment of less than $5,000), other than expenditures or commitments in the ordinary course of business consistent with past practices and prior periods;

         (d) any damage, destruction or loss of such character as to interfere materially with the continued operation of any part of the business of Wireless (whether or not such loss was insured against), or to cause a Wireless Material Adverse Effect;

         (e) any increase in the cash compensation payable or to become payable by Wireless to any officer or key employee of Wireless, or any agreement therefor;

         (f) any change made or authorized in the Amended and Restated Articles of Incorporation or Bylaws of Wireless, except as contemplated by the Transactions;

         (g) any loans or advances by or to Wireless, other than renewals or extensions of existing indebtedness, uses of lines of credit and routine travel advances to its employees, in each case in the ordinary course of business;

         (h) any cancellation or payment by Wireless of any indebtedness owing to it or any cancellation or settlement by Wireless of any claims against others, other than in the ordinary course of business consistent with past practices;

         (i) any material failure by Wireless to operate its business other than in the ordinary course of business, any change from past practices in the manner of building or depleting inventories, incurring or collecting receivables, or incurring or paying trade payables or accrued liabilities;

         (j) any material failure to maintain the books and records of Wireless consistent with past practices or any material write-down of assets shown on the books and records of Wireless;

         (k)      any material change in accounting practices; or

         (l) any agreement or commitment by or on behalf of Wireless to do or to take any of the actions referred to in Section 5.8 (a) through (k).

         5.9 TAX MATTERS. Wireless has (1) timely filed all Tax reports and returns required to be filed by it when due (including any extensions of such due date), and such reports and returns were true and complete, (2) duly paid all Taxes and other charges (whether or not shown on any Tax return) due or claimed to be due from it by federal, foreign, state or local taxing authorities or an adequate reserve has been established therefor in the Financial Statements and (3) true and complete copies of all Tax reports and returns for the last three tax years have been delivered to Glenayre. The reserves for Taxes contained in the Financial Statements and carried on the books of Wireless are adequate to cover all Tax liabilities. Except as set forth on Schedule 5.9 of the Disclosure Schedules, no extensions of time to file any Tax return by Wireless are currently in effect. Since June 30, 1997, Wireless has incurred no material Tax liabilities other than in the ordinary course of business. There are no Tax liens (other than liens for current Taxes not yet due) upon any properties or assets of Wireless. Except as set forth on Schedule 5.9 of the Disclosure Schedules, there are no pending nor, to the knowledge of Wireless, threatened examinations relating to, or claims asserted for, Taxes or assessments against Wireless. Wireless has not granted or been requested to grant any extension of the limitation period applicable to any claim for Taxes or assessments with respect to Taxes. Wireless is not a party to any Tax allocation or sharing agreement. Wireless has duly withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other Person that required withholding (and have otherwise complied with all applicable Laws relating to the payment and withholding of Taxes).

         5.10 EMPLOYEES AND FRINGE BENEFIT PLANS.


         (a) Schedule 5.10(a) of the Disclosure Schedules sets forth the names and titles of all members of the Board of Directors and officers of Wireless and all employees of Wireless.

         (b) Schedule 5.10(b) of the Disclosure Schedules sets forth each employment, bonus, commission, deferred compensation, pension, stock option, stock appreciation right, employee stock ownership, profit-sharing or retirement plan, arrangement or practice, each medical, vacation, retiree medical, severance pay plan, and each other agreement or fringe benefit plan, arrangement or practice, of Wireless, whether in the form of a written document or not, which affects one or more of its respective employees, including all "employee benefit plans" as defined by Section 3(3) of ERISA (collectively, the "Plans").

         (c) For each Plan which is an "employee benefit plan" under Section 3(3) of ERISA, Wireless has delivered to Glenayre correct and complete copies of the plan documents and summary plan descriptions, the three most recent determination letters received from the Internal Revenue Service, if any, the three most recent Form 5500 Annual Reports, if any, the three most recent trust statements, financial statements or other documents detailing the investments and assets of such Plan, if any, and all related trust agreements, insurance contracts and funding agreements that implement each such Plan.

         (d) Wireless has no commitment, whether in writing or not and whether legally binding or not, (1) to create any additional Plan; (2) to modify or change any Plan in any material respect; or (3) to maintain for any period of time any such Plan. Schedule 5.10(d) of the Disclosure

Schedules sets forth an accurate and complete description of the funding policies (and commitments, if any) of Wireless with respect to each such existing Plan. For any Plan that is an "employee stock ownership plan" as defined by Section 4975(e)(7) of the Code or Section 407(d)(6) of ERISA or is invested in any securities issued by Wireless or any of its affiliates, Schedule 5.10(d) of the Disclosure Schedules also sets forth an accurate and complete description of (1) how and when the Plan acquired any such securities and the amount acquired and (2) any borrowings or indebtedness incurred by the Plan with respect to any such acquisition.

         (e) None of Wireless or any Plan or any trustee, administrator, fiduciary or sponsor of any Plan has engaged in any prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code for which there is no statutory exemption in Section 408 of ERISA or Section 4975 of the Code; all filings, reports and descriptions as to the Plans (including Form 5500 Annual Reports, summary plan descriptions, and summary annual reports) required to have been made or distributed to participants, the Internal Revenue Service, the United States Department of Labor and other Governmental Authorities have been made in a timely manner. Except as set forth on Schedule 5.10(e) of the Disclosure Schedules, there are no disputed claims, litigation, governmental proceedings or investigations pending or, to the knowledge of Wireless, threatened with respect to any of the Plans, the related trusts or other funding media, or any fiduciary, trustee, administrator or sponsor of the Plans, except for claims for health or medical benefits arising in the normal course of plan administration that have not progressed beyond the Plan's internal claims procedures and, if granted, will not differ in any material respect from the plan benefits historically provided under the Plan. Such Plans have been established, maintained and administered in all material respects in accordance with its governing documents and in compliance in all material respects with all applicable provisions of ERISA and the Code. Each Plan intended to qualify under
Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination, and, since the date of each most recent determination letter, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Plan.

         (f) Wireless has complied in all material respects with all applicable Laws relating to employees' employment and/or employment relationships, including employment termination Laws, employment leave Laws, wage and hour related Laws, anti-discrimination Laws, employee safety and workers compensation Laws and COBRA (defined herein to mean the requirements of Section 4980B of the Code, Proposed Treasury Regulation Section 1.162-26 and Part 6 of Subtitle B of Title I of ERISA).

         (g) Except as set forth on Schedule 5.10(g) of the Disclosure Schedules, the consummation of the Transactions will not (1) result in the payment or series of payments by Wireless to any employee or other Person of an "excess parachute payment" within the meaning of Section 280G of the Code, (2) entitle any employee or former employee of Wireless to severance pay, unemployment compensation or any other payment, or
(3) accelerate the time of payment or vesting of any stock option, stock appreciation right, deferred compensation, unreceived compensation, employee payable or other employee benefits under any Plan (including vacation and sick pay).

         (h) None of the Plans that are "welfare benefit plans," within the meaning of Section 3(1) of ERISA, provide for continuing benefits or coverage after termination or retirement from employment, except for COBRA rights under a "group health plan" as defined in Section 4980B(g) of the Code and Section 607 of ERISA.

         (i) Neither Wireless nor any "affiliate" of Wireless (defined herein to mean an entity which is a member of a "controlled group of corporations," or under "common control," with Wireless as defined in Section 414(b) or (c) of the Code or in the regulations promulgated thereunder) has ever participated in, contributed to or withdrawn from a multiemployer plan as defined in Section 4001(a)(3) of ERISA, and Wireless has not incurred, and does not owe, any liability as a result of any partial or complete withdrawal by any employer from such a multiemployer plan as described under Sections 4201, 4203 or 4205 of ERISA.

         (j) Neither Wireless nor any "affiliate" of Wireless (as defined in
Section 5.10(i)) has ever sponsored, maintained, participated in or contributed to an employee benefit plan or arrangement that is or was subject to Title IV of ERISA or any of the minimum funding standards or requirements of Section 412 of the Code.

         5.11 TITLE TO ASSETS.


         (a) Real Property and Leasehold Interests. Wireless owns no real property. Schedule 5.11(a) of the Disclosure Schedules sets forth all leases (including all amendments thereto) of real property under which Wireless is a lessee or sublessee (the "Leases"). Wireless has delivered to Glenayre copies of all Leases and all material notices from the landlords thereunder or its leasing agents with respect thereto, set forth on Schedule 5.11(a) of the Disclosure Schedules. Wireless has a valid and enforceable leasehold interest under all of the Leases, subject only to the terms and conditions set forth in the Leases and except as such enforceability may be limited by principles of public policy and subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies. Wireless is not in default in any material respect under any Lease, and there does not exist any event which with notice or the lapse of time or both would constitute such a default by Wireless thereunder. To the knowledge of Wireless, the landlord under each Lease is not in default thereunder and there does not exist any event which with notice or the lapse of time or both would constitute a default by such landlord thereunder. Except as set forth on Schedule 5.11(a) of the Disclosure Schedules, as to all such real property leased by Wireless (the "Leased Property"):

                  (1) Wireless has adequate rights of ingress and egress to all such Leased Property; and

                  (2) no notice of violation of any applicable Law, or of any covenant, condition, restriction or easement, affecting the Leased Property or with respect to the use or occupancy of the Leased Property, has been received by Wireless from any Governmental Authority having jurisdiction over the Leased Property.

         (b) Equipment. Wireless has good and marketable title to, or a valid leasehold interest in, all machinery and equipment, computers, office supplies, furniture, parts, transportation equipment and other tangible personal property (other than Inventory as hereinafter defined) material to the business of Wireless as presently conducted (the "Equipment"), free and clear of all Encumbrances, except those set forth on Schedule 5.11(b) of the Disclosure Schedules.

         (c) Inventory. Wireless has good and marketable title to (i) all of its inventories reflected on the balance sheet included in the financial statements for Wireless as of August 31, 1997 (the "August 31, 1997 Balance Sheet") and
(ii) inventory acquired after August 31, 1997, excluding inventory disposed of in the ordinary course of business (collectively, the "Inventory"), free and clear of all Encumbrances, except those set forth on Schedule 5.11(c) of the Disclosure Schedules.

         (d) Receivables. Except as set forth on Schedule 5.11(d) of the Disclosure Schedules, at the Closing, all accounts receivable of Wireless reflected on the August 31, 1997 Balance Sheet, plus additional accounts receivable of Wireless arising after August 31, 1997 and less any accounts receivables collected in full after August 31, 1997 (the "Receivables") will constitute valid and enforceable claims of Wireless, enforceable by it in accordance with the terms of the instruments or documents creating them. The Receivables are free and clear of all Encumbrances, except those set forth on
Schedule 5.11(d) of the Disclosure Schedules. All Receivables have arisen from bona fide transactions in the ordinary course of Wireless' business. Except as set forth on Schedule 5.11(d) of the Disclosure Schedules, all Receivables are collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of the allowance for doubtful accounts (as determined in accordance with GAAP as consistently applied). Schedule 5.11(d) of the Disclosure Schedules sets forth an accurate and complete aged accounts receivable report for Wireless as of August 31, 1997.

         (e) Intellectual Property. Schedule 5.11(e) of the Disclosure Schedules sets forth, as of the date of this Agreement, an accurate and complete list of all patents, trademark and service mark registrations, corporate name registrations, trade name registrations, copyright registrations, industrial design registrations, mask work registrations and all applications for any of the foregoing, owned by or developed by or for or used by Wireless, necessary or material to the business of Wireless as and where now conducted. Such listed items, together with all other trademarks and service marks, trade names, copyrightable works, trade secrets, proprietary information, know-how, and all other intellectual property of any type, owned by or developed by or for or used by Wireless, in connection with and material to the business of Wireless as and where now conducted, constitute the "Intellectual Property." Schedule 5.11(e) of the Disclosure Schedules also sets forth an accurate and complete list of (1) all material agreements and obligations of Wireless, or Encumbrances, relating to the Intellectual Property as of the date of this Agreement, (2) all claims, asserted and unasserted (but known to

Wireless) by Wireless against other Persons with respect to the Intellectual Property, and (3) claims, asserted and unasserted (but known to Wireless and probable of assertion), against Wireless by any Person based on the Intellectual Property, or any use of the Intellectual Property by Wireless, or otherwise in connection with the business of Wireless as and where now conducted. To the extent that Wireless uses the intellectual property of another Person, such use is lawful and in accordance with any applicable agreement with such other Person. Schedule 5.11(e) of the Disclosure Schedules sets forth all material agreements of Wireless with any other Person with respect to the use of any Intellectual Property as of the date of this Agreement. Except as set forth on
Schedule 5.11(e) of the Disclosure Schedules, there are no instances where it has been held or claimed and there is no basis upon which a valid claim may be made which could reasonably be expected to have a Wireless Material Adverse Effect, that any of the Intellectual Property or any use of the Intellectual Property by Wireless or any business of Wireless as and where now conducted infringes upon any intellectual property rights of any Person. Except as disclosed in Schedule 5.11(e) of the Disclosure Schedules, there are no instances where Wireless has claimed, and, to the knowledge of Wireless, there is no basis upon which a claim may be made, that any Person infringes upon any rights of Wireless with respect to the Intellectual Property.

         (f) Contract Rights. Schedule 5.11(f) of the Disclosure Schedules sets forth, as of the date of this Agreement, (1) any contract, agreement or commitment which requires Wireless to make aggregate payments thereunder in excess of $50,000 after August 31, 1997, (2) any contract, agreement or commitment pursuant to which Wireless is entitled to receive aggregate payments thereunder in excess of $50,000 after August 31, 1997, (3) any contract or agreement that grants rights to manufacture, produce, assemble, license, market or sell Wireless products to any other Person or otherwise affects Wireless' exclusive right to develop, manufacture, assemble, distribute, market or sell Wireless products and (4) any joint venture, partnership, participation or cost sharing agreement, license agreement, lease, note or other evidence of indebtedness, security agreement, mortgage, noncompetition agreement or power of attorney, whether written or unwritten so long as it is an enforceable obligation (collectively, the "Material Contracts"). The rights of Wireless under all Material Contracts are valid and enforceable by Wireless in accordance with its respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies. Wireless is not in default in any material respect (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default) under the Material Contracts (including the Leases). To the knowledge of Wireless, the other party to each Material Contract is not in default thereunder in any material respect (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default). To the knowledge of Wireless, there is no threatened cancellation of any Material Contract. To the knowledge of Wireless, there is no outstanding dispute under any Material Contract. All amendments or supplements to the Material Contracts and all material notices with respect to such Material Contracts as of the date of this Agreement are set forth on Schedule 5.11(f) of the Disclosure Schedules.

        5.12 CONDITION OF TANGIBLE ASSETS.


         (a) Fixtures. The fixtures and leasehold improvements owned by Wireless and located on the Leased Property are in good condition and repair, ordinary wear and tear excepted.

         (b) Hazardous Substances. For purposes of this Agreement, the following terms shall have the following meanings:

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law (for purposes of (1) and (2) below, "Claims") or to any material provision of any permit issued under any such Environmental Law, including:

                  (1) any and all Claims by Governmental Authorities for investigation, oversight, enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law; and

                  (2) any and all Claims by any third party seeking damages, response costs, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment arising from Hazardous Materials.

         "Environmental Law" means any Law, now in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health or safety, or hazardous, toxic or dangerous materials, substances or wastes, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA"); the Toxic Substances Control Act, as amended, 15 U.S.C. ss.ss. 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. ss.ss. 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1251 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. ss.ss. 136, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.ss. 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.ss. 6901 et seq. ("RCRA"); the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq.; and any similar state or local Law.

         "Hazardous Materials" shall mean "hazardous substances" as defined in
Section 101(14) of CERCLA, "hazardous waste" and "hazardous constituents" as defined in RCRA and its implementing regulations, and any other substances defined as pollutants, contaminants, toxic, hazardous or harmful or dangerous to human health or the environment under any applicable Environmental Law, including:

                  (1) any petroleum or petroleum products, chlorinated solvents, explosives, radioactive materials, asbestos, asbestos products, urea formaldehyde foam insulation, polychlorinated biphenyls (PCB's), including transformers or other equipment that contain dielectric fluid containing detectable levels of polychlorinated biphenyls in excess of legally allowable limits, and radon gas;

                  (2) any hazardous or toxic waste, substance or material defined as such, or as harmful to human health or the environment, in (or for purposes of) any current Environmental Law or currently listed as such pursuant to any Environmental Law; and

                  (3) any other chemical, material or substance, the addition of which to the air, earth, surface water or groundwater is prohibited, limited or regulated by any Environmental Law.

         "Wireless Property" shall mean (1) any real property and improvements presently owned, leased, used, operated or occupied by Wireless, and (2) any other real property and improvements at any previous time owned, leased, used, operated or occupied by Wireless.

         "Release" means disposing, depositing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like (including abandoning or disposing of any barrels, containers or other closed receptacles containing any Hazardous Materials), into or upon any land or water (including surface or ground water) or air, or otherwise entering into the environment.

Except as set forth on Schedule 5.12 of the Disclosure Schedules:

                  (1) to the knowledge of Wireless, during the tenancy of Wireless with respect to any Wireless Property, Hazardous Materials have not been Released (whether illegally or not) on any Wireless Property by Wireless or its agents, employees or contractors;

                  (2) to the knowledge of Wireless, during the tenancy of Wireless with respect to any Wireless Property, no asbestos-containing materials or other Hazardous Materials have been installed in or affixed to structures on any Wireless Property by Wireless or its agents, employees or contractors;

                  (3) to the knowledge of Wireless, during the tenancy of Wireless with respect to any Wireless Property, Hazardous Materials have not been disposed of or otherwise Released on any Wireless Property by Wireless or its agents, employees or contractors, and Hazardous Materials used or generated by Wireless or its agents, employees or contractors at any Wireless Property have not at any time been illegally disposed of on any other property by any Person for whom Wireless is legally responsible;

                  (4) with respect to any Wireless Property, Wireless is currently, and has at all times in the past been, in compliance with all Environmental Laws and the requirements of any permits, licenses, authorizations and other governmental consents issued under such Environmental Laws applicable to its operations except where the failure to comply would not have a Wireless Material Adverse Effect;

                  (5) there are no past, pending or, to the knowledge of Wireless, threatened Environmental Claims against Wireless.

         (c) Equipment. All of the Equipment is in good condition and repair, ordinary wear and tear excepted.

         (d) Inventory. Except to the extent provided for by inventory reserves reflected on the August 31, 1997 Balance Sheet, the Inventory is in good condition, not obsolete or defective and is useable or saleable in the ordinary course of business.

         5.13 LEASES. Schedule 5.13 of the Disclosure Schedules sets forth (i) all leases by Wireless of tangible personal property to any other Person and
(ii) all leases by Wireless of tangible personal property from any other Person, and with a term of 12 months or greater.

         5.14 ARMS-LENGTH TRANSACTIONS. Schedule 5.14 of the Disclosure Schedules sets forth all material transactions, since June 30, 1995, between third Persons and Wireless that have not been conducted on an arms-length basis. Except as set forth on Schedule 5.14 of the Disclosure Schedules, (1) to the knowledge of Wireless, none of the officers of Wireless has any direct or indirect interest, profit participation or ownership (other than through non-controlling investments in securities of publicly-held corporations) in businesses which are competitors of Wireless or (2) except for routine travel advances made to employees of Wireless in the ordinary course of business consistent with past practices, Wireless has no outstanding loans or other advances to any shareholder, officer, director or employee of Wireless.

         5.15 LAWFULLY OPERATING. Except (i) as set forth on Schedule 5.15 of the Disclosure Schedules or (ii) for any conflict, default or violation which would not have a Wireless Material Adverse Effect, would not prevent or delay consummation of the Merger in any material respect or otherwise prevent Wireless from performing its obligations under this Agreement in any material respect, Wireless is not in conflict with, or in default or violation of, (1) any Law applicable to Wireless or by which any of its property or assets is bound or affected or (2) the provisions of any note, bond, mortgage, indenture, contract, agreement, understanding, arrangement, commitment, lease, license, permit, franchise or other instrument or obligation to which Wireless is a party or by which Wireless or any of its property or assets is bound or affected, nor does any circumstance exist which with notice or the passage of time or both would result in such a conflict, default, or violation.

         5.16 NO LITIGATION. Except as set forth on Schedule 5.16 of the Disclosure Schedules, as of the date of this Agreement, there is no pending nor, to the knowledge of Wireless, threatened lawsuits or administrative proceedings or investigations against Wireless or to which any of its assets are subject. After the date of this Agreement and through the Closing Date, there will be no pending or, to the knowledge of Wireless, threatened lawsuits or administrative proceedings or investigations against Wireless or to which any of its assets are subject that individually or in the aggregate could reasonably be expected to have a Wireless Material Adverse Effect. Wireless is not subject to any currently existing order, writ, injunction, or decree relating to its operations. Except as set forth on Schedule 5.16 of the Disclosure Schedules, there are no material "loss contingencies" (as defined in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FAS 5")), which would be required by FAS 5 to be disclosed or accrued in financial statements of Wireless were such statements prepared at the time this warranty is made or deemed made.

         5.17 LABOR MATTERS. Since June 30, 1995, Wireless has not been a party to any collective bargaining agreement or been the subject of any union activity or labor dispute, and there has not been any strike of any kind called or, to the knowledge of Wireless, threatened to be called against Wireless. Wireless has not violated any applicable Law relating to labor or labor practices or has any liability to any of its employees, agents or consultants in connection with grievances by, or the termination or employment of, such employees, agents or consultants, except where such violation or liability would not have a Wireless Material Adverse Effect. To the knowledge of Wireless, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any of Wireless' employees.

         5.18 BROKERS. Except as set forth on Schedule 5.18 of the Disclosure Schedules, there is no contract, arrangement or understanding by Wireless with any Person that may result in the obligation of Wireless or Glenayre or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions.

         5.19 BANK ACCOUNTS. Schedule 5.19 of the Disclosure Schedules sets forth all bank accounts, vaults and safe deposit boxes used by, or in the name of, Wireless, including the account, vault or box number, the institution at which the account, vault or box is maintained, and the signatories authorized for the account or Persons authorized to have access to the vault or box.

         5.20 INSURANCE. Schedule 5.20 of the Disclosure Schedules sets forth all policies of insurance now in effect covering the assets, properties and business of Wireless and all life insurance policies maintained by them. Wireless has delivered an accurate and complete copy of each of such policies to Glenayre. Schedule 5.20 of the Disclosure Schedules also sets forth all claims made by Wireless since June 30, 1995 under any policies of insurance covering the assets, properties or business of Wireless. Wireless has not done anything by way of action or inaction that invalidates any of such policies in whole or in part. Since June 30, 1995, no insurance policy of Wireless has been canceled by the insurer and no application by Wireless for insurance has been rejected by any insurer.

         5.21 WARRANTY AND PRODUCT LIABILITY MATTERS. Except as set forth on
Schedule 5.21 of the Disclosure Schedules and except to the extent that any loss therefrom would not exceed any general or specific reserves established by Wireless in its Financial Statements, (1) the products and services currently being provided to the marketplace by Wireless are in material compliance with and meet in all material respects all express and implied warranties and the requirements and standards of all Laws applicable to the sale or provision of such products and services and (2) there are no pending nor, to the knowledge of Wireless, threatened product or service warranty or liability claims in respect of products or services sold or provided by it, which individually or in the aggregate would reasonably be expected to have a Wireless Material Adverse Effect.

         5.22 WARRANTY, REPURCHASE AND OTHER SERVICE OBLIGATIONS. Schedule 5.22 of the Disclosure Schedules sets forth all warranties given by Wireless relating to its products and services since June 30, 1995.

         5.23 CUSTOMERS AND SUPPLIERS. Schedule 5.23 of the Disclosure Schedules sets forth, with respect to the fiscal year of Wireless ended on June 30, 1997,
(1) the largest customer of Wireless during such period and (2) the largest supplier of Wireless during such period. Except to the extent set forth on
Schedule 5.23 of the Disclosure Schedules, since June 30, 1997 and through the date of this Agreement, no material adverse change has occurred in the business relationship of Wireless with its customers and suppliers listed in such Schedule.

         5.24 GUARANTEES. Wireless is not a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person.

         5.25 DEVELOPMENT OF ACCESSMATE AND ACCESSLINK II. On or before the following respective target dates, the minimum number of units of the AccessMate (Initial Version) device, the AccessMate device and the AccessLink II device set forth on Schedule 5.25 of the Disclosure Schedules will have been manufactured using the standard AVEX production line and each such device will, in all material respects, be fully functional, designed in accordance with, and have the capabilities specified in, the specifications in such Schedule 5.25:

      Device                                      Target Date

      AccessMate (Initial Version)                March 31, 1998
      AccessMate                                  May 1, 1998
      AccessLink II                               June 30, 1998

         5.26 FULL DISCLOSURE. All of the written information provided by Wireless and its representations herein, in the Exhibits hereto or in the Disclosure Schedules are true, correct, and complete in all material respects and no written representation, warranty or statement made by Wireless in this Agreement, the Exhibits or in the Disclosure Schedules contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty, or statement, in light of the circumstances under which it was made, not misleading to Glenayre.

                                    ARTICLE 6

            REPRESENTATIONS AND WARRANTIES OF GLENAYRE AND MERGER SUB

         Glenayre and Merger Sub hereby jointly and severally represent and warrant to Wireless and the Wireless Shareholders that:

         6.1 ORGANIZATION AND QUALIFICATION. Each of Glenayre and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Glenayre and Merger Sub are each duly qualified or licensed as a foreign corporation to do business, and each is in good standing, in each jurisdiction where the character of the properties owned, leased, or operated by such corporation or the nature of its business makes such qualification or licensing necessary.

         6.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Articles or Certificate of Incorporation and the Bylaws of Glenayre and Merger Sub are in full force and effect. Neither Glenayre nor Merger Sub is in violation of any provision of its Articles or Certificate of Incorporation or Bylaws.

         6.3 CAPITALIZATION. The authorized capital stock of Glenayre consists of 200,000,000 shares of Common Stock, par value $.02 per share ("Glenayre Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share ("Glenayre Preferred Stock"). As of August 31, 1997, approximately 61,780,416 shares of Glenayre Common Stock were issued and approximately 60,409,404 shares of Glenayre Common Stock were outstanding, all of which shares were validly issued and are fully paid and nonassessable. As of the date hereof, no shares of Glenayre Preferred Stock are issued and outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, all of which shares are issued and outstanding and held of record by Glenayre free and clear of all Encumbrances, except for restrictions imposed by applicable securities Laws. These shares were validly issued and are fully paid and nonassessable.

         6.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Glenayre and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Glenayre and Merger Sub and the consummation by Glenayre and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Glenayre and Merger Sub and no other corporate proceedings on the part of Glenayre or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the filing and recordation of the appropriate merger documents as required by the CGCL). This Agreement has been duly and validly executed and delivered by Glenayre and Merger Sub and, assuming the due authorization, execution and delivery by Wireless, constitutes a legal, valid and binding obligation of each of Glenayre and Merger Sub, enforceable against them in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies.

       6.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.


         (a) The execution and delivery of this Agreement by Glenayre and Merger Sub do not, and the performance of the Transactions by Glenayre and Merger Sub will not, (1) conflict with or violate the Articles or Certificate of Incorporation or Bylaws of Glenayre or Merger Sub, (2) conflict with or violate any Law applicable to Glenayre or Merger Sub or by which any of its property or assets is bound or affected, or (3) result in any breach of or constitute a default (or any event which with notice or the passage of time or both would result in a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Glenayre or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Glenayre or Merger Sub is a party or by which any of them or any of its property or assets is bound or affected.

         (b) The execution and delivery of this Agreement by Glenayre and Merger Sub do not, and the performance of the Transactions by Glenayre and Merger Sub will not, require any consent or authorization of, or filing with or notification to, any Governmental Authority, except (1) for (i) applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws,
(ii) the pre-merger notification requirements of the HSR Act and (iii) filing and recordation of appropriate merger documents as required by the CGCL, and (2) where failure to obtain such consents, approvals, authorizations or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Glenayre or Merger Sub from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Glenayre Material Adverse Effect.

         6.6 SEC REPORTS. Glenayre has filed all forms, reports and documents required to be filed by it under the Exchange Act with the SEC since January 1, 1997, and has delivered to Wireless (1) its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (2) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997 and (3) all proxy statements relating to Glenayre's meetings of shareholders held since January 1, 1997 (the forms, reports and other documents referred to in clauses (1), (2) and (3) above being referred to herein, collectively, as the "Glenayre SEC Reports"). The Glenayre SEC Reports (1) comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and (2) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Glenayre has heretofore furnished to Wireless a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Glenayre with the SEC pursuant to the Exchange Act.

         6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of Glenayre's balance sheet dated June 30, 1997, except for the potential write-off of in-process research and development expenditures, there has not been: (i) any event that has had or is reasonably expected to have a Glenayre Material Adverse Effect, (ii) any material change by Glenayre in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or
(iii) any material revaluation by Glenayre of any of its material assets, including writing down the value of capitalized inventory or writing off notes or accounts receivable, other than in the ordinary course of business.

         6.8 BROKERS. Neither Glenayre nor Merger Sub has entered into any contract, arrangement or understanding with any Person (other than Donaldson, Lufkin & Jenrette Securities Corporation) which may result in the obligation of Wireless, Glenayre or Merger Sub to pay any finder's fees, brokerage or other agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions.

                                    ARTICLE 7

                                    COVENANTS

         7.1 COVENANTS OF GLENAYRE AND WIRELESS. During the period from the date hereof and continuing until the Effective Time (except as expressly contemplated or permitted hereby, or to the extent Wireless consents in writing in the case of Glenayre's and Merger Sub's obligations and to the extent Glenayre consents in writing in the case of Wireless' obligations) each of Glenayre, Merger Sub and Wireless covenants with the other that, insofar as the obligations relate to it:

         (a) Glenayre, Merger Sub and Wireless shall cooperate and use their respective best efforts to file a Notification and Report Form for Certain Mergers and Acquisitions under the HSR Act with the U.S. Department of Justice and the Federal Trade Commission.

         (b) Glenayre, Merger Sub and Wireless shall cooperate and use their respective best efforts (1) to prepare all documentation, to effect all filings and to obtain all consents and authorizations of all Governmental Authorities and other third Persons necessary to consummate the Transactions and (2) to cause the Transactions to be consummated as expeditiously as is reasonably practicable.

         7.2 COVENANTS OF WIRELESS. Wireless covenants and agrees with Glenayre and Merger Sub that during the period from the date hereof and continuing until the Effective Time (except as expressly contemplated or permitted hereby, or to the extent that Glenayre shall otherwise consent in writing):

         (a) Wireless shall carry on and conduct its business only in the ordinary course in substantially the same manner as previously conducted and shall use all reasonable efforts to preserve intact its present business organizations, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

         (b) Wireless shall allow all designated officers, attorneys, accountants and other representatives of Glenayre access at all reasonable times during regular business hours to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of Wireless as Glenayre shall reasonably request.

         (c) Subject to the exercise by the Wireless Board of Directors of its fiduciary duties required by applicable Law, Wireless agrees that for a period of 90 days from the date hereof (the "Exclusivity Period") (1) it shall not, and shall direct and use its best efforts to cause Wireless' directors, officers, employees, Principal Shareholders, advisors, accountants and attorneys (the "Representatives"), including such Representatives of any of Wireless' affiliated Persons, not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Wireless (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person in furtherance of an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (2) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted previously with respect to any of the foregoing and will take the necessary steps to inform the Representatives of the obligations undertaken in this Section 7.2(c); and (3) it will notify Glenayre immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it.

         (d) Subject to the timing of the review by the U.S. Department of Justice and the Federal Trade Commission of the Pre-Merger Notification and Report Form to be filed by the parties, Wireless shall take all action necessary in accordance with California Law and its Amended and Restated Articles of Incorporation and Bylaws to convene a special meeting of the Wireless Shareholders (or seek consent in lieu of a meeting) for the purpose of considering and approving the Merger and Wireless shall consult with Glenayre in connection therewith. Wireless shall promptly prepare an appropriate proxy statement or similar disclosure document (the "Proxy Statement") and mail it to the Wireless Shareholders. Glenayre shall furnish to Wireless for inclusion in the Proxy Statement all such information relating to Glenayre and its subsidiaries as Wireless may reasonably request. Wireless agrees that the Proxy Statement at the time of mailing thereof and at the time of the meeting of the shareholders of Wireless (or during the period that consents are solicited or received) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact relates to Glenayre or its subsidiaries and was furnished by Glenayre. Glenayre agrees that the information relating to it or its subsidiaries and furnished by it for inclusion in the Proxy Statement, at the time of mailing thereof and at the time of the meeting of the shareholders of Wireless (or during the period that consents are solicited or received), will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement will be made by Glenayre or Wireless without the approval of the other party. The form of proxy (or consent) accompanying the Proxy Statement will state that a vote by a Wireless Shareholder in favor of the Merger shall also constitute a consent by such Wireless Shareholder to be bound by the terms of this Agreement and shall be in a form reasonably satisfactory to Glenayre. Wireless shall use its best efforts to solicit from the Wireless Shareholders proxies in favor of the Merger (and consenting to be bound by the terms of this Agreement) and shall take all other actions necessary or advisable to secure the vote or consent of the Wireless Shareholders required by California Law to approve the Merger.

         (e) Wireless shall use all reasonable efforts to obtain and furnish to Glenayre prior to the Effective Time a Warrant Termination Agreement executed by each Wireless Warrantholder.

         (f) Wireless shall use all reasonable efforts to obtain and furnish to Glenayre prior to the Effective Time the written consents set forth on Section B of Schedule 5.5 of the Disclosure Schedules.

         (g) Except as disclosed in Schedule 7.2(g) of the Disclosure Schedules, Wireless will make all normal and customary repairs, replacements, and material improvements to its facilities, will not dispose of any Equipment other than at fair market value and with the prior written consent of Glenayre, and without limiting the generality of the foregoing or the covenants set forth in Section 7.2(a), Wireless will not, without the prior written consent of Glenayre (such consent to be given by Gary B. Smith, Eugene C. Pridgen or Stan Ciepcielinski on behalf of Glenayre, which consent shall not be unreasonably withheld) or as otherwise contemplated by this Agreement:

                  (1) change any provision of its Amended and Restated Articles of Incorporation or Bylaws (except as contemplated by the Transactions);

                  (2) except for (i) the issuance of Wireless Common Stock pursuant to the exercise of any Wireless Stock Options or any Wireless Warrant, (ii) the granting of options to employees under the Wireless Stock Option Plans in accordance with the guidelines set forth in
         Schedule 7.2(g)(2) of the Disclosure Schedules or (iii) the repurchase by Wireless of Wireless Capital Stock pursuant to existing agreements in accordance with the guidelines set forth in Schedule 7.2(g)(2) of the Disclosure Schedules, change the number of shares of the authorized, issued or outstanding capital stock of Wireless, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Wireless, or declare, set aside or pay any dividend or other distribution in cash or in kind with respect to the outstanding capital stock of Wireless;

                  (3) incur any liabilities or obligations, whether directly or indirectly, or by way of guaranty, and whether or not evidenced by any note, bond, debenture, or similar instrument, except pursuant to existing credit facilities as described in

         Schedule 5.11(f) of the Disclosure Schedules or as otherwise permitted herein, and except in the ordinary course of business consistent with past practices and prior periods;

                  (4) except as set forth on Schedule 7.2(g)(4) of the Disclosure Schedules or as required by the introductory sentence of this Section 7.2(g), make any capital expenditures (or enter into any lease required to be capitalized in accordance with GAAP) individually in excess of $25,000 or in the aggregate in excess of $50,000 (excluding any single expenditure of less than $5,000), other than reasonable expenditures necessary to maintain existing assets in good working order and repair, reasonable wear and tear excepted;

                  (5) pay any bonuses or commissions to any employee of Wireless except as set forth on Schedule 7.2(g)(5) of the Disclosure Schedules and except pursuant to programs or arrangements in effect on the date of this Agreement; enter into any new or amend in any respect any existing employment agreement with any Person; adopt any new or amend in any respect any existing Plan, except as may be otherwise required by Law; purchase any "key man" life insurance policy covering any employee or director of Wireless or any other Person; grant any increase in compensation or benefits of any kind to its employees, officers or directors, except regularly scheduled general increases in the ordinary course of business and consistent with past practices and policies; or effect any change in any respect in retirement benefits to any class of employees or officers, except as otherwise required by Law;

                  (6) except as set forth on Schedule 7.2(g)(6) of the Disclosure Schedules, sell, mortgage, pledge, or otherwise dispose of or encumber any material asset owned by Wireless, other than sales, mortgages, pledges or other dispositions or Encumbrances occurring in the ordinary course of business consistent with past practices and prior periods or as required by agreements existing as of the date of this Agreement and disclosed in the Disclosure Schedules;

                  (7) except as set forth on Schedule 7.2(g)(7) of the Disclosure Schedules, make any material modification of or material amendment to any of the contracts or agreements set forth on Schedules 5.11(a) , 5.11(e), 5.11(f) or 5.13 of the Disclosure Schedules;

                  (8) fail to maintain in full force and effect all insurance now carried by Wireless;

                  (9) institute any changes in management personnel or policy of a significant nature;

                  (10) except as set forth on Schedule 7.2(g)(10) and Schedule
         5.8 of the

         Disclosure Schedules, take any action or fail to take any action that, if taken or omitted, would be required to be disclosed under the provisions of Section 5.8 (had such action or omission occurred prior to the date of this Agreement);

                  (11) enter into any contract or agreement required to be disclosed under the provisions of Section 5.11(a), 5.11(e), 5.11(f) or
         5.13 (had such contract or agreement been entered into prior to the date of this Agreement); or

                  (12) make any agreement or commitment by or on behalf of Wireless to do or take any of the actions referred to in the foregoing
         Section 7.2(g)(1) through (11).

         (h) Without the prior written consent of Glenayre, Wireless shall not knowingly take any action which would cause or would be reasonably likely to cause any of the conditions to the Merger set forth in Article 8 not to be fulfilled, including taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made by Wireless herein not to be true and correct in all material respects as of any time between the date of this Agreement and the Closing Date.

         (i) Within 15 days after the end of each calendar month, Wireless shall promptly provide to Glenayre its monthly balance sheet as of the end of such month and its statement of operations for the month then ended.

         (j) Except as and to the extent required by Law, neither Wireless nor its representatives shall make any written public statements regarding the Merger or this Agreement without the prior approval of Glenayre.

        7.3  COVENANT OF GLENAYRE AND MERGER SUB.


         (a) Glenayre and Merger Sub covenant with Wireless that, during the period from the date hereof and continuing until the Effective Time (except as expressly contemplated or permitted hereby, or to the extent that Wireless shall otherwise consent in writing), neither Glenayre nor Merger Sub shall knowingly take any action which would cause or would be reasonably likely to cause any of the conditions to the Merger set forth in Article 8 not to be fulfilled, including taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made by Glenayre and Merger Sub herein not to be true and correct in all material respects as of any time between the date of this Agreement and the Closing Date.

         (b) Except as and to the extent required by Law, Glenayre shall not make any written public statements regarding the Merger or this Agreement without the prior approval of Wireless.

        7.4  INDEMNIFICATION OF WIRELESS OFFICERS AND DIRECTORS.
  After the Effective Time and to the extent not prohibited by Law, Glenayre shall cause Wireless to continue to indemnify and hold harmless each person who immediately prior to the Effective Time was an officer, director or employee of Wireless or other person entitled to be indemnified by Wireless pursuant to and in accordance with (i) all applicable statutory and common laws, (ii) the Amended and Restated Articles of Incorporation and Bylaws of Wireless as they are currently in effect on the date hereof, and (iii) any agreement between Wireless and such officer, director or employee, to the same extent as provided in such Amended and Restated Articles of Incorporation and Bylaws or agreement; provided that it is agreed that the foregoing undertaking shall not grant to any such officers, directors or employees or other person rights of indemnity against Wireless more extensive than those such persons may currently have against Wireless. This section shall survive the consummation of the Merger, is intended to benefit the indemnified parties, and shall be binding on all successors and assigns of Glenayre and Wireless.

         7.5 FILING OF S-8. Concurrently with the Closing, (i) Glenayre shall cause to be filed with the SEC a registration statement on Form S-8 with respect to the Wireless Stock Options, providing for issuance of Glenayre Common Stock upon exercise of the Wireless Stock Options after the Effective Time, and will use its best efforts to cause such registration statement to become effective, and (ii) Glenayre shall cause the Glenayre Common Stock issuable upon exercise of the Wireless Stock Options after the Effective Time to be approved for listing on the NASDAQ Stock Market.

         7.6 CERTAIN BENEFIT PLANS. Glenayre shall take such reasonable actions as are necessary to allow eligible employees of Wireless to participate in the benefit programs of Glenayre, or in alternative benefit programs substantially comparable to those applicable to employees of Glenayre on substantially similar terms, as soon as practicable after the Effective Time in accordance with the terms of such programs. To the extent reasonably possible, eligible employees of Wireless shall receive credit under any Glenayre employee welfare benefit plans (within the meaning of Section 3(l) of ERISA) for the duration of their service with Wireless, and such Glenayre employee welfare benefit plans shall not provide any pre-existing condition exclusions with respect to the Wireless employees, and the deductibles under such Glenayre employee welfare benefit plans shall be reduced by any deductibles paid under the Plans with respect to the Wireless employees for the plan year in which the Effective Time occurs.

         7.7 RELOCATION. Glenayre does not currently intend to relocate any of the employees of Wireless to a facility outside the San Francisco Bay area. In the event that Glenayre shall desire to relocate any such employees within the 12-month period immediately after the Effective Time, Glenayre shall consult with senior management of Wireless.

                                    ARTICLE 8

                                   CONDITIONS

         8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, except to the extent that the parties hereto may mutually waive in writing any one or more thereof in whole or in part:

         (a) This Agreement and the Transactions shall have been approved in the requisite manner, according to the Amended and Restated Articles of Incorporation and By-laws of Wireless and CGCL, by the holders of the issued and outstanding shares of Wireless Capital Stock entitled to vote thereon and all other necessary shareholder approvals shall have been received, which approval(s) and the voting thereon shall be certified by the Chief Executive Officer of Wireless.

         (b) No action or proceeding shall have been instituted before a court or other Governmental Authority to restrain or prohibit the Transactions or to obtain an amount of damages or other material relief in connection with the execution of the Agreement or the related agreements or the consummation of the Merger; and no Governmental Authority shall have given notice to any party hereto to the effect that consummation of the Transactions would constitute a violation of any applicable Law or that it intends to commence proceedings to restrain consummation of the Merger.

         (c) All consents, authorizations, orders and approvals of any Governmental Authority (or filings or registrations with any Governmental Authority) required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of Glenayre and Wireless, taken as a whole, following the Effective Time.

         (d) The applicable waiting period under the HSR Act shall have expired or been terminated.

         (e) Glenayre, Merger Sub and Wireless shall have executed and delivered the Agreement of Merger and appropriate certificates for filing with the Secretary of State of California.

         (f) Glenayre, the Shareholder Representative and the Escrow Agent shall have entered into the Escrow Agreement.

         8.2 CONDITIONS TO OBLIGATION OF WIRELESS TO EFFECT THE MERGER. The obligations of Wireless to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, except to the extent that Wireless may, in its sole and absolute discretion, waive in writing any one or more thereof in whole or in part:

         (a) Glenayre shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Glenayre and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the Closing Date, and Wireless shall have received a certificate of the Chief Executive Officer of Glenayre, dated the Closing Date, certifying to such effect.

         (b) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Glenayre that would have or would be reasonably likely to have a Glenayre Material Adverse Effect other than (i) any such change that affects Wireless and Glenayre in a substantially similar manner and (ii) any change in the two-way paging industry as a whole.

         (c) Wireless shall have received a written opinion letter, dated as of the Closing Date, from Kennedy Covington Lobdell & Hickman, L.L.P. substantially in the form of Exhibit E attached hereto.

         (d) Wireless shall have received a good standing certificate for Glenayre from the Secretary of State of Delaware and for Merger Sub from the Secretary of State of California.

         (e) Wireless shall have received from Glenayre and Merger Sub certified copies of all resolutions adopted by the Board of Directors of each respective corporation and the sole shareholder of Merger Sub in connection with this Agreement and the Transactions.

         8.3 CONDITIONS TO OBLIGATION OF GLENAYRE AND MERGER SUB TO EFFECT THE MERGER. The obligations of Glenayre and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, except to the extent that Glenayre and Merger Sub may, in their sole and absolute discretion, waive in writing any one or more thereof in whole or in part:

         (a) Wireless shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Wireless contained in this Agreement shall be true and correct in all material respects as of the Closing Date, and Glenayre shall have received a certificate of the Chief Executive Officer of Wireless, dated the Closing Date, certifying to such effect.

         (b) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of Wireless that would be reasonably likely to have a Wireless Material Adverse Effect other than (i) any such change that affects Wireless and Glenayre in a substantially similar manner and (ii) any change in the two-way paging industry as a whole.

         (c) Glenayre shall have received a written opinion letter, dated as of the Closing Date, from Wilson Sonsini Goodrich & Rosati substantially in the form of Exhibit F attached hereto.

         (d) Glenayre shall have received reasonable assurances from Wireless to the effect that no Wireless Warrantholder shall have any right to receive any capital stock or other property, except for such Wireless Warrantholder's Warrant Termination Amount, from Wireless or Glenayre.

         (e) The consents set forth on Section B of Schedule 5.5 of the Disclosure Schedules shall have been obtained in form and substance satisfactory to Glenayre.

         (f) As of the Closing Date, Wireless shall have signed purchase orders and contracts totaling at least $22,500,000 in commitments for Wireless products, and Glenayre shall have received a certificate of the Chief Financial Officer of Wireless, dated the Closing Date, certifying to such effect.

         (g) Glenayre shall have received good standing certificates for Wireless from the Secretary of State of California and from the Secretary of State of each state where Wireless is qualified to do business.

         (h) Each of the individuals set forth on Schedule 8.3(h) of the Disclosure Schedules shall have executed and delivered to Glenayre the Noncompetition Agreement that pertains to him or her.

         (i) Greg L. Reyes shall have executed and delivered to Glenayre the Employment Agreement.

         (j) There shall have occurred no material adverse change in Wireless' development schedule or product release targets of the AccessMate or the AccessLink II devices, and Glenayre shall have received a certificate of the Chief Executive Officer of Wireless, dated the Closing Date, certifying to such effect.

         (k) The Motorola Licenses shall not have been terminated and no such termination shall be threatened by Motorola.

         (l) No material intellectual property infringement claims shall have been made or threatened against Wireless.

         (m) To the extent such consent is required by applicable Law or the terms of their Wireless Stock Option agreements, all Wireless Optionholders shall have agreed to the substitution of their Wireless Stock Options for Glenayre stock options as provided in Section 4.4.

         (n) The Wireless Shareholders shall have no voting, registration, rights of first refusal or other rights with respect to the Wireless Common Stock or Wireless Preferred Stock after the Effective Time.

         (o) Glenayre shall have received from Wireless certified copies of all resolutions adopted by the Board of Directors and shareholders of Wireless in connection with this Agreement and the Transactions.

                                    ARTICLE 9

                                 INDEMNIFICATION

         9.1 INDEMNIFICATION. Subject to the limitation set forth in Section 4.8(e), the Wireless

Shareholders hereby indemnify, defend and hold harmless Glenayre and its successors and assigns, from and against any and all Loss or Losses that Glenayre or Wireless or its respective subsidiaries, its respective successors and assigns, or any one or more of them, may sustain or incur, directly or indirectly, arising out of or incident to or by reason of (1) the breach of any representation or warranty made by Wireless in this Agreement, or any document, certificate or other agreement entered into, furnished or to be furnished by Wireless pursuant to this Agreement, (2) any breach of any covenant to be performed by or on the part of Wireless under this Agreement, or any document, certificate, or other agreement or instrument entered into, furnished or to be furnished by Wireless pursuant to this Agreement, (3) any matter set forth on
Schedule 9.1 of the Disclosure Schedules, or (4) the matters set forth in
Section 9.4. Notwithstanding any provision of this Section 9.1 to the contrary, the Wireless Shareholders shall have no liability for indemnification under this
Section 9.1 except to the extent that the aggregate amount of Losses exceeds $250,000 (except to the extent otherwise provided in Schedule 9.1 of the Disclosure Schedules). All rights to indemnification under this Section 9.1 shall expire on the Expiration Date except as to any matter as to which Glenayre has given Notice of Claim pursuant to Section 9.2 prior to such date. Notwithstanding anything in this Article 9 or elsewhere in this Agreement to the contrary, except for (1) the obligation of the Shareholders to pay any of the fees and expenses which they are to bear under Section 4.7, (2) common law fraud, (3) any remedies available to Glenayre under the Noncompetition Agreements or the Employment Agreement or (4) any remedies available to Glenayre or Wireless under Section 10.5, the indemnification provisions of this Article 9 shall be the sole and exclusive remedy available to Glenayre for any breach of Wireless' representations, warranties, agreements, covenants or any other agreement or provision contained in this Agreement or in the Disclosure Schedules or in any certificate or agreement delivered pursuant to this Agreement or otherwise in connection with this Agreement and the Transactions, or any causes of action related to any of the foregoing.

         9.2 NOTICE. If any matter shall arise that may involve or give rise to a claim by Glenayre against the Wireless Shareholders under the provisions of
Section 9.1 (an "Indemnity Claim"), Glenayre shall give prompt written notice thereof (the "Notice of Claim") to the Shareholder Representative and the Escrow Agent stating the general nature of the Indemnity Claim with reasonable detail as to the alleged basis of the Indemnity Claim and the Section of this Agreement of which a violation is alleged. If any Indemnity Claim is based upon any claim, demand, suit or action of any third party against Glenayre, Wireless or its respective subsidiaries, or its respective successors or assigns (a "Third Party Claim"), then Glenayre shall, or shall cause Wireless to, undertake the defense of such Third Party Claim, shall conduct such defense as would a reasonable and prudent person to whom no indemnity were available and shall permit the Shareholder Representative (at the sole expense of the Wireless Shareholders) to participate in (but not control) such defense.

         9.3 DEFINITION OF LOSS OR LOSSES. For purposes of this Agreement, "Loss" or "Losses" shall mean (i) with respect to the matters covered by Section 9.4, "Loss" as defined in Section 9.4 or (ii) with respect to all other matters, any and all liabilities, losses, damages, actions, suits, proceedings, claims, demands, assessments, fines, penalties, judgments, fees, costs and expenses (including reasonable accountants' and attorneys' fees) of every nature and character arising out of the matters or circumstances referred to in Section
9.1. Except for matters covered
by Section 9.4, the amount of any indemnifiable Losses hereunder shall be reduced by the amount of (i) insurance proceeds net of deductibles and incidental expenses and premium increases reasonably anticipated to result therefrom and (ii) proceeds or amounts from third parties (regardless of when received but only if actually received), in each case of clauses (i) and (ii) in connection with or as a result of such Losses. In addition, except for matters covered by Section 9.4, the amount of any indemnifiable Loss shall be reduced to the extent that a general or specific reserve in the August 31, 1997 Balance Sheet, as such reserves may be increased as described in Schedule 5.21 of the Disclosure Schedules with respect to Section 5.21, is available to cover such Loss.

         9.4 LOSS FROM DELAYED DEVELOPMENT OF ACCESSMATE AND ACCESSLINK II. In the event that the AccessMate (Initial Version) device does not fully meet the requirements of Section 5.25 on or before March 31, 1998, then Glenayre's Loss shall be deemed to be $55,000 for each Business Day from April 1, 1998 through the earlier of (i) the day on which such requirements are fully met and (ii) May 1, 1998. In the event that the AccessMate device does not fully meet the requirements of Section 5.25 on or before May 1, 1998, then Glenayre's Loss shall be deemed to be $55,000 for each Business Day from May 2, 1998 through the day on which such requirements are fully met. In the event that the AccessLink II device does not fully meet the requirements of Section 5.25 on or before June 30, 1998, then Glenayre's Loss shall be deemed to be $55,000 for each Business Day from July 1, 1998 through the day on which such requirements are fully met. Any amounts determined under this Section 9.4 shall be liquidated damages.

                                   ARTICLE 10

                                   TERMINATION

         10.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the Wireless Shareholders, by the mutual consent of Glenayre and Wireless.

         10.2 TERMINATION BY EITHER GLENAYRE OR WIRELESS. This Agreement may be terminated and the Merger may be abandoned by action or authorization of the Board of Directors of either Glenayre or Wireless if (1) the Merger shall not have been consummated by January 15, 1998, or (2) the approval of the Wireless Shareholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor (or at any adjournment thereof) or pursuant to a written consent in lieu of a meeting, or (3) a United States federal or state court of competent jurisdiction or any Governmental Authority, shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (3) shall have used all reasonable efforts to remove such order, decree, ruling or action.

         10.3 TERMINATION BY WIRELESS. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of Wireless, by action or authorization of the Board of Directors of Wireless if (1) there has been a breach by Glenayre or Merger Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Glenayre Material Adverse Effect; (2) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Glenayre or Merger Sub, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Wireless to Glenayre or (3) Glenayre or Merger Sub shall have willfully failed to comply with its obligations under Section 7.1 or all of the conditions precedent to Glenayre's and Merger Sub's obligation to effect the Merger shall have been satisfied for at least two Business Days but Glenayre and Merger Sub shall nevertheless willfully refuse to effect the Merger.

         10.4 TERMINATION BY GLENAYRE. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action or authorization of the Board of Directors of Glenayre if (1) there has been a breach by Wireless of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Wireless Material Adverse Effect, (2) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Wireless, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Glenayre to Wireless, (3) Wireless initiates any negotiations with or solicits a proposal from, a third party during the Exclusivity Period for any Acquisition Proposal, or (4) the Board of Directors of Wireless ceases or terminates negotiations with Glenayre relating to the Transactions after receipt of an unsolicited Acquisition Proposal from a third party (other than Glenayre).

         10.5 EFFECT OF TERMINATION AND ABANDONMENT. Upon termination of this Agreement pursuant to this Article, this Agreement shall be void and of no other effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any party hereto or on the part of the respective directors, officers, employees, agents or shareholders of any of them, in each case except that the agreements set forth in Section 7.2(j) and Articles 10 and 11 and the NDA shall survive termination of this Agreement pursuant to this Article 10 and except as follows:

         (a) In the event such termination is by Wireless pursuant to clause (3) of Section 10.3, then, as Wireless' sole and exclusive remedy with respect thereto and as liquidated damages therefor, Glenayre shall pay to Wireless, in cash or other immediately available funds, the sum of $5,000,000 in exchange for 1,250,000 shares of a new series of Preferred Stock of Wireless at a purchase price of $4.00 per share upon substantially the same terms and conditions as set forth in that certain Series F Preferred Stock Purchase Agreement dated as of June 10, 1996 among Wireless and the purchasers of the Series F Preferred Stock, and the related agreements and documents.

         (b) In the event such termination is by Glenayre pursuant to clause (3) or (4) of Section 10.4, then, as Glenayre's sole and exclusive remedy with respect thereto, Wireless shall pay Glenayre immediately upon such termination, in cash or other immediately available funds, $2,000,000, and such sum shall constitute liquidated damages.

         10.6 EXTENSION; WAIVER. At any time prior to the Effective Time, Glenayre or Wireless, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (2) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (3) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of Glenayre or Wireless to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The right of Glenayre or Wireless to terminate this Agreement pursuant to this Article 10 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, whether prior to or after execution of this Agreement.

                                   ARTICLE 11

                               GENERAL PROVISIONS

         11.1 EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. Except as set forth in Section 10.5, the representations, warranties, covenants and agreements of each party hereto shall survive the Effective Time and shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of its officers or directors, whether prior to or after the execution of this Agreement, and shall expire on the Expiration Date. All statements contained in the Schedules of the Disclosure Schedules shall be deemed to be representations and warranties by the applicable party hereunder.

         11.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile numbers specified below:

         (a)      If to Glenayre, Merger Sub or, after the Effective Time,
                  Wireless:

                  Glenayre Technologies, Inc.
                  5935 Carnegie Boulevard
                  Charlotte, North Carolina 28209

                  Attention: Eugene C. Pridgen

                  Facsimile No.:  (704) 553-7878

                  with a copy to:

                  Kennedy Covington Lobdell & Hickman, L.L.P.
                  NationsBank Corporate Center, Suite 4200
                  100 North Tryon Street
                  Charlotte, North Carolina 28202-4006

                  Attention:  A. Zachary Smith III

                  Facsimile No.:  (704) 331-7598

         (b) If to Wireless (prior to the Effective Time):

                  Wireless Access, Inc.
                  2102 Tasman Drive
                  Santa Clara, California 95054

                  Attention: Greg L. Reyes

                  Facsimile No.:  (408) 567-1069

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California 94304

                  Attention:  Judith M. O'Brien

                  Facsimile No.:  (650) 493-6811

         (c)      If to any Wireless Shareholder:

                  To its address set forth on the books and records of Wireless as of the Closing, as thereafter updated.

         (d)      If to the Shareholder Representative:

                  William C. Nieto
                  865 Laurel Street
                  San Carlos, California  94070

                  Facsimile No.:  (650) 508-4410

         11.3 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and its respective successors and assigns.

         11.4 ENTIRE AGREEMENT; AMENDMENT TO NDA. Except for the Bilateral Non-Disclosure Agreement, dated for reference May 20, 1997 (the "NDA"), by and between Wireless and Glenayre, this Agreement, the Exhibits and the Schedules constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto. The NDA shall be deemed amended by this Agreement to include the Transactions as part of the definition of "Project" in the NDA.

         11.5 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Merger by the shareholders of Wireless, but after any such shareholder approval, no amendment shall be made which by Law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be modified or amended, prior to the Effective Time, except by an instrument in writing signed on behalf of Glenayre, Merger Sub and Wireless and, after the Effective Time, except by an instrument in writing signed on behalf of Glenayre, the Surviving Corporation and the Shareholder Representative.

         11.6 GOVERNING LAW. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the United States and those of the State of North Carolina applicable to contracts made and to be performed wholly within such state and without regard to the conflict of laws principles thereof.

         11.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         11.8 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         11.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                                      * * *

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


[CORPORATE SEAL]                        GLENAYRE TECHNOLOGIES, INC.

ATTEST:

By:    /s/ Eugene C. Pridgen            By:    /s/ Gary B. Smith
----------------------------               -----------------------
          Secretary                     Name:  Gary B. Smith
                                             ---------------------
                                        Title:  President & CEO
                                              ---------------------


[CORPORATE SEAL]                        WAI ACQUISITION CORP.

ATTEST:

By:    /s/ Eugene C. Pridgen            By:    /s/ Gary B. Smith
   -------------------------               ----------------------
          Secretary                     Name:  Gary B. Smith
                                             --------------------
                                        Title:  President & CEO
                                              -------------------


[CORPORATE SEAL]                        WIRELESS ACCESS, INC.

ATTEST:

By:    /s/ Judith M. O'Brien            By:    /s/ Greg Reyes
    -------------------------              -------------------
          Secretary                     Name:  Greg Reyes
                                             -----------------
                                        Title:  President & CEO
                                              -------------------


The undersigned hereby agrees to be bound by the terms of the foregoing Acquisition Agreement solely for purposes of agreeing to perform his duties as Shareholder Representative thereunder.


                                                            /s/ William C. Nieto
                                                           --------------------
                                                          William C. Nieto

                                  ATTACHMENT A

                     SHAREHOLDER REPRESENTATIVE FEE SCHEDULE


I.  RETAINER:                                                           $25,000

    The Retainer is non-refundable but will be applied to time spent in activities associated with acting as Shareholder Representative.

II. HOURLY RATE:                                                        $250

    For any activities associated with acting as Shareholder
    Representative. Time will be billed against Retainer.

III.OUT OF POCKET EXPENSES

    Out of pocket expenses including but not limited to postage, telephone, freight, courier and express mail will be billed in addition to the fees set forth herein.

                                                                      EXHIBIT A

                               AGREEMENT OF MERGER

         THIS AGREEMENT OF MERGER (this "Agreement") is dated as of __________ ___, 1997, by and among WAI ACQUISITION CORP., a California corporation ("SUB"), GLENAYRE TECHNOLOGIES, INC., a Delaware corporation ("Glenayre"), and WIRELESS ACCESS, INC., a California corporation ("Wireless").

                                   WITNESSETH:

         WHEREAS, SUB has outstanding 1,000 shares of Common Stock, all of which are owned of record and beneficially by Glenayre;

         WHEREAS, Wireless is a California corporation authorized to issue 50,000,000 shares of Common Stock of which 5,599,418 shares are outstanding (the "Wireless Common Stock"), 750,000 shares of Series A Preferred Stock all of which are outstanding (the "Wireless Series A Preferred Stock"), 3,915,333 shares of Series B Preferred Stock all of which are outstanding (the "Wireless Series B Preferred Stock"), 2,500,000 shares of Series C Preferred Stock all of which are outstanding (the "Wireless Series C Preferred Stock"), 2,108,951 shares of Series D Preferred Stock all of which are outstanding (the "Wireless Series D Preferred Stock"), 1,517,258 shares of Series E Preferred Stock all of which are outstanding (the "Wireless Series E Preferred Stock"), 511,510 shares of Series F Preferred Stock all of which are outstanding (the "Wireless Series F Preferred Stock"), 2,502,933 shares of Series G Preferred Stock all of which are outstanding (the "Wireless Series G Preferred Stock"); the Wireless Series A Preferred Stock, the Wireless Series B Preferred Stock, the Wireless Series C Preferred Stock, the Wireless Series D Preferred Stock, the Wireless Series E Preferred Stock, the Wireless Series F Preferred Stock and the Wireless Series G Preferred Stock are hereinafter referred to as the "Wireless Preferred Stock"; and

         WHEREAS, the Boards of Directors of Wireless, Glenayre and SUB deem it advisable and in the best interests of Wireless, Glenayre and SUB and their respective shareholders, that SUB merge with and into Wireless in a merger (the "Merger") to be consummated under the terms and conditions set forth herein and in accordance with the laws of the State of California; and

         WHEREAS, the Boards of Directors of Wireless on _______ ___, 1997, of Glenayre on _______ ___, 1997, and of SUB on _______ ___, 1997, have, by resolutions duly adopted, approved this Agreement; and

         WHEREAS, the shareholders of Wireless on _______ ___, 1997, and the sole shareholder of SUB on _______ ___, 1997 have approved the Merger pursuant to the terms of this Agreement; and

         WHEREAS, Glenayre has agreed that when the Merger becomes effective, and as and when required hereby, it will deliver such amount of cash as shall be required in exchange for the shares of Wireless Common Stock and Wireless Preferred Stock outstanding on the effective date of the Merger; and

         WHEREAS, Glenayre, SUB and Wireless have entered into an Acquisition Agreement dated as of October ___, 1997 (the "Acquisition Agreement"), setting forth certain agreements and conditions in connection with the Merger;

         NOW, THEREFORE, the parties hereby agree that SUB shall be and is hereby merged into Wireless (sometimes referred to herein as the "Surviving Corporation"), and that the terms and conditions of the Merger and the mode of carrying them into effect, including the manner of converting the shares of Wireless Common Stock and Wireless Preferred Stock into the right to receive cash, shall be as follows:

1.       MERGER; EFFECTIVE DATE OF MERGER.

         1.1 The Merger shall be effected in accordance with the provisions of and have the effect provided in Sections 1100 et seq. of the California General Corporation Law. Upon the effectiveness of the Merger, the separate existence of SUB shall cease and Wireless shall succeed, without other transfer, to all the rights, privileges, powers, immunities and franchises of SUB, all of the properties and assets of SUB, and all of the debts, choses in action and other interests due or belonging to SUB, and shall be subject to and responsible for all the debts, liabilities and obligations of SUB in the same manner as if Wireless had itself incurred them. All rights of creditors and all liens upon the property of SUB shall be preserved unimpaired, provided such liens shall be limited to the property affected by such liens immediately prior to the Effective Time (defined below). Any action or proceeding pending by or against SUB may be prosecuted to judgment which shall bind Wireless, or Wireless may be proceeded against or substituted in the place of SUB.

         1.2 The Merger shall become effective on the date that this Agreement of Merger is filed with the Secretary of State of the State of California (the "Effective Time").

         1.3 If, at any time after the Effective Time, Wireless considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or record in Wireless its right, title and interest in, to and under any of the rights, properties or assets of SUB acquired or to be acquired by Wireless as a result of, or in connection with, the Merger or to otherwise carry out this Agreement, then the officers and directors of Wireless shall and will be authorized to execute and deliver, in the name and on behalf of Wireless or SUB or otherwise, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of Wireless or SUB or otherwise, all such other actions as may be necessary or desirable to vest, perfect or record any and all right, title and interest in, to and under such rights, properties or assets in Wireless or otherwise carry out this Agreement.

2. SURVIVING CORPORATION'S ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS; OFFICERS. At the Effective Time, the Amended and Restated Articles of Incorporation and Bylaws of

Wireless as in effect on the Effective Time shall be the Amended and Restated Articles of Incorporation and Bylaws of the Surviving Corporation from and after the Effective Time (until altered, amended or repealed in the manner specified therein or as provided by law), except that paragraph IV(B)(5) of the Amended and Restated Articles of Incorporation of Wireless immediately prior to the Effective Time is hereby deleted and shall have no force or effect.

3.       CONVERSION OF SHARES.

         3.1 At the Effective Time, each share of Wireless Common Stock and each share of Wireless Series B Preferred Stock, Wireless Series C Preferred Stock, Wireless Series D Preferred Stock and Wireless Series E Preferred Stock issued and outstanding immediately prior to the Effective Time (except for shares, if any, of Wireless Common Stock or Wireless Preferred Stock which shall then constitute "dissenting shares" within the meaning of Section 1300 et seq. of the California General Corporation Law ("Dissenting Shares")), shall be converted into the right to receive $3.78.

         3.2 At the Effective Time, each share of Wireless Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (except for shares, if any, of Wireless Series A Preferred Stock which shall then constitute Dissenting Shares), shall be converted into the right to receive $7.56.

         3.3 At the Effective Time, each share of Wireless Series F Preferred Stock issued and outstanding immediately prior to the Effective Time (except for shares, if any, of Wireless Series F Preferred Stock which shall then constitute Dissenting Shares), shall be converted into the right to receive $4.50.

         3.4 At the Effective Time, each share of Wireless Series G Preferred Stock issued and outstanding immediately prior to the Effective Time (except for shares, if any, of Wireless Series G Preferred Stock which shall then constitute Dissenting Shares), shall be converted into the right to receive $5.50.

         3.5 Each holder of shares of Wireless Common Stock or Wireless Preferred Stock, upon surrender at or after the Effective Time to Glenayre for cancellation of the one or more certificates representing such shares (or in case of a lost, stolen or destroyed Wireless stock certificate, compliance with the provisions of Section 3.9), shall thereafter be entitled to receive cash in the amounts specified above.

         3.6 Until surrender as hereinabove provided (or compliance with Section 3.8, if applicable), (i) each outstanding certificate which prior to the Effective Time represented shares of Wireless Common Stock or Wireless Preferred Stock (other than certificates for Dissenting Shares) shall be deemed for all corporate purposes, to evidence the right to receive the aggregate amount of cash to be delivered with respect to such shares of Wireless Common Stock or Wireless Preferred Stock; and (ii) each outstanding certificate evidencing Dissenting Shares shall evidence the right of the holder thereof to pursue such holder's remedies as a dissenting shareholder as provided in the California General Corporation Law.

         3.7 All cash delivered upon the surrender for exchange of shares of Wireless Common Stock or Wireless Preferred Stock (or compliance with Section 3.9, if applicable) in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Wireless Common Stock or Wireless Preferred Stock. There shall be no further registration of transfers on the stock transfer books of Wireless of the shares of Wireless Common Stock or Wireless Preferred Stock which were outstanding immediately prior to the Effective Time. If for any reason certificates are presented to Wireless after the Effective Time, they shall be cancelled as provided herein.

         3.8 Immediately upon the Effective Time, each outstanding share of capital stock of SUB, by virtue of the Merger, and without any action on the part of the holder thereof, shall automatically be converted into and become one share of Common Stock of Wireless as the Surviving Corporation. From and after the Effective Time, Glenayre, as holder of all of the outstanding shares of capital stock of SUB, shall have the right to receive Common Stock of Wireless as provided hereinabove upon its surrender of the certificate or certificates representing all shares of the capital stock of SUB. Until surrender, each outstanding certificate which prior to the Effective Time represented capital stock of SUB shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Common Stock of Wireless into which the shares of capital stock of SUB have been so converted. From and after the Effective Time, Glenayre, as owner of all outstanding shares of the capital stock of SUB, shall thereupon cease to have any rights with respect to such shares and its rights shall be solely in respect of the Common Stock of Wireless into which such shares of capital stock of SUB have been so converted.

         3.9 In the event that a stock certificate representing shares of Wireless Common Stock or Wireless Preferred Stock is alleged by the holder thereof to have been lost, stolen or destroyed, Glenayre shall nevertheless deliver to such holder the consideration described in Sections 3.1, 3.2, 3.3 or
3.4 provided that Glenayre may require such holder to give Glenayre a bond (or other adequate security) sufficient to indemnify it and Wireless against any claim that may be made against it or Wireless (including any expense or liability) on account of the alleged loss, theft or destruction of the Wireless stock certificate or the payment of cash in exchange therefor.

4.       TERMINATION AND AMENDMENT.

         4.1 Notwithstanding the approval of this Agreement by the shareholders of Wireless and SUB, this Agreement may be terminated at any time prior to the Effective Time by the mutual agreement of the Boards of Directors of Glenayre, SUB and Wireless.

         4.2 Notwithstanding the approval of this Agreement by the shareholders of Wireless and SUB, this Agreement shall terminate in the event that the Acquisition Agreement shall be terminated prior to the Effective Time as therein provided.

         4.3 In the event of the termination of this Agreement as provided above, this Agreement shall become void and there shall be no liability on the part of Wireless, SUB or

Glenayre or their respective officers or directors hereunder, except as otherwise provided in the Acquisition Agreement.

         4.4 This Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of Wireless or SUB but, after any such approval, no amendment shall be made which by law requires the further approval of the shareholders of Wireless or SUB without first obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         IN WITNESS WHEREOF, the parties to this Agreement pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Agreement to be executed in their respective corporate names by the President or a Vice President and by the Secretary or Assistant Secretary of each party hereto.

                            WAI ACQUISITION CORP.

                            By ___________________________________________

                               ________________________________, President

                            By ___________________________________________

                               ________________________________, Secretary

                            GLENAYRE TECHNOLOGIES, INC.

                            By ___________________________________________

                               ________________________________, President

                            By ___________________________________________

                               ________________________________, Secretary

                            WIRELESS ACCESS, INC.

                            By ___________________________________________

                               ________________________________, President

                            By ____________________________________________

                               _________________________________, Secretary

                                                                      EXHIBIT B
                               TRANSMITTAL LETTER


Glenayre Technologies, Inc.
5935 Carnegie Boulevard
Charlotte, North Carolina  28209
Attention:  Billy C. Layton

Ladies and Gentlemen:

         The undersigned holder of Common Stock and/or Preferred Stock of Wireless Access, Inc. ("Wireless") hereby acknowledges that he, she or it has received and reviewed (1) the Proxy Statement dated _____________, 1997 (hereinafter referred to as the "Proxy Statement") and (2) the Acquisition Agreement dated as of October 1, 1997 by and among Glenayre Technologies, Inc. ("Glenayre"), WAI Acquisition Corp. and Wireless (hereinafter referred to as the "Acquisition Agreement") attached as Annex I to the Proxy Statement. Pursuant to the terms of the Acquisition Agreement, WAI Acquisition Corp., which is a wholly-owned subsidiary of Glenayre, will merge with and into Wireless (the "Merger"), and, after the Merger, Wireless will be a wholly-owned subsidiary of Glenayre. Capitalized terms used but not otherwise defined herein shall have the same meanings as are ascribed to them in the Acquisition Agreement.

1. This Transmittal Letter should be completed, signed and mailed or delivered with the certificates (and stock powers executed in blank as described below) of the undersigned that previously represented shares of Wireless Capital Stock, to the attention of Billy C. Layton at the following address:

                           Glenayre Technologies, Inc.
                           5935 Carnegie Boulevard
                           Charlotte, North Carolina  28209

2. The undersigned hereby delivers to Glenayre the below-described certificates, which are enclosed herewith, together with duly executed stock powers relating thereto, in exchange for cash in an amount equal to the sum of (a) with respect to Wireless Capital Stock other than Series F Preferred Stock and Series G Preferred Stock, $3.78 multiplied by the total number of Outstanding Shares of such Wireless Capital Stock represented by such certificates, (B) with respect to Series F Preferred Stock, $4.50 multiplied by the total number of Outstanding Shares of such Series F Preferred Stock represented by such certificates and (C) with respect to Series G Preferred Stock, $5.50 multiplied by the total number of Outstanding Shares of such Series G Preferred Stock represented by such certificates (the "Cash Amount"). The undersigned acknowledges that, pursuant to the Acquisition Agreement, a portion of the Cash Amount shall be placed in Escrow and shall be subject to indemnification claims pursuant and subject to the Acquisition Agreement.

3. The undersigned hereby warrants that the undersigned is the legal owner, free and clear of all Encumbrances, of the shares of Wireless Capital Stock described below and that the undersigned has full authority to deliver to you the certificate(s) identified below and that such delivery does not require the consent of any third party. The undersigned will, upon request, execute any additional documents reasonably necessary to complete the delivery of such certificate(s). The undersigned shall indemnify Glenayre and Wireless from any damages incurred by Glenayre or Wireless as a result of any inaccuracy in such representation.

         Please issue a check in payment of the Cash Amount the undersigned is entitled to receive, and please mail such check to the registered owner at the address specified on the following page.

--------------------------------------------------------------------------------

                     DESCRIPTION OF CERTIFICATE(S) DELIVERED

                           (SEE INSTRUCTIONS 2 AND 3)

--------------------------------------------------------------------------------

                             WIRELESS CAPITAL STOCK
--------------------------------------------------------------------------------
-------------------------------------------------- ------------- ---------------

                                                                  Class or Series of       Number of Shares of Wireless
           Name(s) of Registered Owner             Certificate     Wireless Capital     Capital Stock Represented by Such
    (as it or they appear on certificate(s))          Number             Stock                     Certificate
-------------------------------------------------- ------------- ---------------------- -----------------------------------
-------------------------------------------------- ------------- ---------------------- -----------------------------------



-------------------------------------------------- ------------- ---------------------- -----------------------------------
-------------------------------------------------- ------------- ---------------------- -----------------------------------



-------------------------------------------------- ------------- ---------------------- -----------------------------------
-------------------------------------------------- ------------- ---------------------- -----------------------------------



                                                                 ---------------------- -----------------------------------
-------------------------------------------------- ------------- ---------------------- -----------------------------------



                                                                 ---------------------- -----------------------------------
---------------------------------------------------------------- ---------------------- -----------------------------------
                                                                    Total Shares of
                                                                   Wireless Capital
                                                                         Stock
---------------------------------------------------------------- ---------------------- -----------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                 (Signature(s) of Owner(s)) (See Instruction 2)

(Must be signed by registered owner(s) exactly as name(s) appear(s) on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian or others acting in a fiduciary capacity, please set forth full title and see Instruction 2.)


Name(s) -----------------------------------------------------------------------

        -----------------------------------------------------------------------
                                 (Please Print)

Address -----------------------------------------------------------------------

        -----------------------------------------------------------------------
                               (Include Zip Code)


--------------------------------------------           -------------------------
         (Area Code and Telephone No.)                  (Tax Identification or
                                                          Social Security No.)


                         Dated -------------------------

--------------------------------------------------------------------------------

                               (See Instruction 7)
--------------------------------------------------------------------------------
PAYER'S NAME:               GLENAYRE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
----------------------------------- --------------------------------------------

SUBSTITUTE
                                    PART 1 - PLEASE  PROVIDE  YOUR TIN  (SOCIAL  ----------------------------------
Form W-9                            SECURITY NUMBER OR EMPLOYER  IDENTIFICATION        Social Security Number
Department of the Treasury          NUMBER) IN THE BOX AT RIGHT AND  CERTIFY BY
Internal Revenue Service            SIGNING AND DATING BELOW                     OR
Payer's Request for Taxpayer
Identification Number [TIN]
                                                                                   Employer Identification Number
                                    --------------------------------------------------------------------------------

                                    PART 2 - Check the box if you are NOT
                                    subject to backup withholding under the
                                    provisions of Section 3406(a)(1)(C) of the
                                    Internal Revenue Code because (1) you have
                                    not been notified that you are subject to
                                    backup withholding as a result of failure to
                                    report all interest or dividends or (2) the
                                    Internal Revenue Service has notified you
                                    that you are no longer subject to backup
                                    withholding                             [ ]
                                    ---------------------------------------------------------- ---------------------

                                    CERTIFICATION  --  UNDER  THE  PENALTIES  OF  PERJURY,  I
                                    CERTIFY  THAT THE  INFORMATION  PROVIDED  ON THIS FORM IS  PART 3 --
                                    TRUE, CORRECT, AND COMPLETE


                                    SIGNATURE                                    DATE          Awaiting TIN    [ ]
----------------------------------- ---------------------------------------------------------- ---------------------

                                  INSTRUCTIONS


         1. DELIVERY OF TRANSMITTAL LETTER AND CERTIFICATES. This Transmittal Letter or a photocopy hereof, filled in and signed, must be used in connection with a delivery of certificates.

         THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE SHAREHOLDER, BUT IT IS RECOMMENDED THAT DOCUMENTS BE DELIVERED EITHER PERSONALLY OR BY REGISTERED MAIL PROPERLY INSURED WITH RETURN RECEIPT REQUESTED.

         2. SIGNATURES ON TRANSMITTAL LETTER AND ENDORSEMENTS. In case of endorsement or signatures by executors, administrators, trustees, guardians, attorneys, corporations and the like, the certificates delivered must be accompanied by evidence satisfactory to Glenayre of authority of the person to make the endorsement, or to sign, together with all supporting documents necessary to validate the delivery. If certificates are delivered by joint holders or owners, all such persons must sign. If certificates are registered in different forms, it will be necessary to fill in, sign and submit as many separate Transmittal Letters or photocopies thereof as there are different registrations of certificates.

         3. INADEQUATE SPACE. If the space provided herein is inadequate, the certificate number(s) and the number of shares of Wireless Capital Stock should be listed on a separate signed schedule attached hereto.

         4. DEPOSIT OF CERTIFICATES. Payment of the Cash Amount will be made only against deposit of the certificates of Wireless Capital Stock to be exchanged therefor with Glenayre.

         5. LOST OR STOLEN CERTIFICATES. Please notify Glenayre in writing at its address set forth above for the procedure to be followed if any certificate has been lost, stolen, destroyed or mutilated and replacement instructions will be mailed to you.

         6. DISSENTERS RIGHTS. Shareholders who are seeking to exercise their dissenters rights under the California General Corporation Law should not deliver certificates for shares pursuant to this Transmittal Letter.

         7. SUBSTITUTE FORM W-9. IF YOU HAVE NOT PREVIOUSLY PROVIDED GLENAYRE WITH YOUR SOCIAL SECURITY NUMBER OR OTHER TAXPAYER IDENTIFICATION NUMBER ON FORM W-9 OR CERTIFIED THEREIN THAT YOU ARE NOT SUBJECT TO BACK-UP WITHHOLDING, YOU SHOULD COMPLETE THE SUBSTITUTE FORM W-9 INCLUDED HEREIN.

         All questions with respect to this Transmittal Letter will be determined by Glenayre, which determinations shall be conclusive and binding. Questions should be directed to Billy C. Layton at Glenayre at the address set forth above or by telephone at (704) 553-0038.

         Additional copies of this Transmittal Letter may be obtained from Glenayre at its address set forth above. Photocopies of this Transmittal Letter will be accepted, however.

                                                                    EXHIBIT C-1
                                                    (FOR "BELOW-WATER" WARRANTS)



                          WARRANT TERMINATION AGREEMENT


         This Warrant Termination Agreement is entered into as of __________ ___, 1997 by and among Wireless Access, Inc., a California corporation (the "Company"), NatSteel Electronics (S) PTE. LTD. ("Holder") and Glenayre Technologies, Inc., a Delaware corporation ("Glenayre").

         WHEREAS Holder is the holder of a Warrant to purchase 110,000 shares of the Common Stock of the Company (the "Warrant Shares") at an exercise price of $5.00 per share (the "Exercise Price"), represented by Warrant Certificate No. W-4.2 (the "Warrant Certificate") and also the holder of shares of the Series F Preferred Stock of the Company;

         WHEREAS the Company has entered into that certain Acquisition Agreement by and among the Company, Glenayre and WAI Acquisition Corp., a California corporation and wholly-owned subsidiary of Glenayre pursuant to which Glenayre will acquire the Company and the Company will become a wholly-owned subsidiary of Glenayre (the "Acquisition").

         WHEREAS pursuant to the Acquisition holders of the Common Stock and Preferred Stock of the Company (other than Series F and Series G Preferred Stock) will have their shares converted into the right to receive cash in the amount of $3.78 per share (the "Stock Price Per Share"), holders of Series F Preferred Stock will have their shares converted into the right to receive cash in the amount of $4.50 per share and holders of Series G Preferred Stock will have their shares converted into the right to receive cash in the amount of $5.50 per share.

         WHEREAS, the parties desire to terminate the Warrant effective upon the consummation of the Acquisition (the "Effective Time") and to pay the Holder a cash amount equal to the product of (x) the number of Warrant Shares and (y) US$.01 (one cent) (the "Termination Amount");

         WHEREAS it is a condition to the Acquisition that the Warrant terminate upon the Effective Time.

         WHEREAS, in order to consummate the Acquisition, the parties desire to cancel the Warrant effective at the Effective Time.

         NOW, THEREFORE, in consideration for the foregoing, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. PAYMENT OF TERMINATION AMOUNT; TERMINATION OF WARRANT. At the later of the Effective Time and receipt by Glenayre of this Agreement, duly executed by the Holder, (i) Glenayre shall deliver to the Holder against receipt of the original Warrant Certificate representing the Warrant a check in the amount of the Termination Amount and payable to the Holder, (ii) the Company shall cancel the Warrant and (iii) all rights of the Holder to acquire the capital stock of the Company pursuant to the Warrant shall cease and be of no further force and effect, and Holder shall have a right to the Termination Amount only upon surrender of the original Warrant Certificate representing the Warrant.

         2. REPRESENTATIONS AND WARRANTIES OF HOLDER. The Holder hereby represents and warrants to the Company and Glenayre the following:

         (a) The Holder is the legal and beneficial owner of the Warrant, free and clear of all liens, encumbrances, mortgages, pledges, security interests, conditional sales agreements, charges, option to purchase, rights of first refusal, reservations, restrictions or other encumbrances or defects in title.

         (b) The Holder has all necessary power and authority and is competent to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and, assuming the due authorization, execution and delivery by Wireless, constitutes the legal, valid and binding obligation of the Holder enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies.

         (c) The execution and delivery of this Agreement by the Holder do not, and the performance of its obligations hereunder will not, (1) conflict with or violate any statute, law, ordinance, proclamation, regulation, published requirement, order, decree and rules of any governmental authority applicable to the Holder or by which any of its property or assets is bound or affected, or
(2) result in any breach of or constitute a default (or any event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Holder is a party or by which the Holder or its property or assets is bound or affected.

         (d) The execution and delivery of this Agreement by the Holder do not, and the performance of its obligations hereunder will not, require any consent or authorization of, or filing with or notification to, any foreign, federal, state or local government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority, except for applicable requirements, if any, of the Securities Act of 1933, as amended or any state securities or "blue sky" laws.

         (e) Holder acknowledges that as of the Effective Time all of its rights to acquire capital stock of the Company pursuant to the Warrant shall cease and be of no further force and effect.

         3.       MISCELLANEOUS.

         (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         (b) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         (c) The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of California applicable to contracts made and to be performed wholly within such state.

         (d) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         (e) This Agreement shall terminate in the event the Acquisition Agreement is terminated or the Acquisition is not consummated for any reason.

         IN WITNESS WHEREOF, this Warrant Termination Agreement has been executed as of the date first hereinabove written.



WIRELESS ACCESS, INC.                                   NATSTEEL ELECTRONICS (S)
                                                                 PTE. LTD.



By:  _________________________________         By: __________________________

Its:  _________________________________        Its: ___________________________


GLENAYRE TECHNOLOGIES, INC.



By:  _________________________________


Its:  __________________________________

                                                                     EXHIBIT C-2


                                                    (FOR "ABOVE-WATER" WARRANTS)



                          WARRANT TERMINATION AGREEMENT


         This Warrant Termination Agreement is entered into as of ___________ __, 1997 by and between Wireless Access, Inc., a California corporation (the "Company"), Volpe, Welty & Company ("Holder") and Glenayre Technologies, Inc., a Delaware corporation ("Glenayre").

         WHEREAS Holder is the holder of a Warrant to purchase 100,000 shares of the Common Stock of the Company (the "Warrant Shares") at an exercise price of $3.50 per share (the "Exercise Price"), represented by Warrant Certificate No. W-1 (the "Warrant Certificate");

         WHEREAS the Company has entered into that certain Acquisition Agreement by and among the Company, Glenayre and WAI Acquisition Corp., a California corporation and wholly-owned subsidiary of Glenayre pursuant to which Glenayre will acquire the Company and the Company will become a wholly-owned subsidiary of Glenayre (the "Acquisition"). Pursuant to the Acquisition Agreement, holders of the Common Stock of the Company will have their shares converted into the right to receive cash in the amount of $3.78 per share (the "Stock Price Per Share").

         WHEREAS, the parties desire to terminate the Warrant effective upon the consummation of the Acquisition (the "Effective Time") and to pay Holder a cash amount equal to the product of (x) the number of Warrant Shares and (y) the amount by which the Stock Price Per Share exceeds the Exercise Price (the "Termination Amount").

         NOW, THEREFORE, in furtherance of the Acquisition and in consideration for the Termination Amount, the parties agree as follows:

         1. PAYMENT OF TERMINATION AMOUNT; TERMINATION OF WARRANT. At the later of the Effective Time and receipt by Glenayre of this Agreement, duly executed by the Holder, (i) Glenayre shall deliver to the Holder against receipt of the original Warrant Certificate representing the Warrant a check in the amount of the Termination Amount and payable to the Holder, (ii) the Company shall cancel the Warrant and (iii) all rights of the Holder to acquire the capital stock of the Company pursuant to the Warrant shall cease and be of no further force and effect and Holder shall have a right to the Termination Amount only upon surrender of the original Warrant Certificate representing the Warrant.

         2. REPRESENTATIONS AND WARRANTIES OF HOLDER. The Holder hereby represents and warrants to the Company and Glenayre the following:

         (a) The Holder is the legal and beneficial owner of the Warrant, free and clear of all liens, encumbrances, mortgages, pledges, security interests, conditional sales agreements, charges, option to purchase, rights of first refusal, reservations, restrictions or other encumbrances or defects in title.

         (b) The Holder has all necessary power and authority and is competent to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and, assuming the due authorization, execution and delivery by Wireless, constitutes the legal, valid and binding obligation of the Holder enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies.

         (c) The execution and delivery of this Agreement by the Holder do not, and the performance of its obligations hereunder will not, (1) conflict with or violate any statute, law, ordinance, proclamation, regulation, published requirement, order, decree and rules of any governmental authority applicable to the Holder or by which any of its property or assets is bound or affected, or
(2) result in any breach of or constitute a default (or any event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Holder is a party or by which the Holder or its property or assets is bound or affected.

         (d) The execution and delivery of this Agreement by the Holder do not, and the performance of its obligations hereunder will not, require any consent or authorization of, or filing with or notification to, any foreign, federal, state or local government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority, except for applicable requirements, if any, of the Securities Act of 1933, as amended or any state securities or "blue sky" laws.

         (e) The Holder acknowledges that as of the Effective Time all of its rights to acquire capital stock of the Company pursuant to the Warrant shall cease and be of no further force and effect.

         3.       MISCELLANEOUS.

         (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         (b) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         (c) The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of California applicable to contracts made and to be performed wholly within such state.

         (d) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, this Warrant Termination Agreement has been executed as of the date first hereinabove written.



WIRELESS ACCESS, INC.                                   VOLPE, WELTY & CO.



By:  _________________________________         By: __________________________

Its:  _________________________________        Its: ___________________________


GLENAYRE TECHNOLOGIES, INC.



By:  _________________________________

Its:  __________________________________

                                                                      EXHIBIT D

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Agreement") is dated as of
________________ ___, 1997 by and among GLENAYRE TECHNOLOGIES, INC., a Delaware corporation ("Glenayre"); WILLIAM C. NIETO, as agent and attorney-in-fact for the Shareholders identified on Schedule 1 hereto (the "Shareholder Representative"); and FIRST UNION NATIONAL BANK (the "Escrow Agent").

                              Statement of Purpose

         Pursuant to the terms of an Acquisition Agreement dated as of October 1, 1997 among Glenayre, WAI Acquisition Corp., which is a wholly-owned subsidiary of Glenayre ("WAI"), and Wireless Access, Inc. ("Wireless") (the "Acquisition Agreement"), WAI is merging with and into Wireless (the "Merger"), which will then become a wholly-owned subsidiary of Glenayre.

         Pursuant to the Merger and the Acquisition Agreement, all of the issued and outstanding shares of the capital stock of Wireless shall be converted into the right to receive, and be exchanged for, cash and each outstanding warrant shall be terminated in consideration of the receipt of cash, in each case as set forth in the Acquisition Agreement. The Acquisition Agreement requires that a portion of the cash described above be delivered to the Escrow Agent to be held by the Escrow Agent, subject to the terms, provisions and conditions set forth herein, as security for the indemnification obligations of the Shareholders under Article 9 of the Acquisition Agreement, which funds are to be held, invested and disbursed in accordance with the terms of this Agreement. The Shareholder Representative has been appointed to act as agent and attorney-in-fact for the Shareholders in connection with this Agreement.

         NOW, THEREFORE, in consideration of the foregoing Statement of Purpose and the mutual promises contained herein, the parties hereto hereby agree as follows:

         1.       GENERAL.

         (a) Definitions. In addition to any other terms defined elsewhere in this Agreement, including any Schedule hereto (unless such Schedule provides for a different definition), as used herein, the following terms shall have the following meanings:

         "Affiliate" means any Person which (1) directly or indirectly controls, is controlled by or is under common control with a specified Person, (2) owns or controls 5% or more of the outstanding equity interests of a specified Person or
(3) is an officer, director, general partner or trustee of a specified Person. For this purpose, the term "control" means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management and policies of a Person through an ownership of voting securities or other ownership interests, contract, voting trust or otherwise.

         "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of North Carolina.

         "Closing" means the consummation of the Merger.

         "Closing Date" means the date on which the Closing occurs.

         "Effective Time" means the date on which the Merger becomes effective.

         "Escrow" is defined in Paragraph 4 of this Agreement.

         "Expiration Date" means the date that is 18 months after the Effective Time.

         "Glenayre Indemnitees" means Glenayre and Wireless and their respective successors and assigns.

         "Indemnity Claim" means any matter which arises that may involve or give rise to a claim by Glenayre against the Shareholders for any Loss.

         "Loss" or "Losses" means (i) with respect to the matters covered by
Section 9.4 of the Acquisition Agreement, "Loss" as defined in Section 9.4 of the Acquisition Agreement or (ii) with respect to all other matters, any and all liabilities, losses, damages, actions, suits, proceedings, claims, demands, assessments, fines, penalties, judgments, fees, costs and expenses (including reasonable accountants' and attorneys' fees) of every nature and character sustained or incurred, directly or indirectly, by the Glenayre Indemnitees, arising out of or incident to or by reason of (1) the breach of any representation or warranty made by Wireless in the Acquisition Agreement, or any document, certificate or other agreement entered into, furnished or to be furnished by Wireless pursuant to the Acquisition Agreement, (2) any breach of any covenant to be performed by or on the part of Wireless under the Acquisition Agreement, or any document, certificate, or other agreement or instrument entered into, furnished or to be furnished by Wireless pursuant to the Acquisition Agreement, (3) any matter set forth on Schedule 9.1 to the Acquisition Agreement or (4) the matters set forth in Section 9.4 of the Acquisition Agreement.

         "Notice of Claim" means the written notice given to the Shareholder Representative and the Escrow Agent by Glenayre which states the general nature of the Indemnity Claim with reasonable detail as to the alleged basis of the Indemnity Claim and the Section of the Acquisition Agreement of which a violation is alleged.

         "Proportionate Percentage" means, with respect to a Shareholder, the percentage set forth opposite such Shareholder's name on Schedule 1 hereto, which percentage, together with the Proportionate Percentage of each other Shareholder, equals 100%.

         "Shareholder" means a holder of capital stock of Wireless, as set forth on Schedule 1 hereto.

         "Transmittal Letter" means the Transmittal Letter executed by each Shareholder and delivered to Glenayre in connection with the Acquisition Agreement.

          (b) All representations, warranties, agreements, undertakings and obligations of the Shareholder Representative contained herein are made by the Shareholder Representative as agent for the Shareholders.

         (c) All instructions received by the Escrow Agent from Glenayre must be signed by an authorized representative of Glenayre, as shown on Schedule 2 hereto (an "Authorized Representative"). Instructions received from the Shareholder Representative will be signed by the Shareholder Representative, that individual's specimen signature being found on the execution page of this Agreement.

         2. CONSENT OF SHAREHOLDERS. By virtue of the Shareholders' approval of the Acquisition Agreement, the Shareholders, who are entitled to receive the Cash Consideration (as such term is defined in the Acquisition Agreement) pursuant and subject to the Acquisition Agreement, have, without the necessity of any further act of any Shareholder, consented to: (a) the establishment of the Escrow to secure certain obligations which may be owed to the Glenayre Indemnitees under the Acquisition Agreement in the manner set forth herein, (b) the appointment of the Shareholder Representative as their representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of each Shareholder, and the taking by the Shareholder Representative of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement (including the settling of claims, the release of the Escrow and related actions) and (c) all of the other terms, conditions and limitations in this Agreement.

         3. APPOINTMENT OF THE ESCROW AGENT. Glenayre and the Shareholder Representative hereby appoint the Escrow Agent as "Escrow Agent," and the Escrow Agent hereby accepts such appointment, with respect to the "Escrow" as that term is herein defined.

         4. THE ESCROW. Promptly after the execution and delivery hereof, Glenayre will deliver to the Escrow Agent cash in the total amount as stated on
Schedule 1 hereto. Such cash, together with all interest and other income earned thereon, is referred to herein as the "Escrow."

         5. THE ESCROW AGENT'S DUTIES. Except as may be otherwise provided in Paragraph 10, in which event the special instructions in said Paragraph 10 shall be controlling, the Escrow Agent shall hold the Escrow in safekeeping and deliver the same or any part thereof, only as set forth in this Agreement.

         (a) Term of Escrow. Except as provided in subsection (c) hereof, the Escrow shall not be released by the Escrow Agent until the Expiration Date.

         (b) Investment of Escrow. The Escrow Agent shall invest and reinvest cash balances each day in such money market or other short-term investment funds as shall be specified in writing by the Shareholder Representative; provided, however, that no investment or reinvestment may be made except in the following:

           (i) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

            (ii) certificates of deposit issued by any bank, bank and trust company, or national banking association (including the Escrow Agent and its affiliates), which certificates of deposit are insured by the Federal Deposit Insurance Corporation or a similar governmental agency;

            (iii) repurchase agreements with any bank, trust company, or national banking association (including the Escrow Agent and its affiliates); or

            (iv)  Evergreen Institutional Treasury Money Market Fund.

         If the Escrow Agent has not received written instructions from the Shareholder Representative at any time that an investment decision must be made, the Escrow Agent shall invest such cash balances, or any portion thereof as to which no such written instruction has been received, in investments described in clause (iv) above. Each of the foregoing investments shall be made in the name of the Escrow Agent. No investment shall be made in any instrument or security that has a maturity of greater than six (6) months. Notwithstanding anything to the contrary contained herein, the Escrow Agent may, without notice to either Glenayre or the Shareholder Representative, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and the Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by the Escrow Agent for deposit into the Escrow or any written instruction from the Shareholder Representative received by the Escrow Agent with respect to investment of any funds in the Escrow after ten o'clock, a.m., Charlotte, North Carolina, time, the Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in Charlotte, North Carolina are open for business.

         (c)      Distribution of the Escrow.

                  (i) The Escrow Agent shall apply the Escrow to any Loss, and distribute the Escrow to Glenayre, in accordance with Paragraph 6 of this Agreement,

                  (ii) Not later than the Expiration Date, Glenayre shall deliver to the Escrow Agent and the Shareholder Representative written notice stating the name of each Shareholder, if any, who has not complied with the delivery requirements of Section 4.3 of the Acquisition Agreement in order to receive any cash to which he, she or it may otherwise be entitled as a result of the Merger (the "Nonsubmitting Shareholder"). If Glenayre does not so deliver such notice by the Expiration Date, no Shareholder shall be deemed to be a Nonsubmitting Shareholder. Not later than 10 Business Days after the Expiration Date, the Escrow Agent shall deliver

                 (A) to each Shareholder (other than a Nonsubmitting
                  Shareholder) his, her or its Proportionate Percentage of the Escrow then held by the Escrow Agent and

                  (B) to Glenayre the Proportionate Percentage of the Escrow then held by the Escrow Agent with respect to each Nonsubmitting Shareholders to be held in trust by Glenayre for such Nonsubmitting Shareholder, less the Escrow for which a Notice of Claim was received by the Escrow Agent prior to the Expiration Date. Any retained Escrow shall, upon final determination or settlement of the Loss being determined or contested, be applied thereto in accordance with Paragraph 6 of this Agreement and any balance delivered to the Shareholders (other than Nonsubmitting Shareholders) and to Glenayre, with respect to Nonsubmitting Shareholders (to be held in trust by Glenayre for such Nonsubmitting Shareholder), in accordance with their respective Proportionate Percentages.

         6.       APPLICATION OF ESCROW TO A LOSS.

         (a) At any time prior to the Expiration Date, Glenayre may give the Escrow Agent and the Shareholder Representative a Notice of Claim, together with notice that Glenayre intends to apply all or a part of the Escrow to the payment of the Loss specified in such Notice of Claim. In the event that a Loss has not been liquidated or determined, Glenayre may, at any time prior to the Expiration Date, give the Escrow Agent and the Shareholder Representative a Notice of Claim in which Glenayre describes the general nature of the Indemnity Claim and makes a good faith estimate of the Loss.

         (b) If the Shareholder Representative does not give written notice to Glenayre and the Escrow Agent within 30 days after the receipt of such Notice of Claim that he protests the proposed application of the Escrow to the Loss as specified in such Notice of Claim, then the Escrow shall be applied to such Loss as set forth in such Notice of Claim.

         (c) If the Shareholder Representative does give written notice to Glenayre and the Escrow Agent within 30 days after the receipt of such Notice of Claim that he protests the proposed application of the Escrow to the Loss as specified in such Notice of Claim, then the proposed application shall be referred by Glenayre to, and settled by, binding arbitration in accordance with the then applicable Rules of Commercial Arbitration of the American Arbitration Association. The arbitration panel or arbitrator (as applicable) shall be selected as provided in Paragraph 6(d) of this Agreement. The arbitration panel or arbitrator (as applicable) shall determine the amount, if any, of such application which is proper. The venue of the arbitral proceedings shall be in Santa Clara County, California. In reaching a decision, the arbitration panel or arbitrator (as applicable) shall apply the principles of law that a North Carolina court, in applying North Carolina law, would use in the event of litigation on the same issues. The decision rendered by the arbitration panel or arbitrator (as applicable) shall be final and binding on Glenayre, the Shareholders and the Shareholder Representative. Judgment on the award rendered by the arbitration panel or arbitrator (as applicable) may be entered in any court having jurisdiction thereof. All attorneys' fees, fees for expert witnesses and all other costs incurred by the Shareholders, the Shareholder Representative and the Escrow Agent in connection with the Indemnity Claim which is the subject of the arbitration and any fees charged by the arbitrators or the American Arbitration Association shall be paid out of the Escrow. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be obligated to participate in such arbitration, but, subject to its rights as provided in this Agreement, shall act in good faith with respect to the application of the Escrow as provided in the decision rendered by the arbitration panel or arbitrator (as applicable).

         (d) In the event that the Shareholder Representative protests the proposed application of the Escrow to a Loss as provided in Paragraph 6(c) and Glenayre and the Shareholder Representative cannot resolve such disagreement within the 30-day period specified in Paragraph 6(c), then promptly thereafter Glenayre shall name an individual to serve as an arbitrator on the arbitration panel to determine the Indemnity Claim and shall give the Shareholder Representative notice thereof; within 10 days after such notice, the Shareholder Representative shall name a second individual to serve as an arbitrator on such arbitration panel; and the two individuals so named shall agree upon and name a third individual to serve as an arbitrator on such arbitration panel. In the event that the Shareholder Representative does not name a second individual to serve on the arbitration panel within such 10-day period, then the arbitrator named by Glenayre shall serve as the sole arbitrator. In the event that the two individuals named by Glenayre and the Shareholder Representative, respectively, cannot agree on a third member within 10 days, then the selection of a third individual to serve on the arbitration panel shall be made by the American Arbitration Association or, if the American Arbitration Association fails to choose an arbitrator within 15 days after request by Glenayre or the Shareholder Representative, by the Presiding Judge of Santa Clara County, California, Superior Court.

         (e) Each Shareholder shall be liable for his, her or its Proportionate Percentage of any Loss indemnifiable under this Agreement and the Acquisition Agreement, provided that, but subject to the last sentence of this Paragraph 6(e), no Shareholder shall be liable for any Loss otherwise indemnifiable hereunder (i) in excess of his, her or its Proportionate Percentage of the Escrow and (ii) except to the extent that the aggregate amount of all Losses exceeds $250,000 (except to the extent otherwise provided in Schedule 9.1 of the Disclosure Schedules). Except for matters covered by Section 9.4 of the Acquisition Agreement, the amount of any indemnifiable Losses hereunder shall be reduced by the amount of (i) insurance proceeds net of deductibles and incidental expenses and premium increases reasonably anticipated to result therefrom and (ii) proceeds or amounts from third parties (regardless of when received but only if actually received), in each case of clauses (i) and (ii) in connection with or as a result of such Losses. In addition, except for matters covered by Section 9.4 of the Acquisition Agreement, the amount of any indemnifiable Loss shall be reduced to the extent that a general or specific reserve in the August 31, 1997 Balance Sheet (as such reserve may be increased as described in Schedule 5.21 of the Disclosure Schedules with respect to
Section 5.21 of the Acquisition Agreement) is available to cover such Loss. Notwithstanding anything to the contrary contained herein, except for (1) the obligation of the Shareholders to pay any of the fees and expenses which they are to bear under

Section 4.7 of the Acquisition Agreement, (2) common law fraud, (3) any remedies available to Glenayre under any Noncompetition Agreement or Employment Agreement with any Shareholder and (4) any remedies available to Glenayre under Section
10.5 of the Acquisition Agreement, the indemnification provisions of this Agreement and Article 9 of the Acquisition Agreement shall be the sole and exclusive remedy available to Glenayre for any breach of Wireless' representations, warranties, agreements, covenants or any other agreement or provision contained in this Agreement or the Disclosure Schedules or in any certificate or agreement delivered pursuant to this Acquisition Agreement or otherwise in connection with the Acquisition Agreement and the transactions contemplated by the Acquisition Agreement, or any causes of action related to the foregoing.

         7.       THE ESCROW AGENT'S AUTHORITY TO ACT.

         (a) The Escrow Agent may act in accordance with the terms of this Agreement upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other document which it in good faith believes to be genuine.

         (b) The Escrow Agent shall be deemed to have properly delivered any item of Escrow upon (i) placing the item in the United States mail in a suitable package or envelope with first class prepaid postage affixed, addressed to the addressee at such addressee's address as set forth in this Agreement or such other address as the party shall have furnished to the Escrow Agent in writing;
(ii) delivery in person at the Escrow Agent's offices; or (iii) delivery in any other manner pursuant to written instructions of the person to whom delivery is to be made.

         (c) In performing its duties under this Agreement, or upon the claimed failure to perform any of its duties hereunder, the Escrow Agent shall not be liable to anyone for damages, losses or expenses which may be incurred as a result of the Escrow Agent so acting or failing to so act; provided, however, that the Escrow Agent shall not be relieved from liability for damages arising out of its proven gross negligence or willful misconduct under this Agreement.

         8. OTHER AGREEMENTS. The Escrow Agent is not a party to, nor is it bound by, any other agreement or undertaking between Glenayre and the Shareholders, the Shareholder Representative or any of them relating to the subject matter hereof, it being the intention of the parties hereto that the Escrow Agent assent to and be obligated to give consideration only to the terms and provisions hereof. Unless otherwise provided in Paragraph 12, the Escrow Agent shall have no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of any of Glenayre, the Shareholders or the Shareholder Representative with respect to arrangements or contracts with each other or with others, the Escrow Agent's sole duty hereunder being to hold the Escrow and to dispose of and deliver the same in accordance with instructions given to it as provided in Paragraphs 5 and 6 of this Agreement.

         9.       STANDARD OF CARE.

         (a) The Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent.

         (b) If the Escrow Agent is required by the terms hereof to determine the occurrence of any event or contingency, the Escrow Agent shall, in making such determination, be liable only for its proven willful misconduct or gross negligence, as determined in light of all the circumstances, including the time and facilities available to it in the ordinary conduct of its business. In determining the occurrence of any such event or contingency the Escrow Agent may request from Glenayre or any of the Shareholders or the Shareholder Representative or any other person such reasonable additional evidence as the Escrow Agent in its sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including without limitation, Glenayre or any of the Shareholders or the Shareholder Representative, and the Escrow Agent shall not be liable for any damages resulting from its delay in acting hereunder pending its receipt and examination of additional evidence requested by it.

         (c) Whenever the Escrow Agent is required by the terms hereof to take action upon the occurrence of any event of contingency, the time prescribed for such action shall in all cases be a reasonable time after written notice received by the Escrow Agent for the happening of such event or contingency; provided, however, that this provision shall not be deemed to limit or reduce the time allowed the Escrow Agent for action as provided in Paragraph 9(b).

         10. RESIGNATION AND REMOVAL OF THE ESCROW AGENT. The Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten
(10) days' prior written notice to Glenayre and the Shareholder Representative or may be removed, with or without cause, by Glenayre and the Shareholder Representative, acting jointly by furnishing joint written instructions to the Escrow Agent, at any time by the giving of ten (10) days' prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided hereinbelow. Upon any such notice of resignation or removal, Glenayre and the Shareholder Representative jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000. Upon the acceptance in writing of any appointment as the Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as the Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Escrow Agent under this Agreement.

         11.      LIABILITY OF THE ESCROW AGENT.

         (a) The Escrow Agent shall have no liability or obligation with respect to the Escrow except for the Escrow Agent's proven willful misconduct or gross negligence. The Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. The Shareholder Representative represents and warrants that he is authorized as agent and attorney-in-fact to make and enter into this Agreement on behalf of the Shareholders. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow, any account in the Escrow is deposited, this Agreement or the Acquisition Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in good faith in accordance with the opinion or instruction of such counsel. Glenayre and the Shareholder Representative (but only as agent and attorney-in-fact for the Shareholders), jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

         (b) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, but in good faith, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         12. INDEMNIFICATION OF THE ESCROW AGENT. From and at all times after the date of this Agreement, Glenayre and the Shareholder Representative (but only as agent and attorney-in-fact for the Shareholders), jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney's fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Glenayre or the Shareholder Representative, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Glenayre and the Shareholder Representative in writing, and Glenayre and the Shareholder Representative shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that Glenayre and/or the Shareholder Representative shall be required to pay such fees and expenses if (a) Glenayre and/or the Shareholder Representative agree to pay such fees and expenses, (b) Glenayre and/or the Shareholder Representative shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to such Indemnified Party in any such action or proceeding, (c) Glenayre or the Shareholder Representative is the plaintiff in any such action or proceeding or (d) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Glenayre and/or the Shareholder Representative, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Glenayre or the Shareholder Representative. Glenayre and the Shareholder Representative (but only as agent and attorney-in-fact for the Shareholders) shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by Glenayre and/or the Shareholder Representative pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by Glenayre and the Shareholder Representative (but only as agent and attorney-in-fact for the Shareholders), jointly and severally, upon demand by such Indemnified Party. The obligations of Glenayre and the Shareholder Representative under this Paragraph 12 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

         The parties agree that neither the payment by Glenayre or the Shareholder Representative of any claim by the Escrow Agent or any Indemnified Party for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent or any Indemnified Party from the Escrow in respect of a claim by the Escrow Agent or any Indemnified Party for indemnification shall impair, limit, modify or affect, as between Glenayre and the Shareholder Representative, on behalf of the Shareholders, the respective rights and obligations of Glenayre, on the one hand, and the Shareholder Representative, on behalf of the Shareholders, on the other hand, under the Acquisition Agreement.

         13. TIME OF PERFORMANCE. Whenever under the terms hereof the time for performance of any provision shall fall on a date which is not a regular business day of the Escrow Agent, the performance thereof on the next succeeding regular business day of the Escrow Agent shall be deemed to be in full compliance. Whenever time is referred to in this Agreement, it shall be the time recognized by the Escrow Agent in the ordinary conduct of its normal business transactions.

         14. DEATH, DISABILITY, ETC. The death, disability, bankruptcy, insolvency, reorganization or absence of any of Glenayre, the Shareholder Representative or any of the Shareholders shall not affect or prevent performance by the Escrow Agent of its obligations or its right to rely upon instructions received hereunder.

         15. REMEDIES OF THE ESCROW AGENT.

         (a) As additional consideration for and as an inducement for the Escrow Agent to act hereunder, it is understood and agreed that in the event of any disagreement between the parties to this Agreement or in the event any other person or entity claims an interest in the Escrow or any part thereof, and such disagreement or claim results in adverse claims and demands being made by them or any of them in connection with or for any part of the Escrow, the Escrow Agent shall be entitled, at the option of the Escrow Agent, to refuse to comply with the instructions or demands of the parties to this Agreement, or any of such parties, so long as such disagreement or adverse claim shall continue. In such event, the Escrow Agent shall not be required to make delivery or other disposition of the Escrow. Anything herein to the contrary notwithstanding, the Escrow Agent shall not be or become liable to Glenayre, the Shareholder Representative or the Shareholders or any of them for the failure of the Escrow Agent to comply with the conflicting or adverse demands of Glenayre or the Shareholder Representative or any of such parties or of any other persons or entities claiming an interest in the Escrow or any part thereof. The Escrow Agent shall be entitled to refrain and refuse to deliver or otherwise dispose of the Escrow or any part thereof or to otherwise act hereunder, as stated above, unless and until (i) the rights of the parties and all other persons and entities claiming an interest in the Escrow have been duly determined in accordance with Paragraph 6(c) or (ii) the parties to this Agreement and such other persons and entities have reached an agreement resolving their differences and have notified the Escrow Agent in writing of such agreement and have provided the Escrow Agent with indemnity satisfactory to it against any liability, claims or damages resulting from compliance by the Escrow Agent with such agreement. In addition to the foregoing, the Escrow Agent shall have the right to tender into the registry or custody of any court having jurisdiction, any part of or all of the Escrow. Upon such tender, the parties hereto agree that the Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that the filing of any such legal proceedings shall not deprive the

Escrow Agent of its compensation hereunder earned prior to such filing and discharge of the Escrow Agent of its duties hereunder.

         (b) While any arbitration or proceeding arising out of or relating to this Agreement or the Escrow is pending, whether the same be initiated by the Escrow Agent or by others, the Escrow Agent shall have the right at its option to stop all further performance of this Agreement and performance of instructions (except its duty to safe keep and invest the Escrow) until all differences shall have been resolved by agreement or until the rights of all parties shall have been fully and finally determined in accordance with Paragraph 6(c) hereof. The rights of the Escrow Agent under this Paragraph are in addition to all other rights which it may have by law or otherwise.

         16. FEES AND EXPENSES.

         (a) Glenayre hereby agrees to pay the Escrow Agent for its ordinary services hereunder the fees determined in accordance with, and payable as specified in, the Schedule of Fees set forth in Schedule 3 attached hereto, provided that the sweep fee for the Evergreen Institutional Treasury Money Market Fund shall be paid out of the Escrow. Such expenses shall be paid to the Escrow Agent within 10 days following receipt by Glenayre of a written statement setting forth such expenses.

         (b) In the event fees and expenses of the Escrow Agent are to be paid pursuant to Paragraph 12 hereof, it is understood and agreed by Glenayre and the Shareholder Representative that such fees and expenses are in addition to those described above and that such fees and expenses shall be subject to periodic review and modification by the Escrow Agent as determined by the Escrow Agent in its sole discretion.

         (c) In the event that the fees and expenses of the Shareholder Representative, as outlined in the Schedule of Fees set forth in Attachment A to the Acquisition Agreement, for his services as agent and attorney-in-fact for the Shareholders, exceed the retainer provided in the Acquisition Agreement, Glenayre and the Shareholder Representative agree that they shall deliver joint instructions to the Escrow Agent to release from the Escrow to the Shareholder Representative an amount equal to the excess of such fees and expenses over such retainer.

         17. EFFECTIVE DATE. The effective date of this Agreement shall be the date hereof.

         18. TERMINATION. Unless sooner terminated as hereinafter provided, this Agreement shall terminate without action of any party when all of the terms hereof shall have been fully performed.

         19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute and be one and the same instrument.

         20. ASSIGNMENT OF INTERESTS. Neither Glenayre nor the Shareholder Representative shall assign or attempt to assign or transfer its or his interest hereunder or any part thereof.

         21. AMENDMENTS. This Agreement cannot be amended or modified except by another agreement in writing signed by all the parties hereto or by their respective successors in interest.

         22. HEADINGS. The paragraph headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this agreement.

         23. GOVERNING LAW. This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of North Carolina without giving effect to the conflict of laws principles thereof.

         24. CONSENT TO JURISDICTION AND VENUE. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising form this Agreement, the parties hereto agree that the United States District Court for the Western District of North Carolina shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the Superior Court Division of the General Court of Justice of Mecklenburg County, North Carolina shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue of any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

         25. WITHHOLDING. The Escrow Agent shall not be responsible or liable for determination or payment of any taxes assessed against the Escrow or the income therefrom nor for the preparation or filing of any tax returns other than withholding required by statute or treaty. Each of Glenayre and the Shareholder Representative agrees to provide the Escrow Agent any information necessary to perform any such required withholding and the Escrow Agent shall be entitled to rely on such information, including without limitation the withholding status of each Shareholder as set forth in his, her or its Transmittal Letter. If the Escrow Agent is responsible for tax reporting as set forth in this Paragraph 25, it will be rendered under the TIN's set forth in the Transmittal Letters.

         26. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile numbers specified below:

         If to Glenayre:

                  Glenayre Technologies, Inc.
                  5935 Carnegie Boulevard
                  Charlotte, North Carolina 28209
                  Attention:  Eugene C. Pridgen
                  Facsimile No.:  (704) 553-7878

                  with a copy to:

                  Kennedy Covington Lobdell & Hickman, L.L.P.
                  NationsBank Corporate Center, Suite 4200
                  100 North Tryon Street
                  Charlotte, North Carolina 28202-4006
                  Attention:  A. Zachary Smith III
                  Facsimile No.:  (704) 331-7598

         If to the Shareholder Representative:

                  William C. Nieto
                  865 Laurel Street
                  San Carlos, California 94070
                  Facsimile No.:  (650) 508-4410

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California 94304-1050
                  Attention:  Judith M. O'Brien
                  Facsimile No.:  (415) 493-6811

         If to a Shareholder:

         Such Shareholder's address set forth on his, her or its Transmittal Letter

         If to the Escrow Agent:

                  First Union National Bank, as Escrow Agent
                  Bond Administration
                  230 S. Tryon Street, 9th Floor
                  Charlotte, North Carolina 28288-1179
                  Attention:  Shannon Stahel

                  Facsimile No.:  (704) 383-7316

Glenayre shall forward to the Escrow Agent a copy of each Transmittal Letter promptly upon its receipt of such Transmittal Letter.

         27. REPORTS. At least quarterly, the Escrow Agent shall provide Glenayre and the Shareholder Representative with a full accounting of the Escrow and a report of all transactions regarding the Escrow (including receipts, investments and disbursements) not previously reported.

         28. DEALINGS. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell and deal in any of the securities of Glenayre and become pecuniarily interested in any transaction in which Glenayre, Glenayre or the Shareholder Representative may be interested, and contract and lend money to Glenayre, Glenayre or the Shareholder Representative and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for Glenayre, Glenayre or the Shareholder Representative or for any other entity.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first stated above.


                                           GLENAYRE TECHNOLOGIES, INC.


                                           By:________________________________
                                           Title:_____________________________


                                           SHAREHOLDER REPRESENTATIVE:


                                           -----------------------------------
                                           William C. Nieto, as Agent and
                                           Attorney-in-Fact for the Shareholders


                                           ESCROW AGENT:

                                           FIRST UNION NATIONAL BANK,
                                           as Escrow Agent


                                           By:________________________________
                                           Title:_____________________________


ATTACHMENTS

Schedule 1 -      Shareholders, Amount of Escrow and Proportionate Percentages
Schedule 2 -      Glenayre Authorized Representatives
Schedule 3 -      Fee Schedule

                                   SCHEDULE 1

          SHAREHOLDERS, AMOUNT OF ESCROW AND PROPORTIONATE PERCENTAGES



Name                              Cash Amount           Proportionate Percentage










                                  ----------            -------
                                  $12,000,000           100.00%

                                   SCHEDULE 2

                       GLENAYRE AUTHORIZED REPRESENTATIVES


         Name                                                   Signatures


Gary B. Smith                                          ________________________


Stanley Ciepcielinski                                  ________________________


Eugene C. Pridgen                                      ________________________


Billy C. Layton                                        ________________________

                                   SCHEDULE 3

                                  FEE SCHEDULE


I.       ACCEPTANCE FEE                                                     $500

         Initial fee for reviewing documents, communications with counsel, setting up account and administration of records.

II.      ANNUAL ADMINISTRATION FEE                                        $2,000

         Maintenance of assets, providing monthly customer statements, carrying out duties defined in the Escrow Agreement.

III.     INDIVIDUAL TRANSACTIONS

         a.       $10 Per Check Disbursement

         b.       $20 Per Wire Disbursement

IV.      INVESTMENT MANAGEMENT OPTIONS

         a.       Automatic Cash Management                        15 BASIS PTS.
                  (Evergreen Institutional Treasury Money Mkt. Fund)

         b.       Individual Securities Transactions
                       (buy/sell)                            $25 PER TRANSACTION

V.       OUT OF POCKET EXPENSES

         Advance or out-of-pocket expenses including but not limited to postage, telephone, freight, legal courier and express mail will be billed in addition to the fees quoted herein.

VI.      TAX REPORTING (IF NECESSARY)

         Includes producing and mailing of individual 1099's        $25 PER 1099

                                                                      EXHIBIT E

                                               ______________, 1997

Wireless Access, Inc.
2102 Tasman Drive

Santa Clara, California 95054

         Re: Acquisition Agreement dated as of October 1, 1997 (the "Acquisition Agree- ment") by and among Glenayre Technologies, Inc. ("Glenayre"), WAI Acquisition Corp. ("Merger Sub") and Wireless Access, Inc. ("Wireless")

Ladies and Gentlemen:

         We have acted as counsel to Glenayre Technologies, Inc. and WAI Acquisition Corp. in connection with the transactions contemplated by the Acquisition Agreement . This opinion letter is delivered pursuant to Section 8.2(c) of the Acquisition Agreement. All capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as are ascribed to them in the Acquisition Agreement.

         As such counsel, we have examined originals or copies of the Acquisition Agreement, the Agreement of Merger, the Escrow Agreement, the Employment Agreement, the Noncomp- etition Agreements, the Warrant Termination Agreements and the Stock Option Agreement by and among Wireless, Glenayre and certain shareholders and warrantholders of Wireless (such documents being referred to collectively herein as the "Transaction Documents" or individually as a "Transaction Document"). We have also examined the certificate of incorporation and bylaws of Glenayre and Merger Sub, the corporate minute books of Glenayre and Merger Sub, certified resolutions of the Board of Directors of Glenayre and Merger Sub with respect to the transactions contemplated by the Transaction Documents, certificates of officers of Glenayre, Merger Sub and public officials, and such other documents, and have made such other investigations, as we have deemed necessary or appropriate for the purpose of giving the opinions herein expressed.

Wireless Access, Inc.
______________, 1997

         In giving the opinions expressed herein and making our investigations in connection herewith, we have assumed (a) the due authorization, execution and delivery by the parties thereto other than Glenayre and Merger Sub of the documents examined by us, (b) the genuineness of all signatures of individuals,
(c) the personal legal capacity of all individual signatories, (d) the authenticity of all documents presented to us as originals, (e) the conformity to the originals of all documents presented to us as copies, and (f) the integrity and completeness of Glenayre and Merger Sub's corporate minute books and stock records presented to us for our examination. Nothing has come to our attention in the course of our representation of Glenayre and Merger Sub that would cause us to believe that the foregoing assumptions are unwarranted.

         Except for the matters governed by California law and addressed by the opinion of Stradling, Yocca, Carlson & Rauth, California counsel (the "California Opinion"), a copy of which is attached hereto and upon which we have, with your permission, relied for purposes of this opinion letter, the opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, the corporation law of the State of Delaware and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction.

         We express no opinion herein concerning the possible application to the Transaction Documents, the transactions contemplated thereby, or the obligations of the parties thereunder of Section 548 of the Bankruptcy Code, 11 U.S.C. ss.548, [Sections 39-15 through 39-22 of the North Carolina General Statutes], or other similar laws relating to "fraudulent transfers" or "fraudulent conveyances."

         Opinions or statements herein given "to the best of our knowledge" and the factual matters on which we have relied in giving other opinions herein (except for our opinions as to corporate matters that we have given in reliance upon our own investigation of Glenayre and Merger Sub's corporate minute books and certificates of officers of Glenayre and Merger Sub and public officials) are based upon (a) information coming to our attention in the course of our representation of Glenayre and Merger Sub in connection with the transactions contemplated by the Transaction Documents, or otherwise actually known to the lawyers in our firm who have given substantive attention to such transactions,
(b) the Company's representations and warranties contained in the Transaction Documents, and (c) inquiries of representatives of the Company whom we believe to be reasonably well-informed as to the factual matters in question, but without any other investigations made for purposes of giving such opinions or statements unless otherwise stated herein. However, nothing has come to our attention in the course of our representation of the Company in connection with the transactions contemplated by the Transaction Documents that would cause us to believe that our reliance thereon for purposes of such opinions is unwarranted.

Wireless Access, Inc.
______________, 1997

         Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that:

         1. Glenayre is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the full corporate power and authority to own its properties and to carry on its business as now being conducted. Merger Sub is a corporation duly organized and validly existing in good standing under the laws of the State of California and has the full corporate power and authority to own its properties and to carry on its business as now being conducted.

         2. Glenayre and Merger Sub each has full corporate power and authority to execute and deliver and perform its obligations under the Transaction Documents, and all corporate actions or approvals required for the execution, delivery and performance thereof by Glenayre and Merger Sub have been duly taken or obtained.

         3. Each of the Transaction Documents has been duly executed and delivered by each of Glenayre and Merger Sub and constitutes the legal, valid and binding obligation of each of Glenayre and Merger Sub, enforceable against each of Glenayre and Merger Sub in accordance with its terms.

         4. Neither the execution and delivery by Glenayre and Merger Sub of the Transaction Documents nor its compliance with the provisions thereof constitute or will constitute a violation of the certificate or articles of incorporation or bylaws of Glenayre or Merger Sub or any applicable law or regulation, or, to the best of our knowledge, conflict with or result in any breach of any material contract or agreement to which Glenayre or Merger Sub is now a party or by which it or its property is bound or any judgement, writ, order or decree of any judicial or administrative authority by which Glenayre or Merger Sub or its property is bound. Except for the filing of the Agreement of Merger with the California Secretary of State and certain other filings not yet due as of the date hereof, to the best of our knowledge, no consent, approval or authorization of, or prior notice to or prior filing with, any governmental authority or other third party, not heretofore obtained, given or filed as required, is required of Glenayre or Merger Sub in connection with the execution and delivery by Glenayre and Merger Sub of the Transaction Documents or as a condition to the enforceability thereof.

         5. The shares of Glenayre Common Stock issuable upon exercise of the Wireless Stock Options assumed by Glenayre in accordance with the Acquisition Agreement have been duly reserved and authorized for issuance upon exercise of such options and, when issued in accordance with the respective terms of such options, such shares will be duly authorized and validly issued, fully paid and nonassessable. Assuming the Wireless Stock Options assumed by Glenayre in the Transactions were valid and binding obligations of Wireless prior to the

Wireless Access, Inc.
______________, 1997
assumption thereof and assuming the consummation of the Transactions will not cancel or invalidate such options in accordance with their respective terms, such options represent valid and binding obligations of Glenayre when assumed by Glenayre in accordance with the terms of the Acquisition Agreement.

         The opinions expressed above are subject to the following qualifications, exceptions and limitations in addition to those set forth above:

                  (a) Enforceability of the Transaction Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal laws from time to time in effect which affect the enforcement of creditors' rights generally.

                  (b) Enforceability of the Transaction Documents is subject to general equitable principles and to general standards of commercial reasonableness.

                  (c) Provisions of the Transaction Documents purporting to require that waivers be in writing may be ineffective to preclude oral waivers or waivers by conduct or course of dealing.

                  (d) Provisions of the Transaction Documents purporting to require a party thereto to pay or reimburse attorneys' fees incurred by another party, or to indemnify another party therefor, may be limited by applicable statutes and decisions relating to the collection and award of attorneys' fees.

                  (e) Provisions of the Transaction Documents purporting to release, exculpate or indemnify a party as to such party's liability for its own acts or omissions, to the extent such acts or omissions involve such party's gross negligence, recklessness, willful misconduct or unlawful conduct, may not be enforceable.

                  (f) No opinion is expressed as to the validity or enforceability of provisions of the Transaction Documents relating to indemnity and contribution for liabilities under federal or state securities laws.

         This opinion letter is delivered solely for your benefit in connection with the closing under the Acquisition Agreement and may not be relied upon by any other person or for any other purpose without our prior written consent. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or

Wireless Access, Inc.
______________, 1997
any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

                                   Very truly yours,

                                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.

                                                                       EXHIBIT F

                   OPINION OF WILSON SONSINI GOODRICH & ROSATI






                                November __, 1997




Glenayre Technologies, Inc.
5935 Carnegie Boulevard
Charlotte, North Carolina 28209

Ladies and Gentlemen:

         We have acted as counsel to Wireless Access, Inc., a California corporation ("Wireless"), in connection with the merger (the "Merger") of Wireless with and into WAI Acquisition Corp., a California corporation ("Merger Sub") and a wholly owned subsidiary of Glenayre Technologies, Inc., a Delaware corporation ("Glenayre"), pursuant to the Acquisition Agreement among Wireless, Glenayre and Merger Sub dated as of October 1, 1997 (the "Acquisition Agreement"). This opinion is furnished to you pursuant to Section 8.3(c) of the Acquisition Agreement. Unless otherwise defined herein, the capitalized terms used in this opinion have the meaning given to them in the Acquisition Agreement.

         As such counsel, we examined originals or copies of the following:

         (a)      executed copy of the Acquisition Agreement;

         (b) executed copy of the Agreement of Merger dated November __, 1997 among Wireless, Glenayre and Merger Sub relating to the merger of Merger Sub with and into Wireless, as submitted for filing with the Secretary of State of the State of California;

         (c) faxed copy of the Agreement of Merger containing the date and time of filing with the Secretary of State of the State of California, as affixed thereon by the Secretary of State of the State of California;

         (d) the Amended and Restated Articles of Incorporation of Wireless, as amended up to the Effective Time;

         (e)      the Bylaws of Wireless, as amended up to the Effective Time;

         (f) the minutes of the meetings of, and actions by written consent of, the Board of Directors, any committees thereof and shareholders of Wireless relating to the transactions covered by this opinion;

         (g) an executed copy of the Escrow Agreement dated as of the date hereof between Wireless, Glenayre, Merger Sub and the Shareholder
Representative;

         (h) executed copies of the Warrants and the Warrant Termination Agreements;

         (i)      executed copies of the Wireless Stock Option Agreements;

         (j) certificates of good standing of, and evidencing the payment of all franchise taxes and fees by, Wireless, dated as of a recent date, issued by the Secretary of State of California;

         (k) the certificate of the Chief Executive Officer of Wireless, dated the date hereof, delivered to Glenayre and Merger Sub pursuant to Section 8.3(a) of the Acquisition Agreement;

         (l) the agreements, instruments and other documents included in the Wireless Disclosure Schedule to the Acquisition Agreement dated October 1, 1997 (collectively, the "Reviewed Documents");

         (m) the certificate, dated the date hereof, of the President and Chief Executive Officer and of the Chief Financial Officer of Wireless regarding certain facts necessary to support the opinions set forth herein (the "Officers' Certificate"); and

         (n) such other instruments, corporate records, certificate and other documents as we deemed necessary as a basis for the opinions hereinafter expressed.

         In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents by any party other than Wireless where due execution and delivery are a prerequisite to the effectiveness thereof.

         As used in this opinion, the expression "to our knowledge" or "known to us" with reference to matters of fact means that, after an examination of documents made available to us by Wireless, and after inquiries of officers of Wireless, but without any further independent factual investigation, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered or are rendering substantive legal services to the Company. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

         For purposes of this opinion, we are assuming that you and Merger Sub have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Acquisition Agreement and the Agreement of Merger, and we assume that the representations and warranties made by you and Merger Sub in the Acquisition Agreement and pursuant thereto are true and correct. In addition, in rendering the opinions as to due incorporation and good standing in paragraph 1 below, we have relied exclusively upon certificates or oral confirmation received from the Secretary of State of California.

         The opinions hereinafter expressed are subject to the following qualifications:

                  (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal or state laws affecting the rights of creditors generally;

                  (b) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity)

                  (c) We express no opinion as to compliance with applicable anti-fraud provisions of federal or state laws concerning the issuance of securities;

                  (d) We express no opinion as to the enforceability of any of the agreements other than the Acquisition Agreement, the Escrow Agreement, the Agreement of Merger, the Wireless Stock Option Agreements and the Warrant Termination Agreement (collectively, the "Transaction Documents");

                  (e) With respect to our opinion in paragraph 3 regarding the enforceability of the Acquisition Agreement, with your consent we have assumed that the law and court decisions of North Carolina to the extent they are applicable to the transactions contemplated by the Acquisition Agreement are the same as the laws and court decisions of the State of California.

                  (f) With respect to our opinion in paragraph 4 hereof regarding the capitalization of Wireless, we have relied exclusively upon representations from the Company in the Officers' Certificate; and

                  (g) We are members of the Bar of the State of California and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California.

         Based upon and subject to the foregoing, and except as set forth in the Acquisition Agreement and the Wireless Disclosure Schedules to the Acquisition Agreement, we are of the opinion that:

         1. Wireless is corporation duly organized and validly existing in good standing under the laws of the State of California and has the full corporate power and authority to own its properties and to carry on its business as now being conducted.

         2. Wireless has full corporate power and authority to execute and deliver and perform its obligations under the Transaction Documents, and all corporate actions or approvals required for the execution, delivery and performance thereof by Wireless have been duly taken or obtained. The Agreement of Merger has been duly and validly approved by the Wireless Shareholders in accordance with the Amended and Restated Articles of Incorporation and Bylaws of Wireless and the California General Corporation Law.

         3. Each of the Transaction Documents has been duly executed and delivered by Wireless and constitutes the legal, valid and binding obligation of Wireless, enforceable against it in accordance with its terms.

         4. The authorized capital stock of Wireless consists of 50,000,000 shares of Common Stock, [5,733,710] shares of which are issued and outstanding as of the date hereof, 750,000 shares of Series A Preferred Stock, all of which are issued and outstanding, 3,915,333 shares of Series B Preferred Stock, all of which are issued and outstanding, 2,500,000 shares of Series C Preferred Stock, all of which are issued and outstanding, 2,108,951 shares of Series D Preferred Stock, all of which are issued and outstanding, 1,517,258 shares of Series E Preferred Stock, all of which are issued and outstanding, 511,510 shares of Series F Preferred Stock, all of which are issued and outstanding and 2,502,933 shares of Series G Preferred Stock, all of which are issued and outstanding. The Wireless Capital Stock has been duly authorized and all issued and outstanding shares of Wireless Capital Stock have been duly and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights. The rights, preferences, privileges and restrictions of the shares of Wireless Capital Stock are as stated in the Amended and Restated Articles of Incorporation of Wireless as amended by the Merger Agreement. Wireless has reserved [5,465,657] shares of Wireless Common Stock for future issuance pursuant to outstanding Wireless Stock Options. Each of the Wireless Stock Option Agreements and the Wireless Warrants has been duly executed and delivered by Wireless and constitutes the legal, valid and binding obligation of Wireless, enforceable against it in accordance with its terms. Except for the Wireless Stock Option Agreements and the Wireless Warrants, to our knowledge, there are no outstanding options, warrants or conversion or similar rights which obligate Wireless to issue additional shares of its capital stock.

         5. Neither the execution and delivery by Wireless of the Transaction Documents nor its compliance with the provisions thereof constitute or will constitute a violation of the Amended and Restated Articles of Incorporation or Bylaws of Wireless or any applicable law or regulation, or, to our knowledge, conflict with or result in any breach of any Reviewed Document or any judgment, writ, order or decree of any judicial or administrative authority by which Wireless or its property is bound. Except for the filing of the Agreement of Merger with the California Secretary of State and certain other filings not yet due as of the date hereof, to our knowledge and except as set forth in the Wireless Disclosure Schedules, no consent, approval or authorization of, or prior notice to or prior filing with, any governmental authority or other third party, not heretofore obtained, given or filed as required, is required of Wireless in connection with the execution and delivery by Wireless of the Transaction Documents or as a condition to the enforceability thereof.

         6. Upon the filing of the Agreement of Merger with the Secretary of State of the State of California, together with the appropriate officers' certificates and tax clearance certificates as required, the Merger shall be effective in accordance with the California General Corporation Law.

         This opinion letter is delivered solely for your benefit in connection with the Transaction and may not be relied upon by any other person or for any other purpose without our prior written consent. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

                                              Very truly yours,

                                              WILSON SONSINI GOODRICH & ROSATI
                                              Professional Corporation

                             (Glenayre letterhead)
                                                                Exhibit G


                                 October 1, 1997


Mr. Greg L. Reyes
President
Wireless Access, Inc.
2101 Tasman Drive
Santa Clara, CA 95054

Dear Greg:

         On this date, Glenayre Technologies, Inc. ("Glenayre") and Wireless Access, Inc. ("WAI") are entering into an Acquisition Agreement (the "Acquisition Agreement") pursuant to which Glenayre will acquire WAI. As we have discussed, it is important to Glenayre that you serve as President and General Manager of Glenayre's Wireless Access group (the "Group") after the Effective Time (defined below), on the following terms and conditions:

         1.       EMPLOYMENT AND DUTIES.

         (a) Glenayre will employ you, and you agree that you will serve, as the President and General Manager of the Group pursuant to the terms of this letter agreement.

         (b) You will perform such duties and exercise such powers as are commensurate with your office and as may be reasonably requested of you by the President and Chief Executive Officer of Glenayre (the "Glenayre CEO"), subject to the control and direction of the Glenayre CEO. During the term of your employment by Glenayre, you will:

                  (1) devote substantially all of your business time, attention and abilities to the business of the Group, provided that you may act as a director of other companies and engage in personal investment activities so long as such activities do not interfere with the performance of your duties hereunder;

                  (2) faithfully serve the Group and use your best efforts to promote and develop the interests of the Group; and

Mr. Greg L. Reyes
October 1, 1997
Page 2

                  (3) not acquire, directly or indirectly, any proprietary or other equity interest in any corporation or other entity or association, which is engaged in the business of subscriber paging devices or otherwise competes with Glenayre or its subsidiaries, provided that you may own, directly or indirectly, solely as a passive investment, (a) the voting securities of a publicly traded company which so competes, so long as you do not own more than 2% of the voting securities of such company or (b) an interest in a fund (such as a venture capital fund) which owns shares of such an entity where you have no management authority or direction over such fund.

         2.       TERM OF EMPLOYMENT.

         (a) Your term of employment hereunder will be for a period of one year, beginning at the Effective Time and will be automatically renewed for additional one-year terms unless either Glenayre or you notifies the other at least 90 days prior to such termination date that your employment will terminate on such termination date; provided that, if this Agreement is so terminated by Glenayre, Glenayre shall pay to you a lump sum payment equal to six months of Base Salary, plus the amounts set forth in Paragaraph 3(a) below. Notwithstanding the foregoing, this Agreement may be terminated immediately prior to the end of any such one-year terms as follows:

                  (1)      Glenayre may terminate your employment for "Cause";

                  (2) Glenayre may terminate your employment upon your "Total and Permanent Disability";

                  (3) Your employment will terminate automatically upon your death;

                  (4) You may terminate your employment hereunder at any time for "Good Reason";

                  (5) Glenayre may terminate your employment at any time without "Cause", provided that Glenayre complies with the provisions of Paragraphs 3(a), 3(b) and 3(d) below.

Mr. Greg L. Reyes
October 1, 1997
Page 3


         (b)      "Cause" means the occurrence of any of the following:

                  (1) dishonesty or fraud on your part which is intended to result in your substantial personal enrichment at the expense of Glenayre or its affiliates;

                  (2) your conviction (after the exhaustion of all appeals) of a felony involving moral turpitude or the entry of a plea of nolo contendere for such a felony; or

                  (3) a material violation of your responsibilities as set forth in this letter agreement which are willful and deliberate.

         However, "Cause" shall not include (i) any personal or policy disagreement between you, Glenayre or any member of the Board of Directors of Glenayre or (ii) any action taken by you in connection with your duties if you acted in good faith and in a manner you reasonably believed to be in the best interest of Glenayre and the Group and had no reasonable cause to believe your conduct was unlawful.

         (c) You will be considered to have a "Total and Permanent Disability" if you qualify for disability benefits under a long-term disability plan sponsored by Glenayre.

         (d) "Good Reason" means the occurrence of the following without your express written consent: (1) a significant change in the nature or scope of your authority as contemplated by this letter agreement; (2) a change in your reporting structure such that you no longer report directly to Gary B. Smith;
  (3) an assignment to you of duties (or a change in your title resulting in duties) which are materially inconsistent with your status, duties or responsibilities as contemplated by this letter agreement; (4) a reduction in your rate of Base Salary or level of participation in Glenayre's MBO Plan (defined below); or (5) a change (or the requirement by Glenayre of a change) of more than 30 miles in the principal location where you currently perform services; provided, however, that you must first (i) provide the Glenayre CEO with written notice specifying the particular failure of Glenayre under clauses (1), (3), (4) or (5) above and (ii) allow the Glenayre CEO 30 days from receipt of written notice to cure such failure.

Mr. Greg L. Reyes
October 1, 1997
Page 4



         (e) "Change of Control" is defined in your Executive Severance Benefit Agreement.

         (f) "Executive Severance Benefit Agreement" means the Executive Severance Benefit Agreement entered into today by Glenayre and you.

         3. PAYMENTS UPON TERMINATION OF EMPLOYMENT. If your employment with Glenayre hereunder is terminated, Glenayre will pay you the following amounts:

         (a) If your employment hereunder is terminated for any reason whatsoever, you will be paid an amount equal to the sum of (i) your accrued but unpaid Base Salary, plus (ii) your accrued but unpaid vacation pay, plus (iii) any other compensation payments or benefits which have accrued and are payable in connection with such termination.

         (b) If your employment hereunder is terminated (i) by Glenayre because of your "Total and Permanent Disability", (ii) because of your death, (iii) by you for "Good Reason" or (iv) by Glenayre pursuant to Paragraph 2(a)(5), you (or your estate) will also be paid a pro rata share of your bonus under Glenayre's MBO Plan described in Paragraph 4(b) below for Glenayre's fiscal year in which the termination occurs, calculated, for purposes of determining whether the MBO targets have been met, under the assumption that the results of operations and financial condition of Glenayre and WAI as of your termination date continue on the same basis through the end of such fiscal year.

         (c) If your employment hereunder is terminated because of your death, Glenayre will continue to pay your Base Salary to your estate for a period of 12 months after your death.

         (d) If your employment hereunder is terminated (i) by Glenayre without "Cause" pursuant to Paragraph 2(a)(5) (except in the event of a "Change of Control") or (ii) by you for "Good Reason" (except in the event of a "Change of Control"), then Glenayre will pay you, in addition to the payments described in Paragraphs 3(a) and 3(b) above, an amount equal to your Base Salary at the time of termination.

Mr. Greg L. Reyes
October 1, 1997
Page 5


         (e) If your employment hereunder is terminated following a "Change of Control", then any payments due to you are provided for under your Executive Severance Benefit Agreement.

         4. COMPENSATION AND BENEFITS. Subject to the terms of this letter agreement, you will be paid compensation and provided benefits as follows:

         (a) You will be paid an initial salary of $175,000 per annum (as adjusted from time to time, the "Base Salary"), payable in accordance with Glen-ayre's customary payroll practices. The Base Salary may be increased (but not decreased) by the Board of Directors of Glenayre from time to time.

         (b) You will participate at a 60% level in the Glenayre Management by Objectives Bonus Plan, as in effect from time to time (the "MBO Plan"). Your level of participation in the MBO Plan may be increased (but not decreased) by the Board of Directors of Glenayre from time to time.

         (c) You will receive an automobile allowance commensurate with the allowance provided to Glenayre's other senior executives in comparable positions.

         (d) You may take four weeks of vacation each year as mutually convenient to you and Glenayre.

         (e) You will also be entitled to participate in all bonus, compensation, savings, stock option, and other incentive plans and programs and in all qualified and non-qualified retirement plans, life, medical/dental insurance plans and short and long-term disability insurance plans of Glenayre, to the extent that you qualify under the eligibility requirements of the plan or program.

         (f) You will be reimbursed for all reasonable expenses incurred by you on behalf of Glenayre.

         (g) Glenayre's management will recommend to the Plan Administration Committee of Glenayre's Board of Directors that you be granted an option, on or promptly after the Effective Time, to purchase 75,000 shares of Glenayre's common stock with an exercise price equal to the fair market value of Glenayre's common stock on the date of grant with vesting terms which are the same as those contained in options granted to other officers of Glenayre.

Mr. Greg L. Reyes
October 1, 1997
Page 6


         5. LOCATION OF OFFICE. Your principal place of employment will be in Santa Clara County, California and shall not be changed without your agreement.

         6. MISCELLANEOUS. This letter agreement will be governed by the laws of the State of California. This letter agreement will be binding upon and inure to the benefit of Glenayre and its successors and assigns and you, your heirs and personal representatives. This letter agreement constitutes the entire agreement between Glenayre and you with respect to the subject matter hereof (other than the Executive Severance Benefit Agreement and Noncompetition Agreement signed by you on this date, the Proprietary Information and Inventions Agreement previously signed by you and any stock option agreements between WAI and you currently in effect and stock option agreements between you and Glenayre hereafter entered into) and all other agreements are cancelled. If any provision of this letter agreement is held invalid or unenforceable, the same shall not affect or impair any other provision of this letter agreement and such invalidity or unenforceability shall not have any effect on or impair the obligations of Glenayre or you.

                  7. EFFECTIVE DATE. This letter agreement shall not become effective unless and until the "Effective Time" (as defined in the Acquisition Agreement) occurs and then shall automatically become effective without any further action on the part of Glenayre or you. This letter agreement shall automatically terminate upon the termination of the Acquisition Agreement for any reason prior to the Effective Time.
                                                       * * *
         If you agree that the terms and conditions set forth above reflect our understanding concerning your employment by Glenayre after the "Effective Time", please sign where provided below and return a fully executed copy to me. Upon your execution of this letter, this letter will become a binding contract between Glenayre and you, effective upon the occurrence of the Effective Time, but terminable in accordance with the last sentence of Paragraph 7 above.

                                                Very truly yours,

                                                /s/ Gary B. Smith
                                                Gary B. Smith
                                                President and Chief
                                                Executive Officer
CONFIRMED AND AGREED TO:

By:__________________________
     Greg L. Reyes

                                                                  EXHIBIT H-1

                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (this "Agreement") is dated as of October ___, 1997, by and between GLENAYRE TECHNOLOGIES, INC., a Delaware corporation ("Glenayre"), and _______________________________ the ("Equityholder").

                              STATEMENT OF PURPOSE

         Pursuant to the Acquisition Agreement dated as of October __, 1997 (the "Acquisition Agreement") among Glenayre, WAI Acquisition Corp. ("Merger Sub") and Wireless Access, Inc. ("Wireless"), Merger Sub will be merged with and into Wireless, which will become a wholly-owned subsidiary of Glenayre (the "Merger").

         Wireless is engaged in the "Business" (as defined below). The value to Glenayre of the Merger is dependent in part upon Glenayre's ability to have Wireless continue the Business and to obtain for its benefit the good will and going concern value associated therewith. In connection with the acquisition of all of the outstanding shares of Wireless in the Merger under the Acquisition Agreement and as a material condition of the closing of the Merger (the "Closing") and material inducement to Glenayre therefor, and in consideration of the (i) receipt by the Equityholder of cash in exchange for his shares of Wireless' Common Stock and/or (ii) the substitution of options to purchase Glenayre Common Stock for the options held by the Equityholder to purchase Common Stock of Wireless, the Equityholder has agreed to enter into certain covenants relating to competition and confidentiality as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the Statement of Purpose and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Equityholder, the Equityholder does hereby agree with Glenayre as follows:

         1.       NONCOMPETITION, NON-DISCLOSURE AND RELATED MATTERS.

         (a) As used in this Agreement, the following terms shall have the following meanings:

                  "Business" means any of the following activities:

                                    (1) The design, development, manufacture,
                  marketing or sale of subscriber devices, modules or telemetry equipment for wireless voice or data communications in any radio spectrum between 100 MHz and 1 GHz, including both two-way interactive paging and alphanumeric-like paging (1.5-way paging) and specifically including any products that compete with the AccessLink device, the AccessMate device or the AccessLink II device; or

                           (2) The design, development, manufacture, marketing
                  or sale of integrated circuits whose primary purpose is to enable construction of subscriber devices, modules or telemetry equipment described in clause (1) above


                  "Cause" means any of the following: (1) any act of dishonesty or fraud on the part of the Equity holder which is intended to result in his substantial personal enrichment at the expense of Wireless, Glenayre or any affiliate of Glenayre, (2) a material violation of the Equityholder's responsibilities as determined by the Board of Directors of Wireless, which is willful and deliberate or (3) the conviction of the Equityholder (after the exhaustion of all appeals) of a felony involving moral turpitude or the entry of a plea of nolo contendere for such a felony. However, "Cause" shall not include (i) any personal or policy disagreement between the Equityholder and Glenayre or Wireless or any member of the Board of Directors of Glenayre or Wireless, or (ii) any action taken by the Equityholder in connection with the Equityholder's duties if the Equityholder acted in good faith and in a manner the Equityholder reasonably believed to be in the best interest of Glenayre or Wireless and had no reasonable cause to believe the Equityholder's conduct was unlawful.

                  "Competition" means engagement in any part of the Business.

                  "Customer" means any Person to whom any products, processes, goods or services have heretofore been sold or licensed or offered for sale or license, or from whom purchases or licenses thereof have been solicited, at any time during the two years preceding the date of this Agreement, by Wireless.

                  "Effective Time" means the time when the Merger becomes effective as defined in the Acquisition Agreement.

                  "Employee" means any individual employed by Glenayre, Wireless or any affiliate of Glenayre at any time during the Restricted Period.

                  "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or other entity.

                  "Restricted Period" means the period beginning on the date hereof and ending on the second anniversary of the Effective Time.

                 "Restricted Territory" means California, Oregon, Washington, Nevada, Arizona, New Mexico, Wyoming, Texas, all other states in the continental United States of America west of the Mississippi River, all states in the continental United States of America east of the Mississippi River, the remainder of the United States of America and British Columbia, Canada, in which areas the parties acknowledge that Glenayre has been in business prior to the Closing.

         (b) The Equityholder agrees that during the Restricted Period he will not either directly or indirectly:

                  (1) engage in any Competition in any Restricted Territory; or

                  (2) be or become an employee, officer, director, shareholder, partner, agent or consultant of, or acquire or have any proprietary or other equity interest in either (i) any Business conducted by Motorola, NEC, Ericsson, Philips or Panasonic or (ii) any Person who engages in any Competition in any Restricted Territory; provided, that the Equityholder may own, directly or indirectly, solely as a passive investment, (a) securities issued by such Person if such securities are publicly traded and do not constitute more than 2% in the aggregate of the outstanding equity securities of such Person or (b) an interest in a fund (such as a
                                       2
          venture capital fund) which owns shares of such a Person where the Equityholder has no management authority or direction over such fund.

Provided, however, that the restrictions of this Section 1(b) shall immediately terminate if the Equityholder's employment by Wireless is terminated by Glenayre or Wireless without Cause.

         (c) The Equityholder agrees that during the Restricted Period and in the Restricted Territory he will not, directly or indirectly through or on behalf of any other Person, solicit or enter into any transaction with any Customer for the purpose of any sale or license to such Customer of products, processes, goods or services the sale or license of which would constitute Competition. Provided, however, that the restrictions of this Section 1(c) shall immediately terminate if the Equityholder's employment by Wireless is terminated by Glenayre or Wireless without Cause.

         (d) The Equityholder agrees that during the Restricted Period he will not without Glenayre's consent (which consent shall be in Glenayre's sole discretion), directly or indirectly through or on behalf of any other Person, solicit or attempt to solicit any Employee to leave his or her employment with Glenayre, Wireless or any affiliate of Glenayre.

         (e) The Proprietary Information and Inventions Agreement attached hereto as Exhibit 1 is hereby incorporated herein as if fully set forth herein and shall for all purposes be deemed to be part of this Agreement.

         (f) The Equityholder acknowledges that, in view of the nature of the Business and the business objectives of Glenayre in entering into this Agreement and the Acquisition Agreement, the restrictions contained in this Section 1 are reasonably necessary to protect the legitimate business interests of Glenayre, and that any violation of such restrictions will result in irreparable injury to Glenayre for which damages will not be an adequate remedy. The Equityholder, therefore, acknowledges that, if he violates any such restrictions, Glenayre shall be entitled to preliminary and permanent injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.

         (g) If any of the provisions contained in this Section 1 shall for any reason be held to be overly broad as to duration, scope, activity or subject, any such provision shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

         (h) The rights and remedies of Glenayre hereunder are not exclusive of or limited by or in limitation of any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative.

         2. Severability. Should any provision of this Agreement or part thereof be held under any circumstances in any jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision or other part of such provision, or of such provision or part thereof under any other circumstances or in any other jurisdiction.

         3. Miscellaneous. The construction, validity and enforceability of this Agreement shall be governed by the laws of the State of California, without regard to its conflict
                                       3
of laws provisions. No failure or delay of Glenayre in enforcing any of its rights hereunder at any time shall constitute or evidence any waiver of such rights. This Agreement and the Acquisition Agreement constitute the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or conditions hereof. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         4. Effective Date. This Agreement shall not become effective unless and until the Effective Time (as defined in the Acquisition Agreement) occurs and then shall automatically become effective without any further action on the part of Glenayre or the Equityholder. This Agreement shall automatically terminate upon the termination of the Acquisition Agreement for any reason prior to the Effective Time.

         IN WITNESS WHEREOF, this Agreement has been duly executed by Glenayre and the Equityholder as of the day and year first above written.

                                               GLENAYRE TECHNOLOGIES, INC.


                                               By:
                                               Name:
                                               Title:

                                               ------------------------------
                                               [NAME]

                                                                    EXHIBIT H-2

                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (this "Agreement") is dated as of October ___, 1997, by and between GLENAYRE TECHNOLOGIES, INC., a Delaware corporation ("Glenayre"), and KENNETH CIOFFI the ("Equityholder").

                              STATEMENT OF PURPOSE

         Pursuant to the Acquisition Agreement dated as of October __, 1997 (the "Acquisition Agreement") among Glenayre, WAI Acquisition Corp. ("Merger Sub") and Wireless Access, Inc. ("Wireless"), Merger Sub will be merged with and into Wireless, which will become a wholly-owned subsidiary of Glenayre (the "Merger").

         Wireless is engaged in the "Business" (as defined below). The value to Glenayre of the Merger is dependent in part upon Glenayre's ability to have Wireless continue the Business and to obtain for its benefit the good will and going concern value associated therewith. In connection with the acquisition of all of the outstanding shares of Wireless in the Merger under the Acquisition Agreement and as a material condition of the closing of the Merger (the "Closing") and material inducement to Glenayre therefor, and in consideration of the (i) receipt by the Equityholder of cash in exchange for his shares of Wireless' Common Stock and/or (ii) the substitution of options to purchase Glenayre Common Stock for the options held by the Equityholder to purchase Common Stock of Wireless, the Equityholder has agreed to enter into certain covenants relating to competition and confidentiality as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the Statement of Purpose and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Equityholder, the Equityholder does hereby agree with Glenayre as follows:

         1.       NONCOMPETITION, NON-DISCLOSURE AND RELATED MATTERS.

         (a) As used in this Agreement, the following terms shall have the following meanings:

                  "Business" means any of the following activities:

                                    (1) The design, development, manufacture,
                  marketing or sale of subscriber devices, modules or telemetry equipment for wireless voice or data communications in any radio spectrum between 100 MHz and 1 GHz, including both two-way interactive paging and alphanumeric-like paging (1.5-way paging) and specifically including any products that compete with the AccessLink device, the AccessMate device or the AccessLink II device;

                           (2) The design, development, manufacture, marketing
                  or sale of integrated circuits whose primary purpose is to enable construction of subscriber devices, modules or telemetry equipment described in clause (1) above

                  "Cause" means any of the following: (1) any act of dishonesty or fraud on the part of the Equity holder which is intended to result in his substantial personal enrichment at the expense of Wireless, Glenayre or any affiliate of Glenayre, (2) a material violation of the Equityholder's responsibilities as determined by the Board of Directors of Wireless, which is willful and deliberate or (3) the conviction of the Equityholder (after the exhaustion of all appeals) of a felony involving moral turpitude or the entry of a plea of nolo contendere for such a felony. However, "Cause" shall not include (i) any personal or policy disagreement between the Equityholder and Glenayre or Wireless or any member of the Board of Directors of Glenayre or Wireless, or (ii) any action taken by the Equityholder in connection with the Equityholder's duties if the Equityholder acted in good faith and in a manner the Equityholder reasonably believed to be in the best interest of Glenayre or Wireless and had no reasonable cause to believe the Equityholder's conduct was unlawful.

                  "Competition" means engagement in any part of the Business.

                  "Customer" means any Person to whom any products, processes, goods or services have heretofore been sold or licensed or offered for sale or license, or from whom purchases or licenses thereof have been solicited, at any time during the two years preceding the date of this Agreement, by Wireless.

                  "Effective Time" means the time when the Merger becomes effective as defined in the Acquisition Agreement.

                  "Employee" means any individual employed by Glenayre, Wireless or any affiliate of Glenayre at any time during the Restricted Period.

                  "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or other entity.

                  "Restricted Period" means the period beginning on the date hereof and ending on the second anniversary of the Effective Time.

                  "Restricted Territory" means California, Oregon, Washington, Nevada, Arizona, New Mexico, Wyoming, Texas, all other states in the continental United States of America west of the Mississippi River, all states in the continental United States of America east of the Mississippi River, the remainder of the United States of America and British Columbia, Canada, in which areas the parties acknowledge that Glenayre has been in business prior to the Closing.

         (b) The Equityholder agrees that during the Restricted Period he will not either directly or indirectly:

                  (1) engage in any Competition in any Restricted Territory; or

                  (2) be or become an employee, officer, director, shareholder, partner, agent or consultant of, or acquire or have any proprietary or other equity interest in either (i) any Business conducted by Motorola, NEC, Ericsson, Philips or Panasonic or (ii) any Person who engages in any Competition in any Restricted Territory; provided, that the Equityholder may own, directly or indirectly, solely as a passive investment, (a) securities issued by such Person if such securities are publicly traded and do not constitute more than 2% in the aggregate of the outstanding equity securities of such Person or (b) an interest in a fund (such as a venture capital fund) which owns shares of such a Person where the Equityholder has no management authority or direction over such fund.

Provided, however, that the restrictions of this Section 1(b) shall immediately terminate if the Equityholder's employment by Wireless is terminated by Glenayre or Wireless without Cause.

         (c) The Equityholder agrees that during the Restricted Period and in the Restricted Territory he will not, directly or indirectly through or on behalf of any other Person, solicit or enter into any transaction with any Customer for the purpose of any sale or license to such Customer of products, processes, goods or services the sale or license of which would constitute Competition. Provided, however, that the restrictions of this Section 1(c) shall immediately terminate if the Equityholder's employment by Wireless is terminated by Glenayre or Wireless without Cause.

         (d) The Equityholder agrees that during the Restricted Period he will not without Glenayre's consent (which consent shall be in Glenayre's sole discretion), directly or indirectly through or on behalf of any other Person, solicit or attempt to solicit any Employee to leave his or her employment with Glenayre, Wireless or any affiliate of Glenayre.

         (e) The Proprietary Information and Inventions Agreement attached hereto as Exhibit 1 is hereby incorporated herein as if fully set forth herein and shall for all purposes be deemed to be part of this Agreement.

         (f) The Equityholder acknowledges that, in view of the nature of the Business and the business objectives of Glenayre in entering into this Agreement and the Acquisition Agreement, the restrictions contained in this Section 1 are reasonably necessary to protect the legitimate business interests of Glenayre, and that any violation of such restrictions will result in irreparable injury to Glenayre for which damages will not be an adequate remedy. The Equityholder, therefore, acknowledges that, if he violates any such restrictions, Glenayre shall be entitled to preliminary and permanent injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.

         (g) If any of the provisions contained in this Section 1 shall for any reason be held to be overly broad as to duration, scope, activity or subject, any such provision shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

         (h) The rights and remedies of Glenayre hereunder are not exclusive of or limited by or in limitation of any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative.

         2. Severability. Should any provision of this Agreement or part thereof be held under any circumstances in any jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision or other part of such provision, or of such provision or part thereof under any other circumstances or in any other jurisdiction.

         3. Miscellaneous. The construction, validity and enforceability of this Agreement shall be governed by the laws of the State of California, without regard to its conflict of laws provisions. No failure or delay of Glenayre in enforcing any of its rights hereunder at any time shall constitute or evidence any waiver of such rights. This Agreement and the Acquisition Agreement constitute the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or conditions hereof. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         4. Effective Date. This Agreement shall not become effective unless and until the Effective Time (as defined in the Acquisition Agreement) occurs and then shall automatically become effective without any further action on the part of Glenayre or the Equityholder. This Agreement shall automatically terminate upon the termination of the Acquisition Agreement for any reason prior to the Effective Time.

         IN WITNESS WHEREOF, this Agreement has been duly executed by Glenayre and the Equityholder as of the day and year first above written.

                                   GLENAYRE TECHNOLOGIES, INC.


                                   By: __________________________
                                   Name: ________________________
                                   Title: _______________________

                                   ------------------------------
                                   Kenneth Cioffi